As filed with the Securities and Exchange Commission on June 2, 2023

Registration No. 333-272057

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

Amendment No 1. to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

_______________________

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

_______________________

Delaware	5700	38-3922937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor
New York, NY 10022
(212) 417-9800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Ellery W. Roberts
Chief Executive Officer
590 Madison Avenue, 21st Floor
New York, NY 10022
(212) 417-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Ross Carmel, Esq. Jeffrey Wofford, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 4th Floor New York, NY 10018 (212) 658-0458

_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 2, 2023

1847 HOLDINGS LLC

Up to 24,752,476 Units consisting of Common Shares or Pre-Funded Warrants to Purchase Common Shares and
Warrants to Purchase Common Shares

_______________________

We are offering up to 24,752,476 units consisting of one common share and one warrant to purchase one common share, based on an assumed public offering price of $0.404 per unit, the closing price of our common shares on May 31, 2023. Each warrant will be immediately exercisable for one common share at an exercise price of $0.404 per share (or equal 100% of the public offering price of each unit sold in this offering) and expire five years after the issuance date. We are also offering to each purchaser of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares immediately following the consummation of this offering the opportunity to purchase units consisting of one pre-funded warrant (in lieu of one common share) and one warrant. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of our outstanding common shares. Each pre-funded warrant will be exercisable for one common share. The purchase price of each unit including a pre-funded warrant will be equal to the price per unit including one common share, minus $0.01, and the exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each unit including a pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of units including a common share we are offering will be decreased on a one-for-one basis. The common shares and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying warrant as part of a unit, but the components of the units will immediately separate upon issuance. See “Description of Securities” for more information.

Our common shares are listed on NYSE American under the symbol “EFSH.” On May 31, 2023, the closing price of our common shares on NYSE American was $0.404. We do not intend to apply for the listing of the warrants or the pre-funded warrants on NYSE American or any other national securities exchange, and we do not expect a market to develop for the warrants or the pre-funded warrants.

There is no minimum number of units or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering by delivery versus payment/receipt versus payment upon receipt of investor funds. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below and to provide certain other compensation to the placement agent. See “Plan of Distribution” for more information regarding these arrangements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 17 of this prospectus.

	Per Unit(1)	Total
Public offering price	$0.404	$10,000,000
Placement agent fees(2)	$0.032	$800,000
Proceeds, before expenses, to us(3)	$0.372	$9,200,000

____________

(1)       Assuming all units consist of one common share and one warrant to purchase one common share and based on an assumed public offering price of $0.404 per unit, the closing price of our common shares on May 31, 2023.

(2)       The placement agent will receive compensation in addition to the placement agent fees. We have also agreed to issue to the placement agent, or its designees warrants to purchase up to a total number of common shares equal to 8% of the total number of underlying common shares sold in this offering at an exercise price equal to 110% of the public offering price of the units sold in this offering. See “Plan of Distribution” for a complete description of the compensation arrangements.

(3)       We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $310,000.

We expect to deliver the common shares and warrants, or pre-funded warrants and warrants, constituting the units against payment in New York, New York on or about           , 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is         , 2023

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

Neither we nor the placement agent has authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the placement agent are offering to sell our securities and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the placement agent has done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States. See the section of this prospectus entitled “Plan of Distribution” and “Material U.S. Federal Income Tax Considerations” for additional information on these restrictions.

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations. The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and the documents and reports incorporated by reference into this prospectus before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus and the historical financial statements and the notes thereto incorporated by reference into this prospectus. You should pay special attention to the information contained under the caption titled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the Securities and Exchange Commission, or the SEC, which are incorporated by reference into this prospectus, before deciding to buy our securities.

Our Company

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America.

On May 28, 2020, our subsidiary 1847 Asien Inc., or 1847 Asien, acquired Asien’s Appliance, Inc., a California corporation, or Asien’s. Asien’s has been in business since 1948 serving the North Bay area of Sonoma County, California. It provides a wide variety of appliance services, including sales, delivery/installation, in-home service and repair, extended warranties, and financing. Its main focus is delivering personal sales and exceptional service to its customers at competitive prices.

On September 30, 2020, our subsidiary 1847 Cabinet Inc., or 1847 Cabinet, acquired Kyle’s Custom Wood Shop, Inc., an Idaho corporation, or Kyle’s. Kyle’s is a leading custom cabinetry maker servicing contractors and homeowners since 1976 in Boise, Idaho and the surrounding area. Kyle’s focuses on designing, building, and installing custom cabinetry primarily for custom and semi-custom builders.

On March 30, 2021, our subsidiary 1847 Wolo Inc., or 1847 Wolo, acquired Wolo Mfg. Corp., a New York corporation, and Wolo Industrial Horn & Signal, Inc., a New York corporation (which we collectively refer to as Wolo). Headquartered in Deer Park, New York and founded in 1965, Wolo designs and sells horn and safety products (electric, air, truck, marine, motorcycle and industrial equipment), and offers vehicle emergency and safety warning lights for cars, trucks, industrial equipment and emergency vehicles.

On October 8, 2021, our subsidiary 1847 Cabinet acquired High Mountain Door & Trim Inc., a Nevada corporation, or High Mountain, and Sierra Homes, LLC d/b/a Innovative Cabinets & Design, a Nevada limited liability company, or Innovative Cabinets. Headquartered in Reno, Nevada and founded in 2014, High Mountain specializes in all aspects of finished carpentry products and services, including doors, door frames, base boards, crown molding, cabinetry, bathroom sinks and cabinets, bookcases, built-in closets, and fireplace mantles, among others, working primarily with large homebuilders of single-family homes and commercial and multi-family developers. Innovative Cabinets is headquartered in Reno, Nevada and was founded in 2008. It specializes in custom cabinetry and countertops for a client base consisting of single-family homeowners, builders of multi-family homes, as well as commercial clients.

On February 9, 2023, our subsidiary, 1847 ICU Holdings Inc., or 1847 ICU, acquired ICU Eyewear Holdings, Inc., a California corporation, and its subsidiary ICU Eyewear, Inc., a California corporation, which we collectively refer to as ICU Eyewear. Headquartered in Hollister, California and founded in 1956, ICU Eyewear specializes in the sale and distribution of reading eyewear and sunglasses, blue light blocking eyewear, sun readers, and other outdoor specialty sunglasses, as well as select health and personal care items, including face masks.

Through our structure, we offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to make and grow regular distributions to our common shareholders and increase common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We make these businesses our majority-owned subsidiaries and actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Our Manager

We have engaged 1847 Partners LLC, which we refer to as our manager, to manage our day-to-day operations and affairs, oversee the management and operations of our businesses and perform certain other services on our behalf, subject to the oversight of our board of directors. We believe that our manager’s expertise and experience is a critical factor in executing our strategy to make and grow quarterly distributions to our common shareholders and increase common shareholder value over time. Ellery W. Roberts, our Chief Executive Officer, is the sole manager of our manager and, as a result, our manager is an affiliate of Mr. Roberts.

At our inception, our manager engaged Ellery W. Roberts as our Chief Executive Officer. Mr. Roberts is also an employee of our manager and is seconded to our company, which means that he has been assigned by our manager to work for our company during the term of the management services agreement. Although Mr. Roberts is an employee of our manager, he reports directly to our board of directors.

We entered into a management services agreement with our manager on April 15, 2013, pursuant to which we are required to pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of our company’s adjusted net assets for services performed.

Our manager owns all of our allocation shares, which are a separate class of limited liability company interests. The allocation shares generally will entitle our manager to receive a 20% profit allocation upon the sale of a particular subsidiary, calculated based on whether the gains generated by such sale (in excess of a high-water mark) plus certain historical profits of the subsidiary exceed an annual hurdle rate of 8% (which rate is multiplied by the subsidiary’s average share of our consolidated net assets). Once such hurdle rate has been exceeded then the profit allocation becomes payable to our manager.

Our Market Opportunity

We acquire and manage small businesses, which we characterize as those that have an enterprise value of less than $50 million. We believe that the merger and acquisition market for small businesses is highly fragmented and provides significant opportunities to purchase businesses at attractive prices. For example, according to GF Data, in 2022 platform acquisitions with enterprise values greater than $50.0 million commanded valuation premiums 30% higher than platform acquisitions with enterprise values less than $50.0 million (8.6x to 9.3x trailing twelve month adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) versus 6.5x to 7.1x trailing twelve month adjusted EBITDA, respectively).

We believe that the following factors contribute to lower acquisition multiples for small businesses:

•        there are typically fewer potential acquirers for these businesses;

•        third-party financing generally is less available for these acquisitions;

•        sellers of these businesses may consider non-economic factors, such as continuing board membership or the effect of the sale on their employees; and

•        these businesses are generally less frequently sold pursuant to an auction process.

We believe that our management team’s strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities offers us substantial opportunities to purchase small businesses. See “Management” for more information about our management team.

We also believe that significant opportunities exist to improve the performance of the businesses upon their acquisition. In the past, our manager has acquired businesses that are often formerly owned by seasoned entrepreneurs or large corporate parents. In these cases, our manager has frequently found that there have been opportunities to further build upon the management teams of acquired businesses. In addition, our manager has frequently found that financial reporting and management information systems of acquired businesses may be improved, both of which can lead to substantial improvements in earnings and cash flow. Finally, because these businesses tend to be too small to have their own corporate development efforts, we believe opportunities exist to assist these businesses in meaningful ways as they pursue organic or external growth strategies that were often not pursued by their previous owners.

Our Strategy

Our long-term goals are to make and grow regular distributions to our common shareholders and to increase common shareholder value over the long term. We plan to continue focusing on acquiring businesses. Therefore, we intend to continue to identify, perform due diligence on, negotiate and consummate platform acquisitions of small businesses in attractive industry sectors.

Unlike buyers of small businesses that rely on significant leverage to consummate acquisitions, we plan to limit the use of third-party (i.e., external) acquisition leverage so that our debt will not exceed the market value of the assets we acquire and so that our debt to EBITDA ratio will not exceed 1.25x to 1 for our operating subsidiaries. We believe that limiting leverage in this manner will avoid the imposition on stringent lender controls on our operations that would otherwise potentially hamper the growth of our operating subsidiaries and otherwise harm our business even during times when we have positive operating cash flows. Additionally, in our experience, leverage rarely leads to “break-out” returns and often creates negative return outcomes that are not correlated with the profitability of the business.

Our Management Strategy

Our management strategy involves the identification, performance of due diligence, negotiation and consummation of acquisitions. After acquiring businesses, we attempt to grow the businesses both organically and through add-on or bolt-on acquisitions. Add-on or bolt-on acquisitions are acquisitions by a company of other companies in the same industry. Following the acquisition of companies, we seek to grow the earnings and cash flow of acquired companies and, in turn, grow regular distributions to our common shareholders and to increase common shareholder value over time. We believe we can increase the cash flows of our businesses by applying our intellectual capital to improve and grow our businesses.

We seek to acquire and manage small businesses. We believe that the merger and acquisition market for small businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices. We believe we will be able to acquire small businesses for multiples ranging from three to six times EBITDA. We also believe, and our manager has historically found, that significant opportunities exist to improve the performance of these businesses upon their acquisition.

In general, our manager oversees and supports the management team of our businesses by, among other things:

•        recruiting and retaining managers to operate our businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;

•        regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems;

•        assisting the management teams of our businesses in their analysis and pursuit of prudent organic growth strategies;

•        identifying and working with business management teams to execute on attractive external growth and acquisition opportunities;

•        identifying and executing operational improvements and integration opportunities that will lead to lower operating costs and operational optimization;

•        providing the management teams of our businesses the opportunity to leverage our experience and expertise to develop and implement business and operational strategies; and

•        forming strong subsidiary level boards of directors to supplement management teams in their development and implementation of strategic goals and objectives.

We also believe that our long-term perspective provides us with certain additional advantages, including the ability to:

•        recruit and develop management teams for our businesses that are familiar with the industries in which our businesses operate;

•        focus on developing and implementing business and operational strategies to build and sustain shareholder value over the long term;

•        create sector-specific businesses enabling us to take advantage of vertical and horizontal acquisition opportunities within a given sector;

•        achieve exposure in certain industries in order to create opportunities for future acquisitions; and

•        develop and maintain long-term collaborative relationships with customers and suppliers.

We intend to continually increase our intellectual capital as we operate our businesses and acquire new businesses and as our manager identifies and recruits qualified operating partners and managers for our businesses.

Our Acquisition Strategy

Our acquisition strategies involve the acquisition of small businesses in various industries that we expect will produce positive and stable earnings and cash flow, as well as achieve attractive returns on our invested capital. In this respect, we expect to make acquisitions in industries wherein we believe an acquisition presents an attractive opportunity from the perspective of both (i) return on assets or equity and (ii) an easily identifiable path for growing the acquired businesses. We believe that attractive opportunities will increasingly present themselves as private sector owners seek to monetize their interests in longstanding and privately held businesses and large corporate parents seek to dispose of their “non-core” operations.

We believe that the greatest opportunities for generating consistently positive annual returns and, ultimately, residual returns on capital invested in acquisitions will result from targeting capital light businesses operating in niche geographical markets with a clearly identifiable competitive advantage within the following industries: business services, consumer services, consumer products, consumable industrial products, industrial services, niche light manufacturing, distribution, alternative/specialty finance and in select cases, specialty retail. While we believe that the professional experience of our management team within the industries identified above will offer the greatest number of acquisition opportunities, we will not eschew opportunities if a business enjoys an inarguable moat around its products and services in an industry which our management team may have less familiarity.

From a financial perspective, we expect to make acquisitions of small businesses that are stable, have minimal bad debt, and strong accounts receivable. In addition, we expect to acquire companies that have been able to generate positive pro forma cash available for distribution for a minimum of three years prior to acquisition. Our previous acquisitions met these acquisition criteria.

We benefit from our manager’s ability to identify diverse acquisition opportunities in a variety of industries. In addition, we rely upon our management teams’ experience and expertise in researching and valuing prospective target businesses, as well as negotiating the ultimate acquisition of such target businesses. In particular, because there may be a lack of information available about these target businesses, which may make it more difficult to understand or appropriately value such target businesses, our manager will:

•        engage in a substantial level of internal and third-party due diligence;

•        critically evaluate the management team;

•        identify and assess any financial and operational strengths and weaknesses of any target business;

•        analyze comparable businesses to assess financial and operational performances relative to industry competitors;

•        actively research and evaluate information on the relevant industry; and

•        thoroughly negotiate appropriate terms and conditions of any acquisition.

The process of acquiring new businesses is time-consuming and complex. Our manager has historically taken from 2 to 24 months to perform due diligence on, negotiate and close acquisitions. Although we expect our manager to be at various stages of evaluating several transactions at any given time, there may be significant periods of time during which it does not recommend any new acquisitions to us.

Upon an acquisition of a new business, we rely on our manager’s experience and expertise to work efficiently and effectively with the management of the new business to jointly develop and execute a business plan.

While primarily seek to acquire controlling interests in a business, we may also acquire non-control or minority equity positions in businesses where we believe it is consistent with our long-term strategy.

As discussed in more detail below, we intend to raise capital for additional acquisitions primarily through debt financing, primarily at our operating company level, additional equity offerings by our company, the sale of all or a part of our businesses or by undertaking a combination of any of the above.

Our primary corporate purpose is to own, operate and grow our operating businesses. However, in addition to acquiring businesses, we expect to sell businesses that we own from time to time. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame. We may also decide to own and operate some or all of our businesses in perpetuity if our board believes that it makes sense to do so. Upon the sale of a business, we may use the resulting proceeds to retire debt or retain proceeds for future acquisitions or general corporate purposes. Generally, we do not expect to make special distributions at the time of a sale of one of our businesses; instead, we expect that we will seek to gradually increase regular common shareholder distributions over time.

Summary of Our Businesses

Retail and Appliances

Our retail and appliances business is operated by Asien’s. This business segment accounted for approximately 21.8% and 41.6% of our total revenues for the years ended December 31, 2022 and 2021, respectively, and for approximately 15.8% and 20.9% of our total revenues for the three months ended March 31, 2023 and 2022, respectively.

Since 1948, we have been providing a wide variety of appliance services, including sales, delivery/installation, in-home service and repair, extended warranties, and financing in the North Bay area of Sonoma County, California. Our main focus is delivering personal sales and exceptional service to our customers at competitive prices.

We operate one of the area’s oldest appliance stores and are well known and highly respected throughout the North Bay area. We have strong, established relationships with customers and contractors in the community. We provide products and services to a diverse group of customers, including homeowners, builders, and designers. As a member of BrandSource, a buying group that offers vendor programs, factory direct deals, marketing support, opportunity buys, close-outs, consumer rebates, finance offers, and similar benefits, we offer a full line of top brands from U.S. and international manufacturers.

Our retail and appliances segment generated revenues of $10,671,129 and $12,741,063 for the years ended December 31, 2022 and 2021, respectively, and $2,437,935 and $2,520,784 for the three months ended March 31, 2023 and 2022, respectively.

Custom Carpentry

Our custom carpentry business is operated through our subsidiaries Kyle’s, High Mountain and Innovative Cabinets. This business segment accounted for approximately 64.9% and 39.8% of our total revenues for the years ended December 31, 2022 and 2021, respectively, and for approximately 57.9% and 65.5% of our total revenues for the three months ended March 31, 2023 and 2022, respectively.

We specialize in all aspects of finished carpentry products and services, including doors, door frames, base boards, crown molding, cabinetry, bathroom sinks and cabinets, bookcases, built-in closets, and fireplace mantles, among others. We also install windows and kitchen countertops. We primarily service large homebuilders and homeowners of single-family homes and commercial and multi-family developers in the greater Reno-Sparks-Fernley metro area in Nevada and in the Boise, Idaho area.

Our custom carpentry segment generated revenues of $31,768,907 and $12,203,890 for the years ended December 31, 2022 and 2021, respectively, and $8,912,725 and $7,911,103 for the three months ended March 31, 2023 and 2022, respectively.

Automotive Supplies

Our automotive supplies business is operated by Wolo. This business segment accounted for approximately 13.3% and 18.6% of our total revenues for the years ended December 31, 2022 and 2021, respectively, and for approximately 8.2% and 13.6% of our total revenues for the three months ended March 31, 2023 and 2022, respectively.

Our automotive supplies business is headquartered in Deer Park, New York and was founded in 1965. We design and sell horn and safety products (electric, air, truck, marine, motorcycle and industrial equipment), and offer vehicle emergency and safety warning lights for cars, trucks, industrial equipment and emergency vehicles. Focused on the automotive and industrial after-market, we sell our products to big-box national retail chains, through specialty and industrial distributors, as well as on-line/mail order retailers and original equipment manufacturers, or OEMs.

Our automotive supplies segment generated revenues of $6,489,088 and $5,716,031 for the years ended December 31, 2022 and 2021, respectively, and $1,260,166 and $1,641,991 for the three months ended March 31, 2023 and 2022, respectively.

Eyewear Products

Our eyewear products business is operated by ICU Eyewear. This segment, which we acquired in the first quarter of 2023, accounted for approximately 18.1% of our total revenues for the three months ended March 31, 2023.

ICU Eyewear, which was founded in 1956 and is headquartered in Hollister, California, is a leading designer of over-the-counter, or OTC, non-prescription reading glasses, sunglasses, blue light blocking eyewear, sun readers and outdoor specialty sunglasses, as well as select health and personal care items, such as surgical face masks. We sell our products to big-box national retail chains, through various distributors, as well as online direct to consumer sales. We believe that we are the only OTC eyewear supplier in the U.S. to have meaningful penetration in all significant retail channels including grocery, specialty, office supply, pharmacy, and outdoor sports stores.

ICU Eyewear generated revenues of $20,446,381 and $22,032,654 for the years ended December 31, 2022 and 2021, respectively, and $2,792,712 for the period from February 9, 2023 (date of acquisition) to March 31, 2023.

Our Structure

Our company is a Delaware limited liability company that was formed on January 22, 2013. Your rights as a holder of common shares, and the fiduciary duties of our board of directors and executive officers, and any limitations relating thereto, are set forth in the operating agreement governing our company and differ from those applying to a Delaware corporation. See “Description of Securities” for more information about the operating agreement. However, subject to certain exceptions, the documents governing our company specify that the duties of our directors and officers will be generally consistent with the duties of directors and officers of a Delaware corporation.

Our company is classified as a partnership for U.S. federal income tax purposes. Under the partnership income tax provisions, our company is not expected to incur any U.S. federal income tax liability; rather, each of our shareholders will be required to take into account his or her allocable share of company income, gain, loss, deduction and credit. As a holder of our shares, you may not receive cash distributions sufficient in amount to cover taxes in respect of your allocable share of our net taxable income. We will file a partnership return with the Internal Revenue Service, or IRS, and will issue you with tax information, including a Schedule K-1, setting forth your allocable share of our income, gain, loss, deduction, credit and other items. The U.S. federal income tax rules that apply to partnerships are complex, and complying with the reporting requirements may require significant time and expense. See “Material U.S. Federal Income Tax Considerations” for more information.

We currently have four classes of limited liability company interests — the common shares, the series A senior convertible preferred shares, the series B senior convertible preferred shares and the allocation shares. All of our allocation shares have been and will continue to be held by our manager. See “Description of Securities” for more information about our shares.

Our Competitive Advantages

We believe that our manager’s collective investment experience and approach to executing our investment strategy provide us with several competitive advantages. These competitive advantages, certain of which are discussed below, have enabled our management to generate very attractive risk-adjusted returns for investors in their predecessor firms.

Robust Network.    Through their activities with their predecessor firms and their comprehensive marketing capabilities, we believe that the management team of our manager has established a “top of mind” position among investment bankers and business brokers targeting small businesses. By employing an institutionalized, multi-platform marketing strategy, we believe our manager has established a robust national network of personal relationships with intermediaries, seasoned operating executives, entrepreneurs and managers, thereby firmly establishing our presence and credibility in the small business market. In contrast to many other buyers of and investors in small businesses, we believe that we can buy businesses at value-oriented multiples and through our asset management activities with a group of professional, experienced and talented operating partners, create appreciable value. We believe our experience, track record and consistent execution of our marketing and investment activities will allow us to maintain a leadership position as the preferred partner for today’s small business market.

Disciplined Deal Sourcing.    We employ an institutionalized, multi-platform approach to sourcing new acquisition opportunities. Our deal sourcing efforts include leveraging relationships with more than 3,000 qualified deal sources through regular calling, mail and e-mail campaigns, assignment of regional marketing responsibilities, in-person visits and high-profile sponsorship of important conferences and industry events. We supplement these activities by retaining selected intermediary firms to conduct targeted searches for opportunities in specific categories on an opportunistic basis. As a result of the significant time and effort spent on these activities, we believe we established close relationships and unique “top of mind” awareness with many of the most productive intermediary sources for small business acquisition opportunities in the United States. While reinforcing our market leadership, this capability enables us to generate a large number of attractive acquisition opportunities.

Differentiated Acquisition Capabilities in the Small Business Market.    We deploy a differentiated approach to acquiring businesses in the small business market. Our management concentrates their efforts on mature companies with sustainable value propositions, which can be supported by our resources and institutional expertise. Our evaluation of acquisition opportunities typically involves significant input from a seasoned operating partner with relevant experience, which we believe enhances both our diligence and ongoing monitoring capabilities. In addition, we approach every acquisition opportunity with creative structures, which we believe enables us to engineer mutually attractive scenarios for sellers, whereas competing buyers may be limited by their rigid structural requirements. We believe our commitment to conservative capital structures and valuation will enhance each acquired operating subsidiary’s ability to deliver consistent levels of cash available for distribution, while additionally supporting reinvestment for growth.

Value Proposition for Business Owners.    We employ a creative, flexible approach by tailoring each acquisition structure to meet the specific liquidity needs and certain qualitative objectives of the target’s owners and management team. In addition to serving as an exit pathway for sellers, we seek to align our interests with the sellers by enabling them to retain and/or earn (through incentive compensation) a substantial economic interest in their businesses following the acquisition and by typically allowing the incumbent management team to retain operating control of the acquired operating subsidiary on a day-to-day basis. We believe that our company is an appealing buyer for small business owners and managers due to our track record of capitalizing portfolio companies conservatively, enhancing our ability to execute on its strategic initiatives and adding equity value. As a result, we believe business owners and managers will find our company to be a dynamic, value-added buyer that brings considerable resources to achieve their strategic, capital and operating needs, resulting in substantial value creation for the operating subsidiary.

Operating Partner.    Our manager has consistently worked with a strong network of seasoned operating partners — former entrepreneurs and executives with extensive experience building, managing and optimizing successful small businesses across a range of industries. We believe that our operating partner model will enable us to make a significant improvement in the operating subsidiary, as compared to other buyers, such as traditional private equity firms, which rely principally upon investment professionals to make acquisition/investment and monitoring decisions regarding not only the business, financial and legal due diligence aspects of a business but also the more operational aspects including industry dynamics, management strength and strategic growth initiatives. We typically engage an operating partner soon after identifying a target business for acquisition, enhancing our acquisition judgment and building the acquisition team’s relationship with the subsidiary’s management team. Operating partners usually serve as a member of the board of directors of an operating subsidiary and spend two to four days per month working with the subsidiary’s management team. We leverage the operating partner’s extensive experience to build the management team, improve operations and assist with strategic growth initiatives, resulting in value creation.

Small Business Market Experience.    We believe the history and experience of our manager’s partnering with companies in the small business market allows us to identify highly attractive acquisition opportunities and add significant value to our operating subsidiaries. Our manager’s investment experience in the small business market prior to forming our company has further contributed to our institutional expertise in the acquisition, strategic and operational decisions critical to the long-term success of small businesses. Since 2000, the management team of our manager has collectively been presented with several thousand investment opportunities and actively worked with more than 30 small businesses on all facets of their strategy, development and operations, which we have successfully translated into unique, institutionalized capabilities directed towards creating value in small businesses.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to Our Business and Structure

•        The impact of geopolitical conflicts may adversely affect our business and results of operations.

•        Our auditors have issued a going concern opinion on our audited financial statements.

•        We may not be able to effectively integrate the businesses that we acquire.

•        We may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business.

•        We may not be able to successfully fund acquisitions due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy.

•        If we are unable to generate sufficient cash flow from the anticipated dividends and interest payments that we expect to receive from our businesses, we may not be able to make distributions to our shareholders.

Risks Related to Our Retail and Appliances Business

•        If we fail to acquire new customers or retain existing customers, or fail to do so in a cost-effective manner, we may not be able to achieve profitability.

•        Our business depends on our ability to build and maintain strong brands.

•        Our efforts to expand our business into new brands, products, services, technologies, and geographic regions will subject us to additional business, legal, financial, and competitive risks and may not be successful.

•        Our business is highly competitive.

•        We may be subject to product liability and other similar claims if people or property are harmed by the products we sell.

•        Risks associated with the suppliers from whom our products are sourced, including supply chain delays and cost increases, could materially adversely affect our financial performance as well as our reputation and brand.

Risks Related to Our Custom Carpentry Business

•        The loss of any of our key customers could have a materially adverse effect on our results of operations.

•        Our business primarily relies on U.S. home improvement, repair and remodel and new home construction activity levels, all of which are impacted by risks associated with fluctuations in the housing market.

•        Increases in interest rates and the reduced availability of financing for home improvements may cause our sales and profitability to decrease.

•        The nature of our custom carpentry business exposes us to product liability, workmanship warranty, casualty, negligence, construction defect, breach of contract and other claims and legal proceedings.

•        We have historically depended on a limited number of third parties to supply key finished goods and raw materials to us.

Risks Related to Our Automotive Supply Business

•        If we fail to offer a broad selection of products at competitive prices or fail to maintain sufficient inventory to meet customer demands, our revenue could decline.

•        We are highly dependent upon key suppliers and an interruption in such relationships or our ability to obtain products from such suppliers could adversely affect our business and results of operations.

•        We are dependent upon relationships with manufacturers in Taiwan and China, which exposes us to complex regulatory regimes and logistical challenges.

•        If our fulfillment operations are interrupted for any significant period of time or are not sufficient to accommodate increased demand, our sales could decline and our reputation could be harmed.

•        We face exposure to product liability lawsuits.

•        Business interruptions in our facilities may affect the distribution of our products and/or the stability of our computer systems, which may affect our business.

Risks Related to Our Eyewear Products Business

•        If we are unable to successfully introduce new products, develop our brands, and maintain a broad selection of products at competitive prices or fail to maintain sufficient inventory to meet customer demands, our revenue could decline.

•        Our business depends on our ability to build and maintain strong brands.

•        The loss of any of our key customers could have a materially adverse effect on our results of operations.

•        We are dependent upon relationships with manufacturers, including many located in Taiwan and China, which exposes us to complex regulatory regimes and logistical challenges.

•        We are highly dependent upon key suppliers and an interruption in such relationships or our ability to obtain products from such suppliers could adversely affect our business and the results of operations.

•        Our business is highly competitive.

Risks Related to Our Relationship with Our Manager

•        Termination of the management services agreement will not affect our manager’s rights to receive profit allocations and removal of our manager may cause us to incur significant fees.

•        Our manager and the members of our management team may engage in activities that compete with us or our businesses.

•        The management fee and profit allocation to be paid to our manager may significantly reduce the amount of cash available for distributions to shareholders and for operations.

•        Our manager’s influence on conducting our business and operations, including acquisitions, gives it the ability to increase its fees and compensation to our Chief Executive Officer, which may reduce the amount of cash available for distributions to our shareholders.

Risks Related to This Offering and Ownership of Our Common Shares

•        We may not be able to maintain a listing of our common shares on NYSE American.

•        The market price, trading volume and marketability of our common shares may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your common shares, the marketability of your common shares and our ability to raise capital through future equity financings.

•        Our series A senior convertible preferred shares and series B senior convertible preferred shares are senior to our common shares as to distributions and in liquidation, which could limit our ability to make distributions to our common shareholders.

•        We may issue additional debt and equity securities, which are senior to our common shares as to distributions and in liquidation, which could materially adversely affect the market price of our common shares.

Recent Developments

On May 15, 2023, we entered into amendments to the securities purchase agreements relating to our series A senior convertible preferred shares and series B senior convertible preferred shares, pursuant to which the securities purchase agreements were amended to include a provision requiring the exercise of warrants issued pursuant to such securities purchase agreements for the issuance of a number of common shares equal to the quotient of (i) eighty percent (80%) of the Black Scholes Value of the warrants divided by (ii) the applicable exercise price of the warrants. On May 17, 2023, we issued an aggregate of 1,006,713 common shares upon the exercise of warrants to purchase an aggregate of 2,486,978 common shares.

Corporate Information

Our principal executive offices are located at 590 Madison Avenue, 21st Floor, New York, NY 10022 and our telephone number is 212-417-9800. We maintain a website at www.1847holdings.com. Asien’s maintains a website at www.asiensappliance.com, Kyle’s maintains a website at www.kylescabinets.com, Wolo maintains a website at www.wolo-mfg.com, Innovative Cabinets maintains a website at www.innovativecabinetsanddesign.com and ICU Eyewear maintains a website at icueyewear.com. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

The Offering

Securities being offered:

Up to 24,752,476 units on a best efforts basis, with each unit consisting of one common share and one warrant to purchase one common share, based on an assumed public offering price of $0.404 per unit, the closing price of our common shares on May 31, 2023. The actual public offering price will be determined between the placement agent and us based on market conditions at the time of pricing and the actual number of units we will offer will be determined based on the actual public offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering to each purchaser, with respect to the purchase of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase one pre-funded warrant in lieu of one common share. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price per pre-funded warrant will be equal to the price per common shares, minus $0.01, and the exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the pre-funded warrants are exercised in full.

The units will not be certificated or issued in stand-alone form. The common shares and/or pre-funded warrants and the warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.

Warrants:

Each warrant will have an exercise price of $0.404 per share (or equal 100% of the public offering price of each unit sold in this offering), will be exercisable immediately upon issuance and will expire five years from issuance. Each warrant is exercisable for one common share, subject to adjustment in the event of share dividends, share splits, share combinations, reclassifications, reorganizations or similar events affecting our common shares as described herein. The terms of the warrants will be governed by a warrant agency agreement, dated as of the closing date of this offering, that we expect to enter into between us and VStock Transfer, LLC. This prospectus also relates to the offering of the common shares issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities” beginning on page 85.

Best efforts offering:

We have agreed to offer and sell the securities offered hereby to the purchasers through a placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best-efforts to solicit offers to purchase the securities offered by and under this prospectus. See “Plan of Distribution” section beginning on page 108 for more information.

Placement agent warrants:

We have agreed to issue to the placement agent (or its permitted assignees) non-redeemable warrants to purchase up to a total number of common shares equal to 8% of the total number of common shares (or pre-funded warrants) and warrants sold in this offering at an exercise price equal to 110% of the public offering price of the units sold in this offering (subject to adjustments). The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities.

The warrants will provide for “cashless” exercise, registration rights (including two demand registration rights (with one demand registration right at our expense, and the second demand registration right at the warrant holders’ expense, and complimented by unlimited piggyback rights) and customary anti-dilution provisions (for share dividends, shares splits, recapitalizations, reorganization, mergers and similar events). The registration statement of which this prospectus forms a part also registers the placement agent warrants and the common shares issuable upon exercise of the placement agent warrants. See the “Plan of Distribution” section beginning on page 108 for more information.

Common shares to be outstanding after this offering:(1)	31,517,907 common shares if the maximum number of units being offered are sold (excluding common shares issuable upon exercise of the warrants and pre-funded warrants).
Use of proceeds:

We estimate that we will receive net proceeds of approximately $8.9 million if the maximum number of units being offered are sold, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which could include future acquisitions, capital expenditures and working capital. See “Use of Proceeds” on page 67 for more information.

Dividend policy:

We plan to make regular quarterly distributions on our outstanding common shares in an amount that is equal to $0.13125 (or $0.525 per annum), subject to our operating subsidiaries generating sufficient cash flow to support such regular cash distributions.

Our distribution policy will be based on the liquidity and capital of our businesses and on our intention to pay out as distributions to our shareholders most of the cash resulting from the ordinary operation of the businesses, and not to retain significant cash balances in excess of what is prudent for our company or our businesses, or as may be prudent for the consummation of attractive acquisition opportunities. If our strategy is successful, we expect to maintain and increase the level of quarterly distributions to common shareholders in the future.

The declaration and payment of any quarterly distribution to our common shareholders will be subject to the approval of our board of directors. Our board of directors will take into account such matters as general business conditions, our financial condition, results of operations, capital requirements and any contractual, legal and regulatory restrictions on the payment of distributions by us to our shareholders or by our subsidiaries to us, and any other factors that the board of directors deems relevant. However, even if our board of directors were to decide to declare and pay distributions, our ability to pay such distributions may be adversely impacted due to unknown liabilities, government regulations, financial covenants of our debt, funds needed for acquisitions and to satisfy short- and long-term working capital needs of our businesses, or if our operating subsidiaries do not generate sufficient earnings and cash flow to support the payment of such distributions. In particular, we may incur debt in the future to acquire new businesses, which debt will have substantial debt commitments, which must be satisfied before we can make distributions. These factors could affect our ability to continue to make quarterly distributions to our common shareholders.

Risk factors:

Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 17.

Lock-up:

We, all of our directors and officers, and the holders of 5% or more of our outstanding common shares, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our common shares or other securities convertible into or exercisable or exchangeable for our common shares for a period of three (3) months after this offering is completed without the prior written consent of the placement agent. See “Plan of Distribution” beginning on page 108 for more information.

Trading market and symbol:

Our common shares are listed on NYSE American under the symbol “EFSH.” We do not intend to apply for the listing of the warrants or the pre-funded warrants on NYSE American or any other national securities exchange, and we do not expect a market to develop for the warrants or the pre-funded warrants.

Transfer agent and warrant agent:	The transfer agent and registrar for our common shares is VStock Transfer, LLC. VStock Transfer, LLC is also acting as the warrant agent for the pre-funded warrants and the warrants.

____________

(1)      The number of common shares outstanding immediately following this offering is based on 6,765,431 common shares outstanding as of June 1, 2023 and excludes:

•        455,414 common shares issuable upon the conversion of our outstanding series A senior convertible preferred shares;

•        759,798 common shares issuable upon the conversion of our outstanding series B senior convertible preferred shares;

•        2,083,838 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.34 per share;

•        common shares issuable upon the conversion of secured convertible promissory notes in the aggregate principal amount of $24,860,000, which are convertible into our common shares at a conversion price of $0.5948 (subject to adjustment);

•        common shares issuable upon the conversion of promissory notes in the aggregate principal amount of $4,039,575, which are convertible into our common shares only upon an event of default under the promissory notes at a conversion price equal to the lower of $0.5948 and 80% of the lowest volume weighted average price of our common shares on any trading day during the 5 trading days prior to the conversion date;

•        common shares issuable upon the exchange of 6% subordinated convertible promissory notes in the principal amount of $2,520,345, which are exchangeable for our common shares at an exchange price equal to the higher of $10.00 or the 30-day volume weighted average price of our common shares;

•        2,000,000 common shares that are reserved for issuance under our 2023 Equity Incentive Plan; and

•        common shares issuable upon the exercise of the placement agent warrants issued in connection with this offering.

Summary Consolidated Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes incorporated by reference into this prospectus.

Our summary consolidated financial data as of December 31, 2022 and 2021 and for the years then ended are derived from our audited consolidated financial statements incorporated by reference into this prospectus. We derived our summary consolidated financial data as of March 31, 2023 and for the three months ended March 31, 2023 and 2022 from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus.

All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial information is only a summary and should be read in conjunction with our historical financial statements and related notes. Our financial statements fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Three Months Ended March 31,		Years Ended December 31,
	2023	2022	2022	2021
	(unaudited)	(unaudited)
Statements of Operations Data
Total revenues	$15,403,538	$12,073,878	$48,929,124	$30,660,984
Total operating expenses	15,481,371	12,004,408	54,668,632	31,764,883
Income (loss) from operations	(77,833)	69,470	(5,739,508)	(1,103,899)
Total other income (expense)	855,314	(873,678)	(6,739,405)	(2,399,119)
Net income (loss) from continuing operations before income taxes	777,481	(804,208)	(12,478,913)	(3,503,018)
Income tax benefit (expense) from continuing operations	270,000	(123,000)	1,677,000	(218,139)
Net income (loss) from continuing operations	1,047,481	(927,208)	(10,801,913)	(3,721,157)
Net income from discontinued operations	—	—	—	240,405
Net income (loss)	$1,047,481	$(927,208)	$(10,801,913)	$(3,480,752)
Net loss attributable to non-controlling interests from continuing operations	(65,053)	(54,178)	(642,313)	(284,372)
Net income attributable to non-controlling interests from discontinued operations	—	—	—	108,182
Net income (loss) attributable to 1847 Holdings	$1,112,534	$(873,030)	$(10,159,600)	$(3,304,562)
Net income (loss) from continuing operations attributable to 1847 Holdings	1,112,534	$(873,030)	(10,159,600)	(3,436,785)
Net income from discontinued operations attributable to 1847 Holdings	—	—	—	132,223
Net loss attributable to 1847 Holdings	$1,112,534	$(873,030)	$(10,159,600)	$(3,304,562)
Preferred share dividends	(162,865)	(135,215)	(899,199)	(984,176)
Deemed dividends	(1,835,000)	—	(9,012,730)	(1,527,086)
Net loss attributable to common shareholders	$(885,331)	$(1,008,245)	$(20,071,529)	$(5,815,824)
Loss per share from continuing operations – basic	$(0.20)	$(0.21)	$(8.36)	$(5.01)
Loss per share from continuing operations – diluted	$(0.20)	$(0.21)	$(8.36)	$(2.13)

EBITDA	$3,168,805	$613,906	$(5,847,061)	$(1,057,094)
Adjusted EBITDA	$1,127,776	$1,075,174	$(1,725,063)	$1,348,488

	As of March 31, 2023	As of December 31, 2022	As of December 31, 2021
	(unaudited)
Balance Sheet Data
Cash and cash equivalents	$2,297,927	$1,079,355	$1,383,533
Total current assets	24,551,253	11,225,701	11,136,774
Total assets	59,043,039	45,484,699	47,006,547
Total current liabilities	25,787,172	14,161,291	12,432,466
Total liabilities	53,755,559	42,594,865	45,449,472
Total mezzanine equity	—	—	1,655,404
Total shareholders’ equity (deficit)	5,287,480	2,601,335	(1,029,141)
Total liabilities, mezzanine equity and shareholders’ equity (deficit)	59,043,039	45,484,699	$47,006,547

Reconciliation of Non-GAAP Financial Measures

In this prospectus, we have disclosed certain “non-GAAP” financial measures, including EBITDA and adjusted EBITDA. A non-GAAP financial measure is a numerical measure of historical or future performance, financial position or cash flow that excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements, and vice versa for measures that include amounts, or are subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure as calculated and presented. Non-GAAP financial measures are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not meant to be a substitute for GAAP, and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.

EBITDA, or earnings before interest, income taxes, depreciation and amortization, is calculated as net income (loss) before interest expense, income tax expense (benefit), depreciation expense and amortization expense.

Adjusted EBITDA is calculated utilizing the same calculation as described above in arriving at EBITDA further adjusted by: (i) other income and expenses; (ii) acquisition costs, which consist of transaction costs (legal, accounting, due diligence and the like) incurred in connection with the acquisition of a business expensed during the period; (iii) management fees, which reflect fees due quarterly to our manager in connection with our management services agreement; (iv) allocations of corporate overhead (including executive compensation) or other administrative costs that arise from the ownership of our operating subsidiaries (once acquired) by our acquisition subsidiary or by us as the ultimate holding company, including allocations of supervisory, centralized or other parent level expense items; (v) one-time extraordinary expenses or losses; (vi) impairment charges, which reflect write downs to goodwill or other intangible assets; (vii) gains or losses recorded in connection with the sale of fixed assets; and (vii) gains or losses recognized upon the sale of a business.

To provide investors with additional information about our financial results, we disclose within this prospectus EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. These metrics are derived exclusively from our financial statements. We have provided below a reconciliation between EBITDA and Adjusted EBITDA and net income (loss). Net income (loss) is the most directly comparable financial measure prepared in accordance with GAAP.

We have included EBITDA and Adjusted EBITDA in this prospectus because we believe it enhances investors’ understanding of our operating results. EBITDA and Adjusted EBITDA is provided because management believes it is an important measure of financial performance commonly used to determine the value of companies, to define standards for borrowing from institutional lenders and because it is the primary measure used by management to evaluate our performance.

Some limitations of EBITDA and Adjusted EBITDA are:

•        EBITDA and Adjusted EBITDA do not reflect the interest expense of, or the cash requirements necessary to, service interest or principal payments on our debts;

•        EBITDA and Adjusted EBITDA do not reflect income tax payments that may represent a reduction in cash available to us;

•        although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future; and

•        other companies may calculate EBITDA or Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure.

The following table presents a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated:

	Three Months Ended March 31,		Years Ended December 31,
	2023	2022	2022	2021
Net income (loss)	$1,047,481	$(927,208)	$(10,801,913)	$(3,480,752)
Interest expense	1,817,715	906,743	4,594,740	1,296,537
Income tax (benefit) expense	(270,000)	123,000	(1,677,000)	218,139
Depreciation and amortization	573,609	511,371	2,037,112	908,982
EBITDA	3,168,805	613,906	(5,847,061)	(1,057,094)
Other (income) expense	(33,168)	(318)	11,450	(876)
Gain on forgiveness of debt	—	—	—	(360,302)
Gain on disposal of property and equipment	—	(32,747)	(65,417)	(10,885)
Gain on disposition of subsidiary	—	—	—	(3,282,804)
Gain on bargain purchase	(2,639,861)	—	—	—
Loss on extinguishment of debt	—	—	2,039,815	137,692
Loss on redemption of preferred shares	—	—	—	4,017,553
Loss on write-down of contingent note payable	—	—	158,817	602,204
1847 operations team*	357,000	219,333	877,333	428,000
Management fees*	275,000	275,000	1,100,000	875,000
Adjusted EBITDA	$1,127,776	$1,075,174	$(1,725,063)	$1,348,488

____________

*        We have elected to include these items as we believe that a prospective purchaser considering a purchase of our company would also add back these items when assessing the value of our company. We believe that the addition of these items is reflective of how a potential purchaser of our company would assess our operating cashflow.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Structure

The impact of geopolitical conflicts may adversely affect our business and results of operations.

We acquire inventory in regions outside the United States, including Asia. As a result, our operations are affected by economic, political and other conditions in the foreign countries in which we do business as well as U.S. laws regulating international trade. Specifically, instability in the geopolitical environment in many parts of the world (including as a result of the on-going Russia and Ukraine war, and increasingly tense China-Taiwan relations) and other disruptions may continue to put pressure on global economic conditions. Notably, approximately 90% of Wolo’s vendor base is located in China and supply chain issues have escalated shipping costs by over 400% from 2020. In addition, all of ICU Eyewear’s manufacturing is outsourced to contract manufacturers, including many located in China and Taiwan. Asien’s has also experienced ongoing supply chain delays and cost increases with appliance manufacturers. Our inability to respond to and manage the potential impact of such events effectively could have a material adverse effect on our business, financial condition, and results of operations.

In addition, countries across the globe are instituting sanctions and other penalties against Russia and are becoming more wary of China. While we do not have operations in, and do not obtain product from, Russia or Ukraine, the retaliatory measures that have been taken, and could be taken in the future, by the U.S., NATO, and other countries have created global security concerns that could result in broader European military and political conflicts and otherwise have a substantial impact on regional and global economies, any or all of which could adversely affect our business.

While the broader consequences are uncertain at this time, the continuation and/or escalation of the Russian and Ukraine conflict, along with any expansion of the conflict to surrounding areas, create a number of risks that could adversely impact our business, including:

•        increased inflation and significant volatility in commodity prices;

•        disruptions to our technology infrastructure, including through cyberattacks, ransom attacks or cyber-intrusion;

•        adverse changes in international trade policies and relations;

•        our ability to maintain or increase our prices, including freight in response to rising fuel costs;

•        disruptions in global supply chains;

•        increased exposure to foreign currency fluctuations; and

•        constraints, volatility or disruption in the credit and capital markets.

Our auditors have issued a going concern opinion on our audited financial statements.

Although our audited financial statements for the year ended December 31, 2022 were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2022 contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. We have generated losses since inception and have relied on cash on hand, sales of securities, external bank lines of credit, and issuance of third-party and related party debt to support cashflow from operations. For the year ended December 31, 2022, we incurred a net loss of $10,801,913 (before deducting losses attributable to non-controlling interests) and cash flows used in operations of $4,131,477. For the three months ended March 31, 2023, we incurred a net income of $1,047,481 (before deducting losses attributable to non-controlling interests) and cash flows used in operations of $1,851,766; however such operating income included a one-time gain on bargain purchase of $2,639,861.

Notwithstanding the foregoing, management believes, based on our operating plan, that current working capital and current and expected additional financing is sufficient to fund operations and satisfy our obligations as they come due for at least one year from the financial statement issuance date. However, we do believe additional funds are required to execute our business plan and our strategy of acquiring additional businesses. The funds required to execute our business plan will depend on the size, capital structure and purchase price consideration that the seller of a target business deems acceptable in a given transaction. The amount of funds needed to execute our business plan also depends on what portion of the purchase price of a target business the seller of that business is willing to take in the form of seller notes or our equity or equity in one of our subsidiaries.

Although we do not believe that we will require additional cash to continue our operations over the next twelve months, there are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay obligations in the future. Our prior losses have had, and will continue to have, an adverse effect on our financial condition. In addition, continued operations and our ability to acquire additional businesses may be dependent on our ability to obtain additional financing in the future, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through our operations, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

We may not be able to effectively integrate the businesses that we acquire.

Our ability to realize the anticipated benefits of acquisitions will depend on our ability to integrate those businesses with our own. The combination of multiple independent businesses is a complex, costly and time-consuming process and there can be no assurance that we will be able to successfully integrate businesses into our business, or if such integration is successfully accomplished, that such integration will not be costlier or take longer than presently contemplated. Integration of future acquisitions may include various risks and uncertainties, including the factors discussed in the paragraph below. If we cannot successfully integrate and manage the businesses within a reasonable time, we may not be able to realize the potential and anticipated benefits of such acquisitions, which could have a material adverse effect on our share price, business, cash flows, results of operations and financial position.

We will consider other acquisitions that we believe will complement, strengthen and enhance our growth. We evaluate opportunities on a preliminary basis from time to time, but these transactions may not advance beyond the preliminary stages or be completed. Such acquisitions are subject to various risks and uncertainties, including:

•        the inability to integrate effectively the operations, products, technologies and personnel of the acquired companies (some of which are in diverse geographic regions) and achieve expected synergies;

•        the potential disruption of existing business and diversion of management’s attention from day-to-day operations;

•        the inability to maintain uniform standards, controls, procedures and policies;

•        the need or obligation to divest portions of the acquired companies;

•        the potential failure to identify material problems and liabilities during due diligence review of acquisition targets;

•        the potential failure to obtain sufficient indemnification rights to fully offset possible liabilities associated with acquired businesses; and

•        the challenges associated with operating in new geographic regions.

Our future success is dependent on the employees of our manager, our manager’s operating partners and the management team of our business, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

Our future success depends, to a significant extent, on the continued services of the employees of our manager. The loss of their services may materially adversely affect our ability to manage the operations of our businesses. The employees of our manager may leave our manager and go to companies that compete with us in the future. In addition, we depend on the assistance provided by our manager’s operating partners in evaluating, performing diligence on and managing our businesses. The loss of any employees of our manager or any of our manager’s operating partners may materially adversely affect our ability to implement or maintain our management strategy or our acquisition strategy.

The future success of our existing and future businesses also depends on the respective management teams of those businesses because we intend to operate our businesses on a stand-alone basis, primarily relying on their existing management teams for day-to-day operations. Consequently, their operational success, as well as the success of any organic growth strategy, will be dependent on the continuing efforts of the management teams of our businesses. We will seek to provide these individuals with equity incentives and to have employment agreements with certain persons we have identified as key to their businesses. However, these measures may not prevent these individuals from leaving their employment. The loss of services of one or more of these individuals may materially adversely affect our financial condition, business and results of operations.

We may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business.

We acquire small businesses in various industries. Generally, because such businesses are privately held, we may experience difficulty in evaluating potential target businesses as much of the information concerning these businesses is not publicly available. Therefore, our estimates and assumptions used to evaluate the operations, management and market risks with respect to potential target businesses may be subject to various risks and uncertainties. Further, the time and costs associated with identifying and evaluating potential target businesses and their industries may cause a substantial drain on our resources and may divert our management team’s attention away from the operations of our businesses for significant periods of time.

In addition, we may have difficulty effectively integrating and managing acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors, including limitations in the standards, controls, procedures and policies implemented in connection with such acquisitions. Further, the management of an acquired business may involve a substantial reorganization of the business’ operations resulting in the loss of employees and customers or the disruption of our ongoing businesses. We may experience greater than expected costs or difficulties relating to an acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition.

We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

We have been formed to acquire and manage small businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be fair or appropriate. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be an attractive acquisition opportunity.

We may not be able to successfully fund acquisitions due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy.

In order to make acquisitions, we intend to raise capital primarily through debt financing, primarily at our operating company level, additional equity offerings, the sale of equity or assets of our businesses, offering equity in our company or our businesses to the sellers of target businesses or by undertaking a combination of any of the above. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms. In addition, the level of our indebtedness may impact our ability to borrow at our company level. The sale of additional shares of any class of equity will also be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our shareholders. These risks may materially adversely affect our ability to pursue our acquisition strategy.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank, or SVB, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation, or the FDIC, as receiver. Similarly, on March 12, 2023, Signature Bank Corp., or Signature, and Silvergate Capital Corp. were each swept into receivership. Although a statement by the Department of the Treasury, the Federal Reserve and the FDIC indicated that all depositors of SVB would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with SVB, Signature or any other financial institution that is placed into receivership by the FDIC may be unable to access undrawn amounts thereunder.

Although we do not have any funds deposited with SVB, Signature Bank or any financial institution currently in receivership, we regularly maintain cash balances with other financial institutions in excess of the FDIC insurance limit. A failure of a depository institution to return deposits could impact access to our invested cash or cash equivalents and could adversely impact our operating liquidity and financial performance. Furthermore, if any of our partners, suppliers or other parties with whom we conduct business are unable to access funds with such a financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. In this regard, counterparties to credit agreements and arrangements with these financial institutions, and third parties such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of these financial institutions and uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis.

Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. Although the U.S. Department of Treasury, FDIC and Federal Reserve Board have announced a program to provide up to $25 billion of loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediately liquidity may exceed the capacity of such program.

Our access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our current and projected future business operations could be significantly impaired by factors that affect us, any financial institutions with which we enter into credit agreements or arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

The results of events or concerns that involve one or more of these factors could include a variety of material and adverse impacts on our current and projected business operations and our financial condition and results of operations. These risks include, but may not be limited to, the following:

•        delayed access to deposits or other financial assets or the uninsured loss of deposits or other financial assets;

•        inability to enter into credit facilities or other working capital resources;

•        potential or actual breach of contractual obligations that require us to maintain letters of credit or other credit support arrangements; or

•        termination of cash management arrangements and/or delays in accessing or actual loss of funds subject to cash management arrangements.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses or other obligations, financial or otherwise, result in breaches of our financial and/or contractual obligations, or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

In addition, any further deterioration in the macroeconomic economy or financial services industry could lead to losses or defaults by our partners, vendors or suppliers, which in turn, could have a material adverse effect on our current and/or projected business operations and results of operations and financial condition. For example, a partner may fail to make payments when due, default under their agreements with us, become insolvent or declare bankruptcy, or a supplier may determine that it will no longer deal with us as a customer. In addition, a vendor or supplier could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in material adverse impacts on us, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. The bankruptcy or insolvency of any partner, vendor or supplier, or the failure of any partner to make payments when due, or any breach or default by a partner, vendor or supplier, or the loss of any significant supplier relationships, could cause us to suffer material losses and may have a material adverse impact on our business.

We may change our management and acquisition strategies without the consent of our shareholders, which may result in a determination by us to pursue riskier business activities.

We may change our strategy at any time without the consent of our shareholders, which may result in our acquiring businesses or assets that are different from, and possibly riskier than, the strategy described in this prospectus. A change in our strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, or subject us to other risks and uncertainties that affect our operations and profitability.

If we are unable to generate sufficient cash flow from the anticipated dividends and interest payments that we expect to receive from our businesses, we may not be able to make distributions to our shareholders.

Our primary business is the holding and managing of controlling interests in our operating businesses. Therefore, we will be dependent upon the ability of our businesses to generate cash flows and, in turn, distribute cash to us in the form of interest and principal payments on indebtedness and distributions on equity to enable us, first, to satisfy our financial obligations and, second, to make distributions to our common shareholders. The ability of our businesses to make payments to us may also be subject to limitations under the laws of the jurisdictions in which they are incorporated or organized. If, as a consequence of these various restrictions or otherwise, we are unable to generate sufficient cash flow from our businesses, we may not be able to declare, or may have to delay or cancel payment of, distributions to our common shareholders.

In addition, the put price and profit allocation will be payment obligations and, as a result, will be senior in right to the payment of any distributions to our shareholders. Further, we are required to make a profit allocation to our manager upon satisfaction of applicable conditions to payment.

Our loans with third parties contain certain terms that could materially adversely affect our financial condition.

We and our subsidiaries are parties to certain loans with third parties, which are secured by the assets of our subsidiaries. The loans agreements contain customary representations, warranties and affirmative and negative financial and other covenants. If an event of default were to occur under any of these loans, the lender thereto may pursue all remedies available to it, including declaring the obligations under its respective loan immediately due and payable, which could materially adversely affect our financial condition.

In the future, we may seek to enter into other credit facilities to help fund our acquisition capital and working capital needs. These credit facilities may expose us to additional risks associated with leverage and may inhibit our operating flexibility and reduce cash flow available for payment of distributions to our shareholders.

We may seek to enter into other credit facilities with third-party lenders to help fund our acquisitions. Such credit facilities will likely require us to pay a commitment fee on the undrawn amount and will likely contain a number of affirmative and restrictive covenants.

If we violate any such covenants, our lenders could accelerate the maturity of any debt outstanding and we may be prohibited from making any distributions to our shareholders. Such debt may be secured by our assets, including the stock we may own in businesses that we acquire and the rights we have under intercompany loan agreements that we may enter into with our businesses. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we currently manage and may acquire in the future and distributed or paid to us. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

In addition, we expect that such credit facilities will bear interest at floating rates which will generally change as interest rates change. We will bear the risk that the rates that we are charged by our lenders will increase faster than we can grow the cash flow from our businesses or businesses that we may acquire in the future, which could reduce profitability, materially adversely affect our ability to service our debt, cause us to breach covenants contained in our third-party credit facilities and reduce cash flow available for distribution.

We may engage in a business transaction with one or more target businesses that have relationships with our executive officers, our directors, our manager, our manager’s employees or our manager’s operating partners, or any of their respective affiliates, which may create or present conflicts of interest.

We may decide to engage in a business transaction with one or more target businesses with which our executive officers, our directors, our manager, our manager’s employees, our manager’s operating partners, or any of their respective affiliates, have a relationship, which may create or present conflicts of interest. Regardless of whether we obtain a fairness opinion from an independent investment banking firm with respect to such a transaction, conflicts of interest may still exist with respect to a particular acquisition and, as a result, the terms of the acquisition of a target business may not be as advantageous to our shareholders as it would have been absent any conflicts of interest.

The operational objectives and business plans of our businesses may conflict with our operational and business objectives or with the plans and objective of another business we own and operate.

Our businesses operate in different industries and face different risks and opportunities depending on market and economic conditions in their respective industries and regions. A business’ operational objectives and business plans may not be similar to our objectives and plans or the objectives and plans of another business that we own and operate. This could create competing demands for resources, such as management attention and funding needed for operations or acquisitions, in the future.

If, in the future, we cease to control and operate our businesses or other businesses that we acquire in the future or engage in certain other activities, we may be deemed to be an investment company under the Investment Company Act.

We have the ability to make investments in businesses that we will not operate or control. If we make significant investments in businesses that we do not operate or control, or that we cease to operate or control, or if we commence certain investment-related activities, we may be deemed to be an investment company under the Investment Company Act. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame. If we were deemed to be an investment company, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the SEC or modify our investments or organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially adversely affect our financial condition, business and results of operations, materially limit our ability to borrow funds or engage in other transactions involving leverage and require us to add directors who are independent of us or our manager and otherwise will subject us to additional regulation that will be costly and time-consuming.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential shareholders could lose confidence in our financial statements, which would harm the trading price of our common shares.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404. SOX 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to contain a report from management assessing the effectiveness of a company’s internal control over financial reporting. Separately, under SOX 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated filers or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management’s assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies, like us, are not required to include an attestation report of their auditors in annual reports.

A report of our management is included under Item 9A. “Controls and Procedures” included in our Annual Report on Form 10-K for the year ended December 31, 2022. We are a smaller reporting company and, consequently, are not required to include an attestation report of our auditor in our annual report. However, if and when we become subject to the auditor attestation requirements under SOX 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.

During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2022, management identified material weaknesses. These material weaknesses were associated with our lack of (i) appropriate policies and procedures to evaluate the proper accounting and disclosures of key documents and agreements, (ii) adequate segregation of duties with our limited accounting personnel and reliance upon outsourced accounting services and (iii) sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of GAAP commensurate with our financial reporting requirements. We are undertaking remedial measures, which measures will take time to implement and test, to address these material weaknesses. There can be no assurance that such measures will be sufficient to remedy the material weaknesses identified or that additional material weaknesses or other control or significant deficiencies will not be identified in the future. If we continue to experience material weaknesses in our internal controls or fail to maintain or implement required new or improved controls, such circumstances could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, or adversely affect the results of periodic management evaluations and, if required, annual auditor attestation reports. Each of the foregoing results could cause investors to lose confidence in our reported financial information and lead to a decline in our share price.

Risks Related to Our Retail and Appliances Business

If we fail to acquire new customers or retain existing customers, or fail to do so in a cost-effective manner, we may not be able to achieve profitability.

Our success depends on our ability to acquire and retain customers in a cost-effective manner. We have made significant investments related to customer acquisition and expect to continue to spend significant amounts to acquire additional customers. We cannot assure you that the net profit from new customers we acquire will ultimately exceed the cost of acquiring those customers. If we fail to deliver a quality shopping experience, or if consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, we may not be able to generate the scale necessary to drive beneficial network effects with our suppliers or efficiencies in our logistics network, our net revenue may decrease, and our business, financial condition and operating results may be materially adversely affected.

We believe that many of our new customers originate from word-of-mouth and other non-paid referrals from existing customers. Therefore, we must ensure that our existing customers remain loyal to us in order to continue receiving those referrals. If our efforts to satisfy our existing customers are not successful, we may not be able to acquire new customers in sufficient numbers to continue to grow our business, or we may be required to incur significantly higher marketing expenses in order to acquire new customers.

Our success depends in part on our ability to increase our net revenue per active customer. If our efforts to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement are not successful, our growth prospects and revenue will be materially adversely affected.

Our ability to grow our business depends on our ability to retain our existing customer base and generate increased revenue and repeat purchases from this customer base, and maintain high levels of customer engagement. To do this, we must continue to provide our customers and potential customers with a unified, convenient, efficient and differentiated shopping experience by:

•        providing imagery, tools and technology that attract customers who historically would have bought elsewhere;

•        maintaining a high-quality and diverse portfolio of products;

•        delivering products on time and without damage; and

•        maintaining and further developing our in-store and online platforms.

If we fail to increase net revenue per active customer, generate repeat purchases or maintain high levels of customer engagement, our growth prospects, operating results and financial condition could be materially adversely affected.

Our business depends on our ability to build and maintain strong brands. We may not be able to maintain and enhance our brands if we receive unfavorable customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, results of operations and growth prospects.

Maintaining and enhancing our brands is critical to expanding our base of customers and suppliers. Our ability to maintain and enhance our brand depends largely on our ability to maintain customer confidence in our product and service offerings, including by delivering products on time and without damage. If customers do not have a satisfactory shopping experience, they may seek out alternative offers from our competitors and may not return to our stores and sites as often in the future, or at all. In addition, unfavorable publicity regarding, for example, our practices relating to privacy and data protection, product quality, delivery problems, competitive pressures, litigation or regulatory activity, could seriously harm our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our customer base and result in decreased revenue, which could adversely affect our business and financial results.

In addition, maintaining and enhancing these brands may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to provide high quality products to our customers and a reliable, trustworthy and profitable sales channel to our suppliers, which we may not be able to do successfully.

Customer complaints or negative publicity about our sites, products, delivery times, customer data handling and security practices or customer support, especially on blogs, social media websites and our sites, could rapidly and severely diminish consumer use of our sites and consumer and supplier confidence in us and result in harm to our brands.

Our efforts to expand our business into new brands, products, services, technologies, and geographic regions will subject us to additional business, legal, financial, and competitive risks and may not be successful.

Our business success depends to some extent on our ability to expand our customer offerings by launching new brands and services and by expanding our existing offerings into new geographies. Launching new brands and services or expanding geographically requires significant upfront investments, including investments in marketing, information technology, and additional personnel. We may not be able to generate satisfactory revenue from these efforts to offset these costs. Any lack of market acceptance of our efforts to launch new brands and services or to expand our existing offerings could have a material adverse effect on our business, prospects, financial condition and results of operations. Further, as we continue to expand our fulfillment capability or add new businesses with different requirements, our logistics networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively.

We have also entered and may continue to enter into new markets in which we have limited or no experience, which may not be successful or appealing to our customers. These activities may present new and difficult technological and logistical challenges, and resulting service disruptions, failures or other quality issues may cause customer dissatisfaction and harm our reputation and brand. Further, our current and potential competitors in new market segments may have greater brand recognition, financial resources, longer operating histories and larger customer bases than we do in these areas. As a result, we may not be successful enough in these newer areas to recoup our investments in them. If this occurs, our business, financial condition and operating results may be materially adversely affected.

If we fail to manage our growth effectively, our business, financial condition and operating results could be harmed.

To manage our growth effectively, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employee base. We have rapidly increased employee headcount since our inception to support the growth in our business. To support continued growth, we must effectively integrate, develop and motivate a large number of new employees. We face significant competition for personnel. Failure to manage our hiring needs effectively or successfully integrate our new hires may have a material adverse effect on our business, financial condition and operating results.

Additionally, the growth of our business places significant demands on our operations, as well as our management and other employees. For example, we typically launch hundreds of promotional events across thousands of products each month on our sites via emails and personalized displays. These events require us to produce updates of our sites and emails to our customers on a daily basis with different products, photos and text. Any surge in online traffic and orders associated with such promotional activities places increased strain on our operations, including our logistics network, and may cause or exacerbate slowdowns or interruptions. The growth of our business may require significant additional resources to meet these daily requirements, which may not scale in a cost-effective manner or may negatively affect the quality of our sites and customer experience. We are also required to manage relationships with a growing number of suppliers, customers and other third parties. Our information technology systems and our internal controls and procedures may not be adequate to support our future growth of our supplier and employee base. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially adversely affected.

Our ability to obtain continued financing is critical to the growth of our business. We will need additional financing to fund operations, which additional financing may not be available on reasonable terms or at all.

Our future growth, including the potential for future market expansion will require additional capital. We will consider raising additional funds through various financing sources, including the procurement of additional commercial debt financing. However, there can be no assurance that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to execute our growth strategy, and operating results may be adversely affected. Any additional debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility.

Our ability to obtain financing may be impaired by such factors as the capital markets, both generally and specifically in our industry, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, are not sufficient to satisfy our capital needs, we may be required to decrease the pace of, or eliminate, our future product offerings and market expansion opportunities and potentially curtail operations.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

Our business is rapidly evolving and intensely competitive, and we have many competitors in different industries. Our competition includes big box retailers, such as Home Depot, Lowe’s and Costco, specialty retailers, such as TeeVax, Ferguson and Premier Bath and Kitchen, and online marketplaces, such as Amazon.

We expect competition to continue to increase. We believe that our ability to compete successfully depends upon many factors both within and beyond our control, including:

•        the size and composition of our customer base;

•        the number of suppliers and products we feature;

•        our selling and marketing efforts;

•        the quality, price and reliability of products we offer;

•        the quality and convenience of the shopping experience that we provide;

•        our ability to distribute our products and manage our operations; and

•        our reputation and brand strength.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, faster and less costly shipping, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net revenue and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net revenue from their customer bases more effectively than we do.

Our success depends, in substantial part, on our continued ability to market our products through search engines and social media platforms.

The marketing of our products depends on our ability to cultivate and maintain cost-effective and otherwise satisfactory relationships with search engines and social media platforms, including those operated by Google, Facebook, Bing and Yahoo!. These platforms could decide to change their terms and conditions of use at any time (and without notice) and/or significantly increase their fees. No assurances can be provided that we will be able to maintain cost-effective and otherwise satisfactory relationships with these platforms and our inability to do so in the case of one or more of these platforms could have a material adverse effect on our business, financial condition and results of operations.

We obtain a significant number of visits via search engines such as Google, Bing and Yahoo! Search engines frequently change the algorithms that determine the ranking and display of results of a user’s search and may make other changes to the way results are displayed, which can negatively affect the placement of links and, therefore, reduce the number of visits to our website. The growing use of online ad-blocking software may also impact the success of our marketing efforts because we may reach a smaller audience and fail to bring more customers to our website, which could have a material adverse effect on our business, financial condition and results of operations.

System interruptions that impair customer access to our sites or other performance failures or incidents involving our logistics network, our technology infrastructure or our critical technology partners could damage our business, reputation and brand and substantially harm our business and results of operations.

The satisfactory performance, reliability and availability of our sites, transaction processing systems, logistics network, and technology infrastructure are critical to our reputation and our ability to acquire and retain customers, as well as maintain adequate customer service levels.

For example, if one of our data centers fails or suffers an interruption or degradation of services, we could lose customer data and miss order fulfillment deadlines, which could harm our business. Our systems and operations, including our ability to fulfill customer orders through our logistics network, are also vulnerable to damage or interruption from inclement weather, fire, flood, power loss, telecommunications failure, terrorist attacks, labor disputes, cyber-attacks, data loss, acts of war, break-ins, earthquake and similar events. In the event of a data center failure, the move to a back-up could take substantial time, during which time our sites could be completely shut down. Further, our back-up services may not effectively process spikes in demand, may process transactions more slowly and may not support all of our site’s functionality.

We use complex proprietary software in our technology infrastructure, which we seek to continually update and improve. We may not always be successful in executing these upgrades and improvements, and the operation of our systems may be subject to failure. In particular, we have in the past and may in the future experience slowdowns or interruptions on some or all of our sites when we are updating them, and new technologies or infrastructures may not be fully integrated with existing systems on a timely basis, or at all. Additionally, if we expand our use of third-party services, including cloud-based services, our technology infrastructure may be subject to increased risk of slowdown or interruption as a result of integration with such services and/or failures by such third parties, which are out of our control. Our net revenue depends on the number of visitors who shop on our sites and the volume of orders we can handle. Unavailability of our sites or reduced order fulfillment performance would reduce the volume of goods sold and could also materially adversely affect consumer perception of our brand.

We may experience periodic system interruptions from time to time. In addition, continued growth in our transaction volume, as well as surges in online traffic and orders associated with promotional activities or seasonal trends in our business, place additional demands on our technology platform and could cause or exacerbate slowdowns or interruptions. If there is a substantial increase in the volume of traffic on our sites or the number of orders placed by customers, we may be required to further expand and upgrade our technology, logistics network, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our sites or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis. In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our sites, which is particularly challenging given the rapid rate at which new technologies, customer preferences and expectations and industry standards and practices are evolving in the e-commerce industry. Accordingly, we redesign and enhance various functions on our sites on a regular basis, and we may experience instability and performance issues as a result of these changes.

Any slowdown, interruption or performance failure of our sites and the underlying technology and logistics infrastructure could harm our business, reputation and our ability to acquire, retain and serve our customers, which could materially adversely affect our results of operations.

Our failure or the failure of third-party service providers to protect our sites, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, employees, contractors, suppliers, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit certain proprietary, personal and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit, encrypt, anonymize or pseudonymize certain confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction and personal data or other confidential and sensitive information from being breached or compromised. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, ransom-ware, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our sites, networks and systems or that we or our third-party service providers otherwise maintain, including payment card systems and human resources management platforms. We and our service providers may not anticipate, discover or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Breaches of our security measures or those of our third-party service providers or cyber security incidents could result in unauthorized access to our sites, networks and systems; unauthorized access to and misappropriation of personal information, including consumers’ and employees’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; limited or terminated access to certain payment methods or fines or higher transaction fees to use such methods; viruses, worms, spyware or other malware being served from our sites, networks or systems; deletion or modification of content or the display of unauthorized content on our sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment or training of additional personnel and protection technologies, responses to governmental investigations and media inquiries and coverage; engagement of third-party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these breaches of security occur, our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such breaches and we could be exposed to a risk of loss, litigation or regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access that customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition and operating results. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

We may be subject to product liability and other similar claims if people or property are harmed by the products we sell.

Some of the products we sell may expose us to product liability and other claims and litigation (including class actions) or regulatory action relating to safety, personal injury, death or environmental or property damage. Some of our agreements with members of our supply chain may not indemnify us from product liability for a particular product, and some members of our supply chain may not have sufficient resources or insurance to satisfy their indemnity and defense obligations. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

Risks associated with the suppliers from whom our products are sourced, including supply chain delays and cost increases, could materially adversely affect our financial performance as well as our reputation and brand.

We depend on our ability to provide our customers with a wide range of products from qualified suppliers, many of whom are located in countries outside of the U.S., in a timely and efficient manner. Political and economic instability, the financial stability of suppliers, suppliers’ ability to meet our standards, labor problems experienced by suppliers, the availability or cost of raw materials, merchandise quality issues, currency exchange rates, trade tariff developments, transport availability and cost, transport security, inflation, and other factors relating to our suppliers are beyond our control. In particular, we have recently experienced ongoing supply chain delays and cost increases with appliance manufacturers.

Our agreements with most of our suppliers do not provide for the long-term availability of merchandise or the continuation of particular pricing practices, nor do they usually restrict such suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to seek to sell us products on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. Our ability to develop and maintain relationships with reputable suppliers and offer high quality merchandise to our customers is critical to our success. If we are unable to develop and maintain relationships with suppliers that would allow us to offer a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

Further, we rely on our suppliers’ representations of product quality, safety and compliance with applicable laws and standards. If our suppliers or other vendors violate applicable laws, regulations or our supplier code of conduct, or implement practices regarded as unethical, unsafe, or hazardous to the environment, it could damage our reputation and negatively affect our operating results. Further, concerns regarding the safety and quality of products provided by our suppliers could cause our customers to avoid purchasing those products from us, or avoid purchasing products from us altogether, even if the basis for the concern is outside of our control. As such, any issue, or perceived issue, regarding the quality and safety of any items we sell, regardless of the cause, could adversely affect our brand, reputation, operations and financial results.

We also are unable to predict whether any of the countries in which our suppliers’ products are currently manufactured or may be manufactured in the future will be subject to new, different, or additional trade restrictions imposed by the U.S. or foreign governments or the likelihood, type or effect of any such restrictions. Any event causing a disruption or delay of imports from suppliers with international manufacturing operations, including the imposition of additional import restrictions, restrictions on the transfer of funds or increased tariffs or quotas, could increase the cost or reduce the supply of merchandise available to our customers and materially adversely affect our financial performance as well as our reputation and brand. Furthermore, some or all of our suppliers’ foreign operations may be adversely affected by political and financial instability, resulting in the disruption of trade from exporting countries, restrictions on the transfer of funds or other trade disruptions.

In addition, our business with foreign suppliers may be affected by changes in the value of the U.S. dollar relative to other foreign currencies. For example, any movement by any other foreign currency against the U.S. dollar may result in higher costs to us for those goods. Declines in foreign currencies and currency exchange rates might negatively affect the profitability and business prospects of one or more of our foreign suppliers. This, in turn, might cause such foreign suppliers to demand higher prices for merchandise in their effort to offset any lost profits associated with any currency devaluation, delay merchandise shipments, or discontinue selling to us altogether, any of which could ultimately reduce our sales or increase our costs.

Our suppliers have imposed conditions in our business arrangements with them. If we are unable to continue satisfying these conditions, or such suppliers impose additional restrictions with which we cannot comply, it could have a material adverse effect on our business, financial condition and operating results.

Our suppliers have strict conditions for doing business with them. Several are sizeable such as General Electric, Whirlpool and Riggs Distributing. If we cannot satisfy these conditions or if they impose additional or more restrictive conditions that we cannot satisfy, our business would be materially adversely affected. It would be materially detrimental to our business if these suppliers decided to no longer do business with us, increased the pricing at which they allow us to purchase their goods or impose other restrictions or conditions that make it more difficult for us to work with them. Any of these events could have a material adverse effect on our business, financial condition and operating results.

We may be unable to source new suppliers or strengthen our relationships with current suppliers.

Our agreements with suppliers are generally terminable at will by either party upon short notice. If we do not maintain our existing relationships or build new relationships with suppliers on acceptable commercial terms, we may not be able to maintain a broad selection of merchandise, and our business and prospects would suffer severely.

In order to attract quality suppliers, we must:

•        demonstrate our ability to help our suppliers increase their sales;

•        offer suppliers a high quality, cost-effective fulfillment process; and

•        continue to provide suppliers with a dynamic and real-time view of our demand and inventory needs.

If we are unable to provide our suppliers with a compelling return on investment and an ability to increase their sales, we may be unable to maintain and/or expand our supplier network, which would negatively impact our business.

We depend on our suppliers to perform certain services regarding the products that we offer.

As part of offering our suppliers’ products for sale on our sites, suppliers are often responsible for conducting a number of traditional retail operations with respect to their respective products, including maintaining inventory and preparing merchandise for shipment to our customers. In these instances, we may be unable to ensure that suppliers will perform these services to our or our customers’ satisfaction in a manner that provides our customer with a unified brand experience or on commercially reasonable terms. If our customers become dissatisfied with the services provided by our suppliers, our business, reputation and brands could suffer.

We depend on our relationships with third parties, and changes in our relationships with these parties could adversely impact our revenue and profits.

We rely on third parties to operate certain elements of our business. For example, we use carriers such as FedEx, UPS, DHL and the U.S. Postal Service to deliver products. As a result, we may be subject to shipping delays or disruptions caused by inclement weather, natural disasters, system interruptions and technology failures, labor activism, health epidemics or bioterrorism. We are also subject to risks of breakage or other damage during delivery by any of these third parties. We also use and rely on other services from third parties, such as retail partner services, telecommunications services, customs, consolidation and shipping services, as well as warranty, installation and design services.

We may be unable to maintain these relationships, and these services may also be subject to outages and interruptions that are not within our control. For example, failures by our telecommunications providers have in the past and may in the future interrupt our ability to provide phone support to our customers. Third parties may in the future determine they no longer wish to do business with us or may decide to take other actions or make changes to their practices that could harm our business. We may also determine that we no longer want to do business with them. If products are not delivered in a timely fashion or are damaged during the delivery process, or if we are not able to provide adequate customer support or other services or offerings, our customers could become dissatisfied and cease buying products through our sites, which would adversely affect our operating results.

The seasonal trends in our business create variability in our financial and operating results and place increased strain on our operations.

We experience surges in orders associated with promotional activities and seasonal trends. This activity may place additional demands on our technology systems and logistics network and could cause or exacerbate slowdowns or interruptions. Any such system, site or service interruptions could prevent us from efficiently receiving or fulfilling orders, which may reduce the volume or quality of goods or services we sell and may cause customer dissatisfaction and harm our reputation and brand.

Our business may be adversely affected if we are unable to provide our customers with a cost-effective shopping platform that is able to respond and adapt to rapid changes in technology.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as notebooks and tablets, video game consoles, and television set-top devices, has increased dramatically in the past few years. We continually upgrade existing technologies and business applications to keep pace with these rapidly changing and continuously evolving technologies, and we may be required to implement new technologies or business applications in the future. The implementation of these upgrades and changes requires significant investments and as new devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these alternative devices and platforms. Additionally, we may need to devote significant resources to the support and maintenance of such applications once created. Our results of operations may be affected by the timing, effectiveness and costs associated with the successful implementation of any upgrades or changes to our systems and infrastructure to accommodate such alternative devices and platforms. Further, in the event that it is more difficult or less compelling for our customers to buy products from us on their mobile or other devices, or if our customers choose not to buy products from us on such devices or to use mobile or other products that do not offer access to our sites, our customer growth could be harmed and our business, financial condition and operating results may be materially adversely affected.

Significant merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If merchandise returns are significant, our business, prospects, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Uncertainties in economic conditions and their impact on consumer spending patterns, particularly in the home goods segment, could adversely impact our operating results.

Consumers may view a substantial portion of the products we offer as discretionary items rather than necessities. As a result, our results of operations are sensitive to changes in macro-economic conditions that impact consumer spending, including discretionary spending. Some of the factors adversely affecting consumer spending include levels of unemployment; consumer debt levels; changes in net worth based on market changes and uncertainty; home foreclosures and changes in home values or the overall housing, residential construction or home improvement markets; fluctuating interest rates; credit availability, including mortgages, home equity loans and consumer credit; government actions; fluctuating fuel and other energy costs; fluctuating commodity prices and general uncertainty regarding the overall future economic environment. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and could negatively affect net revenue and have a material adverse effect on our operating results.

Our business relies heavily on email and other messaging services, and any restrictions on the sending of emails or messages or an inability to timely deliver such communications could materially adversely affect our net revenue and business.

Our business is highly dependent upon email and other messaging services for promoting our sites and products. If we are unable to successfully deliver emails or other messages to our subscribers, or if subscribers decline to open our emails or other messages, our net revenue and profitability would be materially adversely affected. Changes in how webmail applications organize and prioritize email may also reduce the number of subscribers opening our emails. For example, in 2013 Google Inc.’s Gmail service began offering a feature that organizes incoming emails into categories (for example, primary, social and promotions). Such categorization or similar inbox organizational features may result in our emails being delivered in a less prominent location in a subscriber’s inbox or viewed as “spam” by our subscribers and may reduce the likelihood of that subscriber opening our emails. Actions by third parties to block, impose restrictions on or charge for the delivery of emails or other messages could also adversely impact our business. From time to time, Internet service providers or other third parties may block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to third parties. Changes in the laws or regulations that limit our ability to send such communications or impose additional requirements upon us in connection with sending such communications would also materially adversely impact our business. Our use of email and other messaging services to send communications about our products or other matters may also result in legal claims against us, which may cause us increased expenses, and if successful might result in fines and orders with costly reporting and compliance obligations or might limit or prohibit our ability to send emails or other messages. We also rely on social networking messaging services to send communications and to encourage customers to send communications. Changes to the terms of these social networking services to limit promotional communications, any restrictions that would limit our ability or our customers’ ability to send communications through their services, disruptions or downtime experienced by these social networking services or decline in the use of or engagement with social networking services by customers and potential customers could materially adversely affect our business, financial condition and operating results.

We are subject to risks related to online payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card fraud, our liability for these transactions could harm our business, financial condition and results of operations.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e- commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. Adverse legal or regulatory developments could substantially harm our business. Further, if we enter into new market segments or geographical areas and expand the products and services we offer, we may be subject to additional laws and regulatory requirements or prohibited from conducting our business, or certain aspects of it, in certain jurisdictions. We will incur additional costs complying with these additional obligations and any failure or perceived failure to comply would adversely affect our business and reputation.

Failure to comply with applicable laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of laws and regulations govern the collection, use, retention, sharing, export and security of personal information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not comply, or may not comply in the future with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any applicable privacy or consumer protection- related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities or require us to change our operations and/or cease using certain data sets. Any such claim, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Federal, state and international governmental authorities continue to evaluate the privacy implications inherent in the use of proprietary or third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. U.S. and foreign governments have enacted, have considered or are considering legislation or regulations that could significantly restrict the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, which could if widely adopted significantly reduce the effectiveness of such practices and technologies. The regulation of the use of cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new customers on cost-effective terms and consequently, materially adversely affect our business, financial condition and operating results.

In addition, various federal, state and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection and consumer protection. Any such changes may force us to incur substantial costs or require us to change our business practices. This could compromise our ability to pursue our growth strategy effectively and may adversely affect our ability to acquire customers or otherwise harm our business, financial condition and operating results.

We rely on the performance of members of management and highly skilled personnel, and if we are unable to attract, develop, motivate and retain well-qualified employees, our business could be harmed.

We believe our success has depended, and continues to depend, on the members of our senior management teams. The loss of any of our senior management or other key employees could materially harm our business. Our future success also depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, particularly mid-level managers and merchandising and technology personnel. The market for such positions is competitive. Qualified individuals are in high demand, and we may incur significant costs to attract them. Our inability to recruit and develop mid-level managers could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and other U.S. employees are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business, financial condition and operating results may be materially adversely affected.

We may not be able to adequately protect our intellectual property rights.

We regard our customer lists, domain names, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. We might not be able to obtain broad protection for all of our intellectual property. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. We may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or proprietary rights or to establish the validity of such rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially adversely affect our business, financial condition and operating results. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may not be able to broadly enforce all of our intellectual property rights. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Additionally, the process of obtaining intellectual property protections is expensive and time-consuming, and we may not be able to pursue all necessary or desirable actions at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these protections will adequately safeguard our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. We may also be exposed to claims from third parties claiming infringement of their intellectual property rights, or demanding the release or license of open source software or derivative works that we developed using such software (which could include our proprietary code) or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to purchase a costly license, publicly release the affected portions of our source code, be limited in or cease using the implicated software unless and until we can re-engineer such software to avoid infringement or change the use of the implicated open source software.

We may be accused of infringing on the intellectual property rights of third parties.

The e-commerce industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. We may be subject to claims and litigation by third parties that we infringe on their intellectual property rights. The costs of supporting such litigation and disputes are considerable, and there can be no assurances that favorable outcomes will be obtained. As our business expands and the number of competitors in our market increases and overlaps occur, we expect that infringement claims may increase in number and significance. Any claims or proceedings against us, whether meritorious or not, could be time-consuming, result in considerable litigation costs, require significant amounts of management time or result in the diversion of significant operational resources, any of which could materially adversely affect our business, financial condition and operating results.

We have received in the past, and we may receive in the future, communications alleging that certain items posted on or sold through our sites violate third-party copyrights, designs, marks and trade names or other intellectual property rights or other proprietary rights. Brand and content owners and other proprietary rights owners have actively asserted their purported rights against online companies. In addition to litigation from rights owners, we may be subject to regulatory, civil or criminal proceedings and penalties if governmental authorities believe we have aided and abetted in the sale of counterfeit or infringing products.

Such claims, whether or not meritorious, may result in the expenditure of significant financial, managerial and operational resources, injunctions against us or the payment of damages by us. We may need to obtain licenses from third parties who allege that we have violated their rights, but such licenses may not be available on terms acceptable to us, or at all. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims.

We are engaged in legal proceedings that could cause us to incur unforeseen expenses and could occupy a significant amount of our management’s time and attention.

From time to time, we are subject to litigation or claims that could negatively affect our business operations and financial position. Litigation disputes could cause us to incur unforeseen expenses, result in site unavailability, service disruptions, and otherwise occupy a significant amount of our management’s time and attention, any of which could negatively affect our business operations and financial position. We also from time to time receive inquiries and subpoenas and other types of information requests from government authorities and we may become subject to related claims and other actions related to our business activities. While the ultimate outcome of investigations, inquiries, information requests and related legal proceedings is difficult to predict, such matters can be expensive, time-consuming and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, reputational harm or costs and significant payments, any of which could negatively affect our business operations and financial position.

Risks Related to Our Custom Carpentry Business

The loss of any of our key customers could have a materially adverse effect on our results of operations.

Historically, a few long-term recurring contractor customers have accounted for a majority of our revenues. There can be no assurance that we will maintain or improve the relationships with those customers. Our major customers often change each period based on when a given order is placed. If we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

Our business primarily relies on U.S. home improvement, repair and remodel and new home construction activity levels, all of which are impacted by risks associated with fluctuations in the housing market. Downward changes in the general economy, the housing market or other business conditions could adversely affect our results of operations, cash flows and financial condition.

Our business primarily relies on home improvement, repair and remodel and new home construction activity levels in the United States. The housing market is sensitive to changes in economic conditions and other factors, such as the level of employment, access to labor, consumer confidence, consumer income, availability of financing and interest rate levels. Adverse changes in any of these conditions generally, or in any of the markets where we operate, including due to the global pandemic, could decrease demand and could adversely impact our businesses by: causing consumers to delay or decrease homeownership; making consumers more price conscious resulting in a shift in demand to smaller, less expensive homes; making consumers more reluctant to make investments in their existing homes, including large kitchen and bath repair and remodel projects; or making it more difficult to secure loans for major renovations.

Increases in interest rates and the reduced availability of financing for home improvements may cause our sales and profitability to decrease.

In general, demand for home improvement products may be adversely affected by increases in interest rates and the reduced availability of financing. Also, trends in the financial industry which influence the requirements used by lenders to evaluate potential buyers can result in reduced availability of financing. If interest rates or lending requirements increase and consequently, the ability of prospective buyers to finance purchases of home improvement products is adversely affected, our business, financial condition and results of operations may also be adversely impacted and the impact may be material.

Our custom carpentry business is subject to seasonal and other periodic fluctuations, and affected by factors beyond our control, which may cause our sales and operating results to fluctuate significantly.

Our custom carpentry business is subject to seasonal fluctuations. We believe that we can more effectively control and balance our direct labor resources and costs during seasonal variations in our custom carpentry business, depending on the dynamics of the market served. However, extreme winter weather conditions can have an adverse effect on appointments and installations, which typically occur during our fourth and first quarters and can also negatively affect our net sales and operating results. In addition, sales and revenues may decline in the fourth quarter due to the holiday season.

Difficulties in recruiting adequate personnel may have a material adverse effect on our ability to meet our growth expectations.

In order to fulfill our growth expectations, we must recruit, hire, train and retain qualified sales and installation personnel. In particular, during the pandemic, we may experience greater difficulty in fulfilling our personnel needs since our employees are not able to work remotely for installations. When new construction and remodeling are on the rise, recruiting independent contractors to perform our installations becomes more difficult. There can be no assurance that we will have sufficient contractors or employees to fulfill our installation requirements. Our inability to fulfill our personnel needs could have a material adverse effect on our ability to meet our growth expectations.

Increases in the cost of labor, union organizing activity and work stoppages at our facilities or the facilities of our suppliers could materially affect our financial performance.

Our business is labor intensive, and, as a result, our financial performance is affected by the availability of qualified personnel and the cost of labor. Currently, none of our employees are represented by labor unions. Strikes or other types of conflicts with personnel could arise or we may become a target for union organizing activity. Some of our direct and indirect suppliers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these suppliers could result in slowdowns or closures of facilities where components of our products are manufactured. Any interruption in the production of our products could reduce sales of our products and increase our costs.

In the event of a catastrophic loss of our key manufacturing facility, our business would be adversely affected.

While we maintain insurance covering our facility, including business interruption insurance, a catastrophic loss of the use of all or a portion of our manufacturing facility due to accident, labor issues, weather conditions, natural disaster or otherwise, whether short or long-term, could have a material adverse effect on us.

The nature of our custom carpentry business exposes us to product liability, workmanship warranty, casualty, negligence, construction defect, breach of contract and other claims and legal proceedings.

We are subject to product liability, workmanship warranty, casualty, negligence, construction defect, breach of contract and other claims and legal proceedings relating to the products we install or manufacture that, if adversely determined, could adversely affect our financial condition, results of operations and cash flows. We rely on manufacturers and other suppliers to provide us with most of the products we install. Other than for products manufactured by Kyle’s, we generally do not have direct control over the quality of such products manufactured or supplied by such third-party suppliers. As such, we are exposed to risks relating to the quality of such products. In the event that any of our products prove to be defective, we may be required to recall or redesign such products, which would result in significant unexpected costs.

We are also exposed to potential claims arising from the conduct of our employees and contractors, for which we may be contractually liable. We have in the past been, and may in the future be, subject to penalties and other liabilities in connection with injury or damage incurred in conjunction with the installation of our products.

In addition, our contracts, particularly those with large single-family and multi-family homebuilders, contain certain performance and installation schedule requirements. Many factors, some of which our outside of our control, may affect our ability to meet these requirements, including shortages of material or skilled labor, unforeseen engineering problems, work stoppages, weather interference, floods, unanticipated cost increases, and legal or political challenges. If we do not meet these requirements, we may be subject to liquidated damages or other penalties, as well as claims for breach of contract.

Product liability, workmanship warranty, casualty, negligence, construction defect, breach of contract and other claims and legal proceedings can be expensive to defend and can divert the attention of management and other personnel for significant periods of time, regardless of the ultimate outcome. In addition, lawsuits relating to construction defects typically have statutes of limitations that can run as long as ten years. Claims of this nature could also have a negative impact on customer confidence in us and our services. Although we currently maintain what we believe to be suitable and adequate insurance, we may be unable to maintain such insurance on acceptable terms or such insurance may not provide adequate protection against potential liabilities. In addition, some liabilities may not be covered by our insurance. Current or future claims could have a material adverse effect on our reputation, business, financial condition and results of operations.

If we are unable to compete successfully with our competitors, our financial condition and results of operations may be harmed.

We operate in a highly fragmented and very competitive industry. Our competitors include national and local carpentry manufacturers. These can be large, consolidated operations which house their manufacturing facilities in large and efficient plants, as well as relatively small, local cabinetmakers. Although we believe that we have superior name and reputation of direct marketing of custom designed carpentry, we compete with numerous competitors in our primary markets in which we operate, with reputation, price, workmanship and services being the principal competitive factors. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate. Some of our competitors have greater resources available and are less highly leveraged, which may provide them with greater financial flexibility. We also compete against retail chains, including Sears, Costco, Builders Square, Sam’s Warehouse Club and other stores, which offer similar products and services through licensees. We compete, to a lesser extent, with small home improvement contractors and with large “home center” retailers such as Home Depot and Lowes. As a result of the implementation of our business strategy to conduct more remodel, condo/multi-family, and commercial projects in the new construction markets, we anticipate that we will compete to a greater degree with large “home center” retailers. To remain competitive, we will need to invest continuously in manufacturing, customer service and support, marketing and our dealer network. We may have to adjust the prices of some of our products to stay competitive, which would reduce our revenues or harm our financial condition and results of operations. We may not have sufficient resources to continue to make such investments or maintain our competitive position within each of the markets we serve.

We have historically depended on a limited number of third parties to supply key finished goods and raw materials to us. Failure to obtain a sufficient supply of these finished goods and raw materials in a timely fashion and at reasonable costs could significantly delay our delivery of products, which would cause us to breach our sales contracts with our customers.

We have historically purchased certain key finished goods and raw materials, such as pre-manufactured doors, cabinets, countertops, lumber and hardware, from a limited number of suppliers. We purchased finished goods and raw materials on the basis of purchase orders. In the absence of firm and long-term contracts, we may not be able to obtain a sufficient supply of these finished goods and raw materials from our existing suppliers or alternates in a timely fashion or at a reasonable cost. If we fail to secure a sufficient supply of key finished goods and raw materials in a timely fashion, it would result in a significant delay in our delivery of products, which may cause us to breach our sales contracts with our customers. Furthermore, failure to obtain a sufficient supply of these finished goods and raw materials at a reasonable cost could also harm our revenue and gross profit margins.

Increased prices for finished goods or raw materials could increase our cost of revenues and decrease demand for our products, which could adversely affect our revenue or profitability.

Our profitability is affected by the prices of the finished goods and raw materials used in the manufacturing and sale of our products. These prices may fluctuate based on a number of factors beyond our control, including, among others, changes in supply and demand, general economic conditions, labor costs, competition, import duties, tariffs, currency exchange rates and, in some cases, government regulation. Increased prices could adversely affect our profitability or revenues. We do not have long-term supply contracts for finished goods and raw materials; however, we enter into pricing agreements with certain customers which fix their pricing for specified periods ranging from one to twelve months. Significant increases in the prices of finished goods and raw materials could adversely affect our profit margins, especially if we are not able to recover these costs by increasing the prices we charge our customers for our products.

Interruptions in deliveries of finished goods and raw materials could adversely affect our revenue or profitability.

Our dependency upon regular deliveries from particular suppliers means that interruptions or stoppages in such deliveries could adversely affect our operations until arrangements with alternate suppliers could be made. If any of our suppliers were unable to deliver finished goods and raw materials to us for an extended period of time, as the result of financial difficulties, catastrophic events affecting their facilities or other factors beyond our control, or if we were unable to negotiate acceptable terms for the supply of finished goods and raw materials with these or alternative suppliers, our business could suffer. We may not be able to find acceptable alternatives, and any such alternatives could result in increased costs for us. Even if acceptable alternatives are found, the process of locating and securing such alternatives might be disruptive to our business. Extended unavailability of a necessary finished good or raw material could cause us to cease manufacturing or selling one or more of our products for a period of time.

Environmental requirements applicable to our facilities may impose significant environmental compliance costs and liabilities, which would adversely affect our results of operations.

Our facilities are subject to numerous federal, state and local laws and regulations relating to pollution and the protection of the environment, including those governing emissions to air, discharges to water, storage, treatment and disposal of waste, remediation of contaminated sites and protection of worker health and safety. We believe we are in substantial compliance with all applicable requirements. However, our efforts to comply with environmental requirements do not remove the risk that we may be held liable, or incur fines or penalties, and that the amount of liability, fines or penalties may be material, for, among other things, releases of hazardous substances occurring on or emanating from current or formerly owned or operated properties or any associated offsite disposal location, or for contamination discovered at any of our properties from activities conducted by previous occupants.

Changes in environmental laws and regulations or the discovery of previously unknown contamination or other liabilities relating to our properties and operations could result in significant environmental liabilities. In addition, we might incur significant capital and other costs to comply with increasingly stringent air emission control laws and enforcement policies which would decrease our cash flow.

We may fail to fully realize the anticipated benefits of our growth strategy within the multi-family and commercial properties channels.

Part of our growth strategy depends on expanding our business in the multi-family and commercial properties channels. We may fail to compete successfully against other companies that are already established providers within those channels. Demand for our products within the multi-family and commercial properties channels may not grow, or might even decline. In addition, trends within the industry change often, we may not accurately gauge consumer preferences and successfully develop, manufacture and market our products. Our failure to anticipate, identify or react to changes in these trends could lead to, among other things, rejection of a new product line, reduced demand and price reductions for our products, and could adversely affect our sales. Further, the implementation of our growth strategy may place additional demands on our administrative, operational and financial resources and may divert management’s attention away from our existing business and increase the demands on our financial systems and controls. If our management is unable to effectively manage growth, our business, financial condition or results of operations could be adversely affected. If our growth strategy is not successful then our revenue and earnings may not grow as anticipated or may decline, we may not be profitable, or our reputation and brand may be damaged. In addition, we may change our financial strategy or other components of our overall business strategy if we believe our current strategy is not effective, if our business or markets change, or for other reasons, which may cause fluctuations in our financial results.

Risks Related to Our Automotive Supply Business

If we fail to offer a broad selection of products at competitive prices or fail to maintain sufficient inventory to meet customer demands, our revenue could decline.

In order to expand our business, we must successfully offer, on a continuous basis, a broad selection of products that meet the needs of our customers, including by being the first to market with new products. In addition, to be successful, our product offerings must be broad and deep in scope, competitively priced, well-made, innovative and attractive to a wide range of consumers. We cannot predict with certainty that we will be successful in offering products that meet all of these requirements. Moreover, even if we offer a broad selection of products at competitive prices, we must maintain sufficient in-stock inventory to meet consumer demand. If our product offerings fail to satisfy our customers’ requirements or respond to changes in customer preferences or we otherwise fail to maintain sufficient in-stock inventory, our revenue could decline.

We are highly dependent upon key suppliers and an interruption in such relationships or our ability to obtain products from such suppliers could adversely affect our business and results of operations.

In 2022 and 2021, Wolo purchased a substantial portion of finished goods from four third-party vendors which comprised 84.7% and 61.4% of its purchases, respectively. Our ability to acquire products from our suppliers in amounts and on terms acceptable to us is dependent upon a number of factors that could affect our suppliers and which are beyond our control. For example, financial or operational difficulties that some of our suppliers may face could result in an increase in the cost of the products we purchase from them. If we do not maintain our relationships with our existing suppliers or develop relationships with new suppliers on acceptable commercial terms, we may not be able to continue to offer a broad selection of merchandise at competitive prices and, as a result, we could lose customers and our sales could decline.

We also have limited control over the products that our suppliers purchase or keep in stock. Our suppliers may not accurately forecast the products that will be in high demand or they may allocate popular products to other resellers, resulting in the unavailability of certain products for delivery to our customers. Any inability to offer a broad array of products at competitive prices and any failure to deliver those products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers and our sales could decline.

In addition, the increasing consolidation among auto parts suppliers may disrupt or end our relationship with some suppliers, result in product shortages and/or lead to less competition and, consequently, higher prices. Furthermore, as part of our routine business, suppliers extend credit to us in connection with our purchase of their products. In the future, our suppliers may limit the amount of credit they are willing to extend to us in connection with our purchase of their products. If this were to occur, it could impair our ability to acquire the types and quantities of products that we desire from the applicable suppliers on acceptable terms, severely impact our liquidity and capital resources, limit our ability to operate our business and could have a material adverse effect on our financial condition and results of operations.

We are dependent upon relationships with manufacturers in Taiwan and China, which exposes us to complex regulatory regimes and logistical challenges.

Most of our manufacturing is outsourced to contract manufacturers in China and Taiwan, resulting in additional factors could interrupt our relationships or affect our ability to acquire the necessary products on acceptable terms, including:

•        political, social and economic instability and the risk of war or other international incidents in Asia or abroad;

•        fluctuations in foreign currency exchange rates that may increase our cost of products;

•        imposition of duties, taxes, tariffs or other charges on imports;

•        difficulties in complying with import and export laws, regulatory requirements and restrictions;

•        natural disasters and public health emergencies, such as the recent COVID-19 pandemic;

•        import shipping delays resulting from foreign or domestic labor shortages, slow-downs, or stoppage; and

•        the failure of local laws to provide a sufficient degree of protection against infringement of our intellectual property;

•        imposition of new legislation relating to import quotas or other restrictions that may limit the quantity of our products that may be imported into the U.S. from countries or regions where we do business;

•        financial or political instability in any of the countries in which our products are manufactured;

•        potential recalls or cancellations of orders for any products that do not meet our quality standards;

•        disruption of imports by labor disputes or strikes and local business practices;

•        political or military conflict involving the U.S. or any country in which our suppliers are located, which could cause a delay in the transportation of our products, an increase in transportation costs and additional risk to products being damaged and delivered on time;

•        heightened terrorism security concerns, which could subject imported goods to additional, more frequent or more thorough inspections, leading to delays in deliveries or impoundment of goods for extended periods;

•        inability of our non-U.S. suppliers to obtain adequate credit or access liquidity to finance their operations; and

•        our ability to enforce any agreements with our foreign suppliers.

If we were unable to import products from China and Taiwan or were unable to import products from China and Taiwan in a cost-effective manner, we could suffer irreparable harm to our business and be required to significantly curtail our operations, file for bankruptcy or cease operations.

From time to time, we may also have to resort to administrative and court proceedings to enforce our legal rights with foreign suppliers. However, it may be more difficult to evaluate the level of legal protection we enjoy in Taiwan and China and the corresponding outcome of any administrative or court proceedings than in comparison to our suppliers in the United States.

We depend on third-party delivery services, for both inbound and outbound shipping, to deliver our products to our distribution centers and subsequently to our customers on a timely and consistent basis, and any deterioration in our relationship with any one of these third parties or increases in the fees that they charge could harm our reputation and adversely affect our business and financial condition.

We rely on third parties for the shipment of our products, both inbound and outbound shipping logistics, and we cannot be sure that these relationships will continue on terms favorable to us, or at all. Shipping costs have increased from time to time, and may continue to increase, and we may not be able to pass these costs directly to our customers. Any increased shipping costs could harm our business, prospects, financial condition and results of operations by increasing our costs of doing business and reducing gross margins which could negatively affect our operating results. In addition, we utilize a variety of shipping methods for both inbound and outbound logistics. For inbound logistics, we rely on trucking and ocean carriers and any increases in fees that they charge could adversely affect our business and financial condition. For outbound logistics, we rely on “Less-than-Truckload” and parcel freight based upon the product and quantities being shipped and customer delivery requirements. These outbound freight costs have increased on a year-over-year basis and may continue to increase in the future. We also ship a number of oversized auto parts which may trigger additional shipping costs by third-party delivery services. Any increases in fees or any increased use of “Less-than-Truckload” shipping would increase our shipping costs which could negatively affect our operating results.

In addition, if our relationships with these third parties are terminated or impaired, or if these third parties are unable to deliver products for us, whether due to labor shortage, slow down or stoppage, deteriorating financial or business condition, responses to terrorist attacks or for any other reason, we would be required to use alternative carriers for the shipment of products to our customers. Changing carriers could have a negative effect on our business and operating results due to reduced visibility of order status and package tracking and delays in order processing and product delivery, and we may be unable to engage alternative carriers on a timely basis, upon terms favorable to us, or at all.

If commodity prices such as fuel, plastic and steel increase, our margins may be negatively impacted.

Our third-party delivery services have increased fuel surcharges from time to time, and such increases negatively impact our margins, as we are generally unable to pass all of these costs directly on to consumers. Increasing prices in the component materials for the parts we sell may impact the availability, the quality and the price of our products, as suppliers search for alternatives to existing materials and increase the prices they charge. We cannot ensure that we can recover all the increased costs through price increases, and our suppliers may not continue to provide the consistent quality of product as they may substitute lower cost materials to maintain pricing levels, all of which may have a negative impact on our business and results of operations.

If we are unable to manage the challenges associated with our international operations, the growth of our business could be limited and our business could suffer.

In addition to our relationships with foreign suppliers, we have contracts with sales representatives from thirteen regional sales companies in North America, Mexico, Puerto Rico, the U.K., Europe, the Middle East and the industrial aftermarket. We are subject to a number of risks and challenges that specifically relate to our international operations. Our international operations may not be successful if we are unable to meet and overcome these challenges, which could limit the growth of our business and may have an adverse effect on our business and operating results. These risks and challenges include:

•        difficulties and costs of staffing and managing foreign operations;

•        restrictions imposed by local labor practices and laws on our business and operations;

•        exposure to different business practices and legal standards;

•        unexpected changes in regulatory requirements;

•        the imposition of government controls and restrictions;

•        political, social and economic instability and the risk of war, terrorist activities or other international incidents;

•        the failure of telecommunications and connectivity infrastructure;

•        natural disasters and public health emergencies;

•        potentially adverse tax consequences; and

•        fluctuations in foreign currency exchange rates and relative weakness in the U.S. dollar.

If our fulfillment operations are interrupted for any significant period of time or are not sufficient to accommodate increased demand, our sales could decline and our reputation could be harmed.

Our success depends on our ability to successfully receive and fulfill orders and to promptly deliver our products to our customers. Most of the orders for our products are filled from our inventory in our distribution centers, where all our inventory management, packaging, labeling and product return processes are performed. Increased demand and other considerations may require us to expand our distribution centers or transfer our fulfillment operations to larger or other facilities in the future. If we do not successfully expand our fulfillment capabilities in response to increases in demand, our sales could decline.

In addition, our distribution centers are susceptible to damage or interruption from human error, pandemics, fire, flood, power loss, telecommunications failures, terrorist attacks, acts of war, break-ins, earthquakes and similar events. We do not currently maintain back-up power systems at our fulfillment centers. We do not presently have a formal disaster recovery plan and our business interruption insurance may be insufficient to compensate us for losses that may occur in the event operations at our fulfillment center are interrupted. In addition, alternative arrangements may not be available, or if they are available, may increase the cost of fulfillment. Any interruptions in our fulfillment operations for any significant period of time, including interruptions resulting from the expansion of our existing facilities or the transfer of operations to a new facility, could damage our reputation and brand and substantially harm our business and results of operations.

We face intense competition and operate in an industry with limited barriers to entry, and some of our competitors may have greater resources than us and may be better positioned to capitalize on the growing auto parts market.

The aftermarket auto parts industry is competitive and highly fragmented, with products distributed through multi-tiered and overlapping channels. We compete with both online and offline retailers who offer OEMs and aftermarket auto parts. Current or potential competitors include FIAMM, Grote, Peterson Manufacturing Company, ECCO, Vixen Horns, Grover, HornBlasters, and Kleinn.

Many of our current and potential competitors have longer operating histories, large customer bases, superior brand recognition and significantly greater financial, marketing, technical, management and other resources than we do. In addition, some of our competitors have used and may continue to use aggressive pricing tactics and devote substantially more financial resources to website and system development than we do. We expect that competition will further intensify in the future as Internet use and online commerce continue to grow worldwide. Increased competition may result in reduced sales, lower operating margins, reduced profitability, loss of market share and diminished brand recognition.

We rely on key personnel and may need additional personnel for the success and growth of our business.

Our business is largely dependent on the personal efforts and abilities of highly skilled executive, technical, managerial, merchandising and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel. The loss of any key employee or our inability to attract or retain other qualified employees could harm our business and results of operations.

If our product catalog database is stolen, misappropriated or damaged, or if a competitor is able to create a substantially similar catalog without infringing our rights, then we may lose an important competitive advantage.

We have invested significant resources and time to build and maintain our product catalog, which is maintained in the form of an electronic database. We believe that our product catalog provides us with an important competitive advantage. We cannot assure you that we will be able to protect our product catalog from unauthorized copying or theft or that our product catalog will continue to operate adequately, without any technological challenges. In addition, it is possible that a competitor could develop a catalog or database that is similar to or more comprehensive than ours, without infringing our rights. In the event our product catalog is damaged or is stolen, copied or otherwise replicated to compete with us, whether lawfully or not, we may lose an important competitive advantage and our business could be harmed.

Economic conditions have had, and may continue to have, an adverse effect on the demand for aftermarket auto parts and could adversely affect our sales and operating results.

Demand for our products has been and may continue to be adversely affected by general economic conditions. In declining economies, consumers often defer regular vehicle maintenance and may forego purchases of nonessential performance and accessories products, which can result in a decrease in demand for auto parts in general. Consumers also defer purchases of new vehicles, which immediately impacts performance parts and accessories, which are generally purchased in the first six months of a vehicle’s lifespan. In addition, during economic downturns, some competitors may become more aggressive in their pricing practices, which would adversely impact our gross margin. Certain suppliers may exit the industry, which may impact our ability to procure parts and may adversely impact gross margin as the remaining suppliers increase prices to take advantage of limited competition.

Vehicle miles driven, vehicle accident rates and insurance companies’ willingness to accept a variety of types of parts in the repair process have fluctuated and may decrease, which could result in a decline of our revenues and negatively affect our results of operations.

We and our industry depend on the number of vehicle miles driven, vehicle accident rates and insurance companies’ willingness to accept a variety of types of parts in the repair process. Decreased miles driven reduce the number of accidents and corresponding demand for parts, and reduce the wear and tear on vehicles with a corresponding reduction in demand for vehicle repairs and parts. If consumers were to drive less in the future and/or accident rates were to decline, as a result of higher gas prices, increased use of ride-shares, the advancement of driver assistance technologies, or otherwise, our sales may decline and our business and financial results may suffer.

We will be required to collect and pay more sales taxes, and could become liable for other fees and penalties, which could have an adverse effect on our business.

We have historically collected sales or other similar taxes only on the shipment of goods to customers in the state of New York. However, following the U.S. Supreme Court decision in South Dakota v. Wayfair, we are now required to collect sales tax in any state which passes legislation requiring out-of-state retailers to collect sales tax even where they have no physical nexus. We have historically enjoyed a competitive advantage to the extent our competitors are already subject to those tax obligations. By collecting sales tax in additional states, we will lose this competitive advantage as total costs to our customers will increase, which could adversely affect our sales.

Moreover, if we fail to collect and remit or pay required sales or other taxes in a jurisdiction or qualify or register to do business in a jurisdiction that requires us to do so or if we have failed to do so in the past, we could face material liabilities for taxes, fees, interest and penalties. If various jurisdictions impose new tax obligations on our business activities, our sales and net income in those jurisdictions could decrease significantly, which could harm our business.

Higher wage and benefit costs could adversely affect our business.

Changes in federal and state minimum wage laws and other laws relating to employee benefits could cause us to incur additional wage and benefit costs. Increased labor costs brought about by changes in minimum wage laws, other regulations or prevailing market conditions could increase our expenses and have an adverse impact on our profitability.

We face exposure to product liability lawsuits.

The automotive industry in general has been subject to a large number of product liability claims due to the nature of personal injuries that result from car accidents or malfunctions. As a distributor of auto parts, including parts obtained overseas, we could be held liable for the injury or damage caused if the products we sell are defective or malfunction regardless of whether the product manufacturer is the party at fault. While we carry insurance against product liability claims, if the damages in any given action were high or we were subject to multiple lawsuits, the damages and costs could exceed the limits of our insurance coverage or prevent us from obtaining coverage in the future. If we were required to pay substantial damages as a result of these lawsuits, it may seriously harm our business and financial condition. Even defending against unsuccessful claims could cause us to incur significant expenses and result in a diversion of management’s attention. In addition, even if the money damages themselves did not cause substantial harm to our business, the damage to our reputation and the brands offered on our websites could adversely affect our future reputation and our brand and could result in a decline in our net sales and profitability.

Business interruptions in our facilities may affect the distribution of our products and/or the stability of our computer systems, which may affect our business.

Weather, terrorist activities, war or other disasters, or the threat of them, may result in the closure of one or more of our facilities, or may adversely affect our ability to timely provide products to our customers, resulting in lost sales or a potential loss of customer loyalty. Most of our products are imported from other countries and these goods could become difficult or impossible to bring into the United States, and we may not be able to obtain such products from other sources at similar prices. Such a disruption in revenue could potentially have a negative impact on our results of operations, financial condition and cash flows.

We rely extensively on our computer systems to manage inventory, process transactions and timely provide products to our customers. Our systems are subject to damage or interruption from power outages, telecommunications failures, computer viruses, security breaches or other catastrophic events. If our systems are damaged or fail to function properly, we may experience loss of critical data and interruptions or delays in our ability to manage inventories or process customer transactions. Such a disruption of our systems could negatively impact revenue and potentially have a negative impact on our results of operations, financial condition and cash flows.

Security threats, such as ransomware attacks, to our IT infrastructure could expose us to liability, and damage our reputation and business.

It is essential to our business strategy that our technology and network infrastructure remain secure and is perceived by our customers to be secure. Despite security measures, however, any network infrastructure may be vulnerable to cyber-attacks. Information security risks have significantly increased in recent years in part due to the proliferation of new technologies and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties, including foreign private parties and state actors. We may face cyber-attacks that attempt to penetrate our network security, including our data centers, to sabotage or otherwise disable our network of websites and online marketplaces, misappropriate our or our customers’ proprietary information, which may include personally identifiable information, or cause interruptions of our internal systems and services. If successful, any of these attacks could negatively affect our reputation, damage our network infrastructure and our ability to sell our products, harm our relationship with customers that are affected and expose us to financial liability.

We maintain a comprehensive system of preventive and detective controls through our security programs; however, given the rapidly evolving nature and proliferation of cyber threats, our controls may not prevent or identify all such attacks in a timely manner or otherwise prevent unauthorized access to, damage to, or interruption of our systems and operations, and we cannot eliminate the risk of human error or employee or vendor malfeasance.

In addition, any failure by us to comply with applicable privacy and information security laws and regulations could cause us to incur significant costs to protect any customers whose personal data was compromised and to restore customer confidence in us and to make changes to our information systems and administrative processes to address security issues and compliance with applicable laws and regulations. In addition, our customers could lose confidence in our ability to protect their personal information, which could cause them to stop shopping on our sites altogether. Such events could lead to lost sales and adversely affect our results of operations. We also could be exposed to government enforcement actions and private litigation.

Failure to comply with privacy laws and regulations and failure to adequately protect customer data could harm our business, damage our reputation and result in a loss of customers.

Federal and state regulations may govern the collection, use, sharing and security of data that we receive from our customers. In addition, we have and post on our websites our own privacy policies and practices concerning the collection, use and disclosure of customer data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, U.S. Federal Trade Commission requirements or other federal, state or international privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially harm our business. Further, failure or perceived failure to comply with our policies or applicable requirements related to the collection, use or security of personal information or other privacy-related matters could damage our reputation and result in a loss of customers. The regulatory framework for privacy issues is currently evolving and is likely to remain uncertain for the foreseeable future.

Challenges by OEMs to the validity of the aftermarket auto parts industry and claims of intellectual property infringement could adversely affect our business and the viability of the aftermarket auto parts industry.

OEMs have attempted to use claims of intellectual property infringement against manufacturers and distributors of aftermarket products to restrict or eliminate the sale of aftermarket products that are the subject of the claims. The OEMs have brought such claims in federal court and with the United States International Trade Commission. We have received in the past, and we anticipate we may in the future receive, communications alleging that certain products we sell infringe the patents, copyrights, trademarks and trade names or other intellectual property rights of OEMs or other third parties.

The United States Patent and Trademark Office records indicate that OEMs are seeking and obtaining more design patents and trademarks than they have in the past. In some cases, we have entered into license agreements that allow us to sell aftermarket parts that replicate OEM patented parts in exchange for a royalty. In the event that our license agreements, or other similar license arrangements are terminated, or we are unable to agree upon renewal terms, we may be subject to restrictions on our ability to sell aftermarket parts that replicate parts covered by design patents or trademarks, which could have an adverse effect on our business.

Litigation or regulatory enforcement could also result in interpretations of the law that require us to change our business practices or otherwise increase our costs and harm our business. We may not maintain sufficient, or any, insurance coverage to cover the types of claims that could be asserted. If a successful claim were brought against us, it could expose us to significant liability.

If we are unable to protect our intellectual property rights, our reputation and brand could be impaired and we could lose customers.

We regard our patents, trademarks, trade secrets and similar intellectual property as important to our success. We rely on patent, trademark and copyright law, and trade secret protection, and confidentiality and/or license agreements with employees, customers, partners and others to protect our proprietary rights. We cannot be certain that we have taken adequate steps to protect our proprietary rights, especially in countries where the laws may not protect our rights as fully as in the United States. In addition, our proprietary rights may be infringed or misappropriated, and we could be required to incur significant expenses to preserve them. In the past we have filed litigation to protect our intellectual property rights. The outcome of such litigation can be uncertain, and the cost of prosecuting such litigation may have an adverse impact on our earnings. We have patent and trademark registrations for several patents and marks. However, any registrations may not adequately cover our intellectual property or protect us against infringement by others. Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services may be made available online. We also currently own or control a number of Internet domain names and have invested time and money in the purchase of domain names and other intellectual property, which may be impaired if we cannot protect such intellectual property. We may be unable to protect these domain names or acquire or maintain relevant domain names in the United States and in other countries. If we are not able to protect our patents, trademarks, domain names or other intellectual property, we may experience difficulties in achieving and maintaining brand recognition and customer loyalty.

Because we are involved in litigation from time to time and are subject to numerous laws and governmental regulations, we could incur substantial judgments, fines, legal fees and other costs as well as reputational harm.

We are sometimes the subject of complaints or litigation from customers, employees or other third parties for various reasons. The damages sought against us in some of these litigation proceedings could be substantial. Although we maintain liability insurance for some litigation claims, if one or more of the claims were to greatly exceed our insurance coverage limits or if our insurance policies do not cover a claim, this could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Existing or future government regulation could expose us to liabilities and costly changes in our business operations and could reduce customer demand for our products and services.

We are subject to federal and state consumer protection laws and regulations, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices, as well as laws and regulations governing businesses in general and the Internet and e-commerce and certain environmental laws. Additional laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, spyware and the tracking of consumer activities, marketing e-mails and communications, other advertising and promotional practices, money transfers, pricing, content and quality of products and services, taxation, electronic contracts and other communications, intellectual property rights, and information security. Furthermore, it is not clear how existing laws such as those governing issues such as property ownership, sales and other taxes, trespass, data mining and collection, and personal privacy apply to the Internet and e-commerce. To the extent we expand into international markets, we will be faced with complying with local laws and regulations, some of which may be materially different than U.S. laws and regulations. Any such foreign law or regulation, any new U.S. law or regulation, or the interpretation or application of existing laws and regulations to our business may have a material adverse effect on our business, prospects, financial condition and results of operations by, among other things, subjecting us to fines, penalties, damages or other liabilities, requiring costly changes in our business operations and practices, and reducing customer demand for our products and services. We may not maintain sufficient, or any, insurance coverage to cover the types of claims or liabilities that could arise as a result of such regulation.

We may be affected by global climate change or by legal, regulatory, or market responses to such change.

The growing political and scientific sentiment is that global weather patterns are being influenced by increased levels of greenhouse gases in the earth’s atmosphere. This growing sentiment and the concern over climate change have led to legislative and regulatory initiatives aimed at reducing greenhouse gas emissions which warm the earth’s atmosphere. These warmer weather conditions could result in a decrease in demand for auto parts in general. Moreover, proposals that would impose mandatory requirements on greenhouse gas emissions continue to be considered by policy makers in the United States. Laws enacted that directly or indirectly affect our suppliers (through an increase in the cost of production or their ability to produce satisfactory products) or our business (through an impact on our inventory availability, cost of revenues, operations or demand for the products we sell) could adversely affect our business, financial condition, results of operations and cash flows. Significant increases in fuel economy requirements or new federal or state restrictions on emissions of carbon dioxide that may be imposed on vehicles and automobile fuels could adversely affect demand for vehicles, annual miles driven or the products we sell or lead to changes in automotive technology. Compliance with any new or more stringent laws or regulations, or stricter interpretations of existing laws, could require additional expenditures by us or our suppliers. Our inability to respond to such changes could adversely impact the demand for our products and our business, financial condition, results of operations or cash flows.

Possible new tariffs that might be imposed by the United States government could have a material adverse effect on our results of operations.

Changes in U.S. and foreign governments’ trade policies have resulted in, and may continue to result in, tariffs on imports into and exports from the U.S., among other restrictions. Throughout 2018 and 2019, the U.S. imposed tariffs on imports from several countries, including China. If further tariffs are imposed on imports of our products, or retaliatory trade measures are taken by China or other countries in response to existing or future tariffs, we could be forced to raise prices on all of our imported products or make changes to our operations, any of which could materially harm our revenue or operating results. Any additional future tariffs or quotas imposed on our products or related materials may impact our sales, gross margin and profitability if we are unable to pass increased prices on to our customers.

Risks Related to Our Eyewear Products Business

If we are unable to successfully introduce new products, develop our brands, and maintain a broad selection of products at competitive prices or fail to maintain sufficient inventory to meet customer demands, our revenue could decline.

In order to expand our business, we must successfully offer, on a continuous basis, a broad selection of products that meet the needs of our customers, including by being the first to market with new products. In addition, to be successful, our product offerings must be broad and deep in scope, competitively priced, well-made, innovative and attractive to a wide range of consumers. We cannot predict with certainty that we will be successful in offering products that meet all of these requirements. Moreover, even if we offer a broad selection of products at competitive prices, we must maintain sufficient in-stock inventory to meet consumer demand. If our product offerings fail to satisfy our customers’ requirements or respond to changes in customer preferences or we otherwise fail to maintain sufficient in-stock inventory, our revenue could decline.

The price categories of the reader glasses and sunglasses markets in which we compete are particularly vulnerable to changes in fashion trends and consumer preferences. Our historical success is attributable, in part, to our introduction of unique designs, interesting patterns, and creative marketing, which are perceived to represent an improvement over eyeglasses and accessory products. Our future success will depend on our continued ability to develop and introduce such innovative products and continued success in building our brands. If we are unable to continue to do so, our future sales could decline, inventory levels could rise, leading to additional costs for storage and potential write-downs relating to the value of excess inventory, and there could be a negative impact on production costs since fixed costs would represent a larger portion of total production costs due to the decline in quantities produced, which could materially adversely affect our results of operations.

If vision correction alternatives to OTC eyeglasses become more widely available, or consumer preferences for such alternatives increase, our profitability could suffer through a reduction of sales of our reader eyewear products, including lenses and accessories.

Our business could be negatively impacted by the availability and acceptance of vision correction alternatives to OTC or reader eyeglasses, such as contact lenses and refractive optical surgery. Increased use of vision correction alternatives could result in decreased use of our reader eyewear products, including a reduction of sales of lenses and accessories sold in our retail outlets, which could have a material adverse impact on our business, results of operations, financial condition and prospects.

Our business depends on our ability to build and maintain strong brands. We may not be able to maintain and enhance our brands if we receive unfavorable customer complaints, negative publicity, or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, results of operations and growth prospects.

Maintaining and enhancing our brands is critical to expanding our base of customers and suppliers. Our ability to maintain and enhance our brand depends largely on our ability to maintain customer confidence in our product and service offerings. If customers do not have a satisfactory shopping experience, they may seek out alternative offers from our competitors and may not return to our displays and retail sites as often in the future, or at all. In addition, unfavorable publicity regarding, for example, our practices relating to privacy and data protection, product quality, delivery problems, competitive pressures, litigation or regulatory activity, could seriously harm our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our customer base and result in decreased revenue, which could adversely affect our business and financial results.

In addition, maintaining and enhancing these eyeglass product brands may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to provide high quality products to our customers and a reliable, trustworthy, and profitable sales channel to our suppliers, which we may not be able to do successfully.

Customer complaints or negative publicity about our sites, products, delivery times, customer data handling and security practices or customer support, especially on blogs, social media websites and our sites, could rapidly and severely diminish consumer use of our sites and consumer and supplier confidence in us and result in harm to our brands.

Our efforts to expand our business into new brands, products, services, technologies, and geographic regions will subject us to additional business, legal, financial, and competitive risks and may not be successful.

Our business success depends to some extent on our ability to expand our customer offerings by launching new brands, which may include new eyewear designs, new eyewear accessories, or personal care products, and by expanding our existing offerings into new retail locations and geographies. Launching new brands and products or expanding geographically requires significant upfront investments, including investments in marketing, information technology, and additional personnel. We may not be able to generate satisfactory revenue from these efforts to offset the costs of such expansions. Any lack of market acceptance of our efforts to launch new brands and services or to expand our existing offerings could have a material adverse effect on our business, prospects, financial condition, and results of operations. Further, as we continue to expand our fulfillment capability or add new businesses with different requirements, our logistics networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively.

We have also entered and may continue to enter new markets in which we have limited or no experience, which may not be successful or appealing to our customers. For instance, in 2020, we entered the personal care products industry by providing and selling surgical face masks as well as N95 face masks to support the demand due to the COVID-19 pandemic. This, and other similar activities may present new and difficult technological and logistical challenges, and resulting service disruptions, failures or other quality issues may cause customer dissatisfaction and harm our reputation and brand. Further, our current and potential competitors in new market segments may have greater brand recognition, financial resources, longer operating histories and larger customer bases than we do in these areas. As a result, we may not be successful enough in these newer areas to recoup our investments in them. If this occurs, our business, financial condition and operating results may be materially adversely affected.

The loss of any of our key customers could have a materially adverse effect on our results of operations.

Historically, a few long-term recurring customers have accounted for the majority of our revenues. For the year ended December 31, 2022, approximately 65% of our eyewear product revenues were from sales to customers from our retail agreement with Target. There can be no assurance that we will maintain or improve the relationships with those customers or retailers. Our major customers often change each period based on when a given order is placed. If we cannot maintain long-term relationships with major customers, lose our contract to sell retail eyewear and eyewear accessories at Target, or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

If we fail to acquire new customers or retain existing customers, or fail to do so in a cost-effective manner, we may not be able to achieve profitability.

Our success depends on our ability to acquire and retain customers and maintain our relationships with retailers in a cost-effective manner. If we fail to deliver a quality shopping experience, or if consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, we may not be able to generate the scale necessary to drive beneficial network effects with our suppliers or efficiencies in our logistics network, our net revenue may decrease, and our business, financial condition and operating results may be materially adversely affected.

If our efforts to satisfy our existing customers are not successful, we may not be able to acquire new customers in sufficient numbers to continue to grow our business, or we may be required to incur significantly higher marketing expenses in order to acquire new customers.

We are dependent upon relationships with manufacturers, including many located in Taiwan and China, which exposes us to complex regulatory regimes and logistical challenges.

All of our manufacturing is outsourced to contract manufacturers, including many located in China and Taiwan, resulting in additional factors could interrupt our relationships or affect our ability to acquire the necessary products on acceptable terms, including:

•        political, social and economic instability and the risk of war or other international incidents in Asia or abroad;

•        fluctuations in foreign currency exchange rates that may increase our cost of products;

•        imposition of duties, taxes, tariffs or other charges on imports;

•        difficulties in complying with import and export laws, regulatory requirements and restrictions;

•        natural disasters and public health emergencies, such as the recent COVID-19 pandemic;

•        import shipping delays resulting from foreign or domestic labor shortages, slow-downs, or stoppage; and

•        the failure of local laws to provide a sufficient degree of protection against infringement of our intellectual property;

•        imposition of new legislation relating to import quotas or other restrictions that may limit the quantity of our products that may be imported into the U.S. from countries or regions where we do business;

•        financial or political instability in any of the countries in which our products are manufactured;

•        potential recalls or cancellations of orders for any products that do not meet our quality standards;

•        disruption of imports by labor disputes or strikes and local business practices;

•        political or military conflict involving the U.S. or any country in which our suppliers are located, which could cause a delay in the transportation of our products, an increase in transportation costs and additional risk to products being damaged and delivered on time;

•        heightened terrorism security concerns, which could subject imported goods to additional, more frequent or more thorough inspections, leading to delays in deliveries or impoundment of goods for extended periods;

•        inability of our non-U.S. suppliers to obtain adequate credit or access liquidity to finance their operations; and

•        our ability to enforce any agreements with our foreign suppliers.

If we were unable to import products from China and Taiwan or were unable to import products from China and Taiwan in a cost-effective manner, we could suffer irreparable harm to our business and be required to significantly curtail our operations, file for bankruptcy or cease operations.

From time to time, we may also have to resort to administrative and court proceedings to enforce our legal rights with foreign suppliers. However, it may be more difficult to evaluate the level of legal protection we enjoy in Taiwan and China and the corresponding outcome of any administrative or court proceedings than in comparison to our suppliers in the United States.

Possible new tariffs that might be imposed by the United States government could have a material adverse effect on our results of operations.

Changes in U.S. and foreign governments’ trade policies have resulted in, and may continue to result in, tariffs on imports into and exports from the U.S., among other restrictions. Throughout 2018 and 2019, the U.S. imposed tariffs on imports from several countries, including China. If further tariffs are imposed on imports of our products, or retaliatory trade measures are taken by China or other countries in response to existing or future tariffs, we could be forced to raise prices on all of our imported products or make changes to our operations, any of which could materially harm our revenue or operating results. Any additional future tariffs or quotas imposed on our products or related materials may impact our sales, gross margin and profitability if we are unable to pass increased prices on to our customers.

We are highly dependent upon key suppliers and an interruption in such relationships or our ability to obtain products from such suppliers could adversely affect our business and the results of operations.

In 2022 and 2021, we purchased a substantial portion of finished goods from four third-party vendors which comprised 92% and 87% of our purchases, respectively. Our ability to acquire products from our suppliers in amounts and on terms acceptable to us is dependent upon a number of factors that could affect our suppliers and which are beyond our control. For example, financial or operational difficulties that some of our suppliers may face could result in an increase in the cost of the products we purchase from them. We also do not have any exclusive contracts with our suppliers. If we do not maintain our relationships with our existing suppliers or develop relationships with new suppliers on acceptable commercial terms, we may not be able to continue to offer a broad selection of merchandise at competitive prices and, as a result, we could lose customers and our sales could decline.

We also have limited control over the products that our suppliers purchase or keep in stock. Our suppliers may not accurately forecast the products that will be in high demand, or they may allocate popular products to other resellers, resulting in the unavailability of certain products for delivery to our customers. Any inability to offer a broad array of products at competitive prices and any failure to deliver those products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers and our sales could decline.

Furthermore, as part of our routine business, suppliers extend credit to us in connection with our purchase of their products. In the future, our suppliers may limit the amount of credit they are willing to extend to us in connection with our purchase of their products. If this were to occur, it could impair our ability to acquire the types and quantities of products that we desire from the applicable suppliers on acceptable terms, severely impact our liquidity and capital resources, limit our ability to operate our business and could have a material adverse effect on our financial condition and results of operations.

We may be unable to source new suppliers or strengthen our relationships with current suppliers.

During the year ended December 31, 2022, four main suppliers represented approximately 92% of our product purchases. Our agreements with suppliers are generally terminable at will by either party upon short notice. If we do not maintain our existing relationships or build new relationships with suppliers on acceptable commercial terms, we may not be able to maintain a broad selection of merchandise, and our business and prospects would suffer severely.

In order to attract quality suppliers, we must:

•        demonstrate our ability to help our suppliers increase their sales;

•        offer suppliers a high quality, cost-effective fulfillment process; and

•        continue to provide suppliers with a dynamic and real-time view of our demand and inventory needs.

If we are unable to provide our suppliers with a compelling return on investment and an ability to increase their sales, we may be unable to maintain and/or expand our supplier network, which would negatively impact our business.

Increased prices and interruptions in deliveries for finished goods or raw materials could increase our cost of revenues and decrease demand for our products, which could adversely affect our revenue or profitability.

Our profitability is affected by the prices of the finished goods and raw materials used in the manufacturing and sale of our products. These prices may fluctuate based on a number of factors beyond our control, including, among others, changes in supply and demand, general economic conditions, labor costs, competition, import duties, tariffs, currency exchange rates and, in some cases, government regulation. Increased prices could adversely affect our profitability or revenues. We do not have long-term supply contracts for finished goods and raw materials. Significant increases in the prices of finished goods and raw materials could adversely affect our profit margins, especially if we are not able to recover these costs by increasing the prices we charge our customers for our products.

Our dependency upon regular deliveries from particular suppliers means that interruptions or stoppages in such deliveries could adversely affect our operations until arrangements with alternate suppliers could be made. If any of our suppliers were unable to deliver finished goods and raw materials to us for an extended period of time, as the result of financial difficulties, catastrophic events affecting their facilities or other factors beyond our control, or if we were unable to negotiate acceptable terms for the supply of finished goods and raw materials with these or alternative suppliers, our business could suffer. We may not be able to find acceptable alternatives, and any such alternatives could result in increased costs for us. Even if acceptable alternatives are found, the process of locating and securing such alternatives might be disruptive to our business. Extended unavailability of a necessary finished good or raw material could cause us to cease manufacturing or selling one or more of our products for a period of time.

We depend on third-party delivery services, for both inbound and outbound shipping, to deliver our products to our distribution centers and subsequently to our retail partners and customers on a timely and consistent basis, and any deterioration in our relationship with any one of these third parties or increases in the fees that they charge could harm our reputation and adversely affect our business and financial condition.

We rely on third parties for the shipment of our products, both inbound and outbound shipping logistics, and we cannot be sure that these relationships will continue on terms favorable to us, or at all. Shipping costs have increased from time to time, and may continue to increase, and we may not be able to pass these costs directly to our customers. Any increased shipping costs could harm our business, prospects, financial condition and results of operations by increasing our costs of doing business and reducing gross margins which could negatively affect our operating results. In addition, we utilize a variety of shipping methods for both inbound and outbound logistics. For inbound logistics, we rely on trucking, ocean carriers, and air carriers and any increases in fees that they charge could adversely affect our business and financial condition. For outbound logistics, we rely on “Less-than-Truckload” and parcel freight based upon the product and quantities being shipped and customer delivery requirements. These outbound freight costs have increased on a year-over-year basis and may continue to increase in the future.

In addition, if our relationships with these third parties are terminated or impaired, or if these third parties are unable to deliver products for us, whether due to labor shortage, slow down or stoppage, deteriorating financial or business condition, responses to terrorist attacks or for any other reason, we would be required to use alternative carriers for the shipment of products to our customers. Changing carriers could have a negative effect on our business and operating results due to reduced visibility of order status and package tracking and delays in order processing and product delivery, and we may be unable to engage alternative carriers on a timely basis, upon terms favorable to us, or at all.

In the event of a catastrophic loss of our key distribution facility, our business would be adversely affected.

While we maintain insurance covering our facility, including business interruption insurance, a catastrophic loss of the use of all or a portion of our distribution facility, due to accident, labor issues, weather conditions, natural disaster or otherwise, whether short or long-term, could have a material adverse effect on us.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

Our business is rapidly evolving and intensely competitive, and we have many competitors. Our competition includes big box retailers, such as Foster Grant, SAV Eyewear, Eyebobs, Peepers, Blue Gem, Sees Eyewear, Modo, and EyeOs, and online marketplaces, such as Amazon.

We expect competition to continue to increase. We believe that our ability to compete successfully depends upon many factors both within and beyond our control, including:

•        the size and composition of our customer base;

•        the number of suppliers and products we feature;

•        our selling and marketing efforts;

•        the quality, price and reliability of products we offer;

•        the quality and convenience of the shopping experience that we provide;

•        our ability to distribute our products and manage our operations; and

•        our reputation and brand strength.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, faster and less costly shipping, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net revenue and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net revenue from their customer bases more effectively than we do.

If we fail to manage our growth effectively, our business, financial condition and operating results could be harmed.

To manage our growth effectively, we must continue to implement our operational plans and strategies, improve, and expand our infrastructure of people and information systems and expand, train and manage our employee base. To support continued growth, we must effectively integrate, develop and motivate new employees. We face significant competition for personnel. Failure to manage our hiring needs effectively or successfully integrate our new hires may have a material adverse effect on our business, financial condition and operating results.

Additionally, the growth of our business places significant demands on our operations, as well as our management and other employees. The growth of our business may require significant additional resources to meet these daily requirements, which may not scale in a cost-effective manner or may negatively affect the quality of our sites and customer experience. We are also required to manage relationships with a growing number of suppliers, customers and other third parties. Our information technology systems and our internal controls and procedures may not be adequate to support the future growth of our supplier and employee base. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially adversely affected.

Significant merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If merchandise returns are significant, our business, prospects, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

We may be subject to product liability and other similar claims if people or property are harmed by the products we sell.

Some of the products we sell may expose us to product liability and other claims and litigation (including class actions) or regulatory action relating to safety, personal injury, death or environmental or property damage. Some of our agreements with members of our supply chain may not indemnify us from product liability for a particular product, and some members of our supply chain may not have sufficient resources or insurance to satisfy their indemnity and defense obligations. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

We are engaged in legal proceedings that could cause us to incur unforeseen expenses and could occupy a significant amount of our management’s time and attention.

From time to time, we are subject to litigation or claims that could negatively affect our business operations and financial position. Litigation disputes could cause us to incur unforeseen expenses, result in site unavailability, service disruptions, and otherwise occupy a significant amount of our management’s time and attention, any of which could negatively affect our business operations and financial position. We also from time to time receive inquiries and subpoenas and other types of information requests from government authorities and we may become subject to related claims and other actions related to our business activities. While the ultimate outcome of investigations, inquiries, information requests and related legal proceedings is difficult to predict, such matters can be expensive, time-consuming and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, reputational harm or costs and significant payments, any of which could negatively affect our business operations and financial position.

We rely on the performance of members of management and highly skilled personnel, and if we are unable to attract, develop, motivate and retain well-qualified employees, our business could be harmed.

We believe our success has depended, and continues to depend, on the members of our senior management teams. The loss of any of our senior management or other key employees could materially harm our business. Our future success also depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, particularly mid-level managers and merchandising and technology personnel. The market for such positions is competitive. Qualified individuals are in high demand, and we may incur significant costs to attract them. Our inability to recruit and develop mid-level managers could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and other U.S. employees are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business, financial condition and operating results may be materially adversely affected.

We are subject to risks related to online payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card fraud, our liability for these transactions could harm our business, financial condition and results of operations.

We may not be able to adequately protect our intellectual property rights.

We regard our customer lists, domain names, trade dress, trade secrets, trademarks, proprietary technology and similar intellectual property as critical to our success, and we rely on trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. We might not be able to obtain broad protection for all of our intellectual property. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. We may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or proprietary rights or to establish the validity of such rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially adversely affect our business, financial condition and operating results. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may not be able to broadly enforce all of our intellectual property rights. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Additionally, the process of obtaining intellectual property protections is expensive and time-consuming, and we may not be able to pursue all necessary or desirable actions at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these protections will adequately safeguard our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior intellectual property rights. We may also be exposed to claims from third parties claiming infringement of their intellectual property rights. These claims could result in litigation that may materially affect our financial condition and operating results in a material and adverse way.

We may be accused of infringing on the intellectual property rights of third parties.

We may be subject to claims and litigation by third parties that we infringe on their intellectual property rights. The costs of supporting such litigation and disputes are considerable, and there can be no assurances that favorable outcomes will be obtained. As our business expands and the number of competitors in our market increases and overlaps occur, we expect that infringement claims may increase in number and significance. Any claims or proceedings against us, whether meritorious or not, could be time-consuming, result in considerable litigation costs, require significant amounts of management time or result in the diversion of significant operational resources, any of which could materially adversely affect our business, financial condition and operating results.

We have received in the past, and we may receive in the future, communications alleging that certain items posted on or sold through our sites violate third-party copyrights, designs, marks and trade names or other intellectual property rights or other proprietary rights. Brand and content owners and other proprietary rights owners have actively asserted their purported rights against online companies. In addition to litigation from rights owners, we may be subject to regulatory, civil or criminal proceedings and penalties if governmental authorities believe we have aided and abetted in the sale of counterfeit or infringing products.

Such claims, whether or not meritorious, may result in the expenditure of significant financial, managerial and operational resources, injunctions against us or the payment of damages by us. We may need to obtain licenses from third parties who allege that we have violated their rights, but such licenses may not be available on terms acceptable to us, or at all. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims.

If we do not continue to negotiate and maintain favorable license arrangements, our sales or cost of revenues could suffer.

We have entered into license agreements that enable us to manufacture and distribute prescription frames and sunglasses under certain names, including Dr. Dean Edell. These license agreements typically have terms of multiple years and may contain options for renewal for additional periods and require us to make guaranteed and contingent royalty payments to the licensor. Accordingly, if we are unable to negotiate and maintain satisfactory license arrangements with some of our designers, our growth prospects and financial results could materially suffer from a reduction in sales or an increase in advertising costs and royalty payments to designers.

Existing or future government regulation could expose us to liabilities and costly changes in our business operations and could reduce customer demand for our products and services.

We are subject to federal and state consumer protection laws and regulations, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices, as well as laws and regulations governing businesses in general and the Internet and e-commerce and certain environmental laws. Additional laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, spyware and the tracking of consumer activities, marketing e-mails and communications, other advertising and promotional practices, money transfers, pricing, content and quality of products and services, taxation, electronic contracts and other communications, intellectual property rights, and information security. Furthermore, it is not clear how existing laws such as those governing issues such as property ownership, sales and other taxes, trespass, data mining and collection, and personal privacy apply to the Internet and e-commerce. To the extent we expand into international markets, we will be faced with complying with local laws and regulations, some of which may be materially different than U.S. laws and regulations. Any such foreign law or regulation, any new U.S. law or regulation, or the interpretation or application of existing laws and regulations to our business may have a material adverse effect on our business, prospects, financial condition and results of operations by, among other things, subjecting us to fines, penalties, damages or other liabilities, requiring costly changes in our business operations and practices, and reducing customer demand for our products and services. We may not maintain sufficient, or any, insurance coverage to cover the types of claims or liabilities that could arise as a result of such regulation.

Risks Related to Our Relationship with Our Manager

Termination of the management services agreement will not affect our manager’s rights to receive profit allocations and removal of our manager may cause us to incur significant fees.

Our manager owns all of our allocation shares, which generally will entitle our manager to receive a profit allocation as a form of preferred distribution. In general, this profit allocation is designed to pay our manager 20% of the excess of the gains upon dispositions of our subsidiaries, plus an amount equal to the net income of such subsidiaries since their acquisition by us, over an annualized hurdle rate. If our manager resigns or is removed, for any reason, it will remain the owner of our allocation shares. It will therefore remain entitled to all profit allocations while it holds our allocation shares regardless of whether it is terminated as our manager. If we terminate our manager, it may therefore be difficult or impossible for us to find a replacement to serve the function of our manager, because we would not be able to force our manager to transfer its allocation shares to a replacement manager so that the replacement manager could be entitled to a profit allocation. Therefore, as a practical matter, it may be difficult for us to replace our manager without its cooperation. If it becomes necessary to replace our manager and we are unable to replace our manager without its cooperation, we may be unable to continue to manage our operations effectively and our business may fail.

If we terminate the management services agreement with our manager, any fees, costs and expenses already earned or otherwise payable to our manager upon termination would become immediately due. Moreover, if our manager were to be removed and our management services agreement terminated by a vote of our board of directors and a majority of our common shares other than common shares beneficially owned by our manager, we would also owe a termination fee to our manager on top of the other fees, costs and expenses. In addition, the management services agreement is silent as to whether termination of our manager “for cause” would result in a termination fee; there is therefore a risk that the agreement may be interpreted to entitle our manager to a termination fee even if terminated “for cause”. The termination fee would equal twice the sum of the amount of the quarterly management fees calculated with respect to the four fiscal quarters immediately preceding the termination date of the management services agreement. As a result, we could incur significant management fees as a result of the termination of our manager, which may increase the risk that our business may be unable to meet its financial obligations or otherwise fail.

Mr. Ellery W. Roberts, our Chairman and Chief Executive Officer, controls our manager. If some event were to occur to cause Mr. Roberts (or his designated successor, heirs, beneficiaries or permitted assigns) not to control our manager without the prior written consent of our board of directors, our manager would be considered terminated under our agreement.

Our manager and the members of our management team may engage in activities that compete with us or our businesses.

Although our Chief Executive Officer intends to devote substantially all of his time to the affairs of our company and our manager must present all opportunities that meet our acquisition and disposition criteria to our board of directors, neither our manager nor our Chief Executive Officer is expressly prohibited from investing in or managing other entities. In this regard, the management services agreement and the obligation to provide management services will not create a mutually exclusive relationship between our manager and its affiliates, on the one hand, and our company, on the other.

Our manager need not present an acquisition opportunity to us if our manager determines on its own that such acquisition opportunity does not meet our acquisition criteria.

Our manager will review any acquisition opportunity to determine if it satisfies our acquisition criteria, as established by our board of directors from time to time. If our manager determines, in its sole discretion, that an opportunity fits our criteria, our manager will refer the opportunity to our board of directors for its authorization and approval prior to signing a letter of intent, indication of interest or similar document or agreement. Opportunities that our manager determines do not fit our criteria do not need to be presented to our board of directors for consideration. In addition, upon a determination by our board of directors not to promptly pursue an opportunity presented to it by our manager, in whole or in part, our manager will be unrestricted in its ability to pursue such opportunity, or any part that we do not promptly pursue, on its own or refer such opportunity to other entities, including its affiliates. If such an opportunity is ultimately profitable, we will not have participated in such opportunity.

Our Chief Executive Officer, Mr. Ellery W. Roberts, controls our manager and, as a result, we may have difficulty severing ties with Mr. Roberts.

Under the terms of the management services agreement, our board of directors may, after due consultation with our manager, at any time request that our manager replace any individual seconded to us, and our manager will, as promptly as practicable, replace any such individual. However, because Mr. Roberts controls our manager, we may have difficulty completely severing ties with Mr. Roberts absent terminating the management services agreement and our relationship with our manager. Further, termination of the management services agreement could give rise to a significant financial obligation, which may have a material adverse effect on our business and financial condition.

If the management services agreement is terminated, our manager, as holder of the allocation shares, has the right to cause us to purchase its allocation shares, which may have a material adverse effect on our financial condition.

If: (i) the management services agreement is terminated at any time other than as a result of our manager’s resignation, subject to (ii); or (ii) our manager resigns, our manager will have the right, but not the obligation, for one year from the date of termination or resignation, as the case may be, to cause us to purchase the allocation shares for the put price. The put price shall be equal to, as of any exercise date: (i) if we terminate the management services agreement, the sum of two separate, independently made calculations of the aggregate amount of the “base put price amount” as of such exercise date; or (ii) if our manager resigns, the average of two separate, independently made calculations of the aggregate amount of the “base put price amount” as of such exercise date. If our manager elects to cause us to purchase its allocation shares, we are obligated to do so and, until we have done so, our ability to conduct our business, including our ability to incur debt, to sell or otherwise dispose of our property or assets, to engage in certain mergers or consolidations, to acquire or purchase the property, assets or stock of, or beneficial interests in, another business, or to declare and pay distributions, would be restricted. These financial and operational obligations may have a material adverse effect on our financial condition, business and results of operations.

If the management services agreement is terminated, we will need to change our name and cease our use of the term “1847”, which in turn could have a material adverse impact upon our business and results of operations as we would be required to expend funds to create and market a new name.

Our manager controls our rights to the term “1847” as it is used in the name of our company. We and any businesses that we acquire must cease using the term “1847,” including any trademark based on the name of our company that may be licensed to them by our manager under the license provisions of our management services agreement, entirely in their businesses and operations within 180 days of our termination of the management services agreement. The sublicense provisions of the management services agreement would require our company and its businesses to change their names to remove any reference to the term “1847” or any reference to trademarks licensed to them by our manager. This also would require us to create and market a new name and expend funds to protect that name, which may have a material adverse effect on our business and results of operations.

We have agreed to indemnify our manager under the management services agreement that may result in an indemnity payment that could have a material adverse impact upon our business and results of operations.

The management services agreement provides that we will indemnify, reimburse, defend and hold harmless our manager, together with its employees, officers, members, managers, directors and agents, from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities of any kind arising out of the breach of any term or condition in the management services agreement or the performance of any services under such agreement except by reason of acts or omissions constituting fraud, willful misconduct or gross negligence. If our manager is forced to defend itself in any claims or actions arising out of the management services agreement for which we are obligated to provide indemnification, our payment of such indemnity could have a material adverse impact upon our business and results of operations.

Our manager can resign on 120 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could materially adversely affect our financial condition, business and results of operations, as well as the market price of our shares.

Our manager has the right, under the management services agreement, to resign at any time on 120 days written notice, whether we have found a replacement or not. If our manager resigns, we may not be able to contract with a new manager or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days, or at all, in which case our operations are likely to experience a disruption, our financial condition, business and results of operations, as well as our ability to pay distributions are likely to be materially adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management, acquisition activities and supervision of our business is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the experience and expertise possessed by our manager and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our businesses may result in additional costs and time delays that could materially adversely affect our financial condition, business and results of operations as well as the market price of our shares.

The amount recorded for the allocation shares may be subject to substantial period-to-period changes, thereby significantly adversely impacting our results of operations.

We will record the allocation shares at the redemption value at each balance sheet date by recording any change in fair value through our income statement as a dividend between net income and net income available to common shareholders. The redemption value of the allocation shares is largely related to the value of the profit allocation that our manager, as holder of the allocation shares, will receive. The redemption value of the allocation shares may fluctuate on a period-to-period basis based on the distributions we pay to our common shareholders, the earnings of our businesses and the price of our common shares, which fluctuation may be significant, and could cause a material adverse effect on our results of operations.

We cannot determine the amount of the management fee that will be paid to our manager over time with certainty, which management fee may be a significant cash obligation and may reduce the cash available for operations and distributions to our shareholders.

Our manager’s management fee will be calculated by reference to our adjusted net assets, which will be impacted by the following factors:

•        the acquisition or disposition of businesses;

•        organic growth, add-on acquisitions and dispositions by our businesses; and

•        the performance of our businesses.

We cannot predict these factors, which may cause significant fluctuations in our adjusted net assets and, in turn, impact the management fee we pay to our manager. Accordingly, we cannot determine the amount of management fee that will be paid to our manager over time with any certainty, which management fee may represent a significant cash obligation and may reduce the cash available for our operations and distributions to our shareholders.

We must pay our manager the management fee regardless of our performance. Therefore, our manager may be induced to increase the amount of our assets rather than the performance of our businesses.

Our manager is entitled to receive a management fee that is based on our adjusted net assets, as defined in the management services agreement, regardless of the performance of our businesses. In this respect, the calculation of the management fee is unrelated to our net income. As a result, the management fee may encourage our manager to increase the amount of our assets by, for example, recommending to our board of directors the acquisition of additional assets, rather than increase the performance of our businesses. In addition, payment of the management fee may reduce or eliminate the cash we have available for distributions to our shareholders.

The management fee is based solely upon our adjusted net assets; therefore, if in a given year our performance declines, but our adjusted net assets remain the same or increase, the management fee we pay to our manager for such year will increase as a percentage of our net income and may reduce the cash available for distributions to our shareholders.

The management fee we pay to our manager will be calculated solely by reference to our adjusted net assets. If in a given year our performance declines, but our adjusted net assets remain the same or increase, the management fee we pay to our manager for such year will increase as a percentage of our net income and may reduce the cash available for distributions to our shareholders.

The amount of profit allocation to be paid to our manager could be substantial. However, we cannot determine the amount of profit allocation that will be paid over time or the put price with any certainty.

We cannot determine the amount of profit allocation that will be paid over time or the put price with any certainty. Such determination would be dependent on, among other things, the number, type and size of the acquisitions and dispositions that we make in the future, the distributions we pay to our shareholders, the earnings of our businesses and the market value of common shares from time to time, factors that cannot be predicted with any certainty at this time. Such factors will have a significant impact on the amount of any profit allocation to be paid to our manager, especially if our share price significantly increases. Any amounts paid in respect of the profit allocation are unrelated to the management fee earned for performance of services under the management services agreement.

The management fee and profit allocation to be paid to our manager may significantly reduce the amount of cash available for distributions to shareholders and for operations.

Under the management services agreement, we will be obligated to pay a management fee to and, subject to certain conditions, reimburse the costs and out-of-pocket expenses of our manager incurred on our behalf in connection with the provision of services to us. Similarly, our businesses will be obligated to pay fees to and reimburse the costs and expenses of our manager pursuant to any offsetting management services agreements entered into between our manager and our businesses, or any transaction services agreements to which such businesses are a party. In addition, our manager, as holder of the allocation shares, will be entitled to receive a profit allocation upon satisfaction of applicable conditions to payment and may be entitled to receive the put price upon the occurrence of certain events. While we cannot quantify with any certainty the actual amount of any such payments in the future, we do expect that such amounts could be substantial. The management fee, put price and profit allocation are payment obligations and, as a result, will be senior in right to the payment of any distributions to our shareholders. Likewise, the profit allocation may also significantly reduce the cash available for operations.

Our manager’s influence on conducting our business and operations, including acquisitions, gives it the ability to increase its fees and compensation to our Chief Executive Officer, which may reduce the amount of cash available for distributions to our shareholders.

Under the terms of the management services agreement, our manager is paid a management fee calculated as a percentage of our adjusted net assets for certain items and is unrelated to net income or any other performance base or measure. Our manager, which Ellery W. Roberts, our Chief Executive Officer, controls, may advise us to consummate transactions, incur third-party debt or conduct our operations in a manner that may increase the amount of fees paid to our manager which, in turn, may result in higher compensation to Mr. Roberts because his compensation is paid by our manager from the management fee it receives from us.

Fees paid by our company and our businesses pursuant to transaction services agreements do not offset fees payable under the management services agreement and will be in addition to the management fee payable by our company under the management services agreement.

The management services agreement provides that businesses that we may acquire in the future may enter into transaction services agreements with our manager pursuant to which our businesses will pay fees to our manager. Unlike fees paid under the offsetting management services agreements, fees that are paid pursuant to such transaction services agreements will not reduce the management fee payable by us. Therefore, such fees will be in addition to the management fee payable by us or offsetting management fees paid by businesses that we may acquire in the future.

The fees to be paid to our manager pursuant to these transaction service agreements will be paid prior to any principal, interest or dividend payments to be paid to us by our businesses, which will reduce the amount of cash available for distributions to our shareholders.

Our manager’s profit allocation may induce it to make decisions and recommend actions to our board of directors that are not optimal for our business and operations.

Our manager, as holder of all of the allocation shares, will receive a profit allocation based on the extent to which gains from any sales of our subsidiaries plus their net income since the time they were acquired exceed a certain annualized hurdle rate. As a result, our manager may be encouraged to make decisions or to make recommendations to our board of directors regarding our business and operations, the business and operations of our businesses, acquisitions or dispositions by us or our businesses and distributions to our shareholders, any of which factors could affect the calculation and payment of profit allocation, but which may otherwise be detrimental to our long-term financial condition and performance.

The obligations to pay the management fee and profit allocation, including the put price, may cause us to liquidate assets or incur debt.

If we do not have sufficient liquid assets to pay the management fee and profit allocation, including the put price, when such payments are due and payable, we may be required to liquidate assets or incur debt in order to make such payments. This circumstance could materially adversely affect our liquidity and ability to make distributions to our shareholders.

Risks Related to Taxation

Our shareholders will be subject to taxation on their share of our taxable income, whether or not they receive cash distributions from us.

Our company is a limited liability company and is classified as a partnership for U.S. federal income tax purposes. Consequently, our shareholders are subject to U.S. federal income taxation and, possibly, state, local and foreign income taxation on their share of our taxable income, whether or not they receive cash distributions from us. There is, accordingly, a risk that our shareholders may not receive cash distributions equal to their allocated portion of our taxable income or even in an amount sufficient to satisfy the tax liability that results from that income. This risk is attributable to a number of variables, such as results of operations, unknown liabilities, government regulations, financial covenants relating to our debt, the need for funds for future acquisitions and/or to satisfy short- and long-term working capital needs of our businesses, and the discretion and authority of our board of directors to make distributions or modify our distribution policy.

As a partnership, our company itself will not be subject to U.S. federal income tax (except as may be imposed under certain recently enacted partnership audit rules), although it will file an annual partnership information return with the IRS. The information return will report the results of our activities and will contain a Schedule K-1 for each company shareholder reflecting allocations of profits or losses (and items thereof) to our members, that is, to the shareholders. Each partner of a partnership is required to report on his or her income tax return his or her share of items of income, gain, loss, deduction, credit, and other items of the partnership (in each case, as reflected on such Schedule K-1) without regard to whether cash distributions are received. Each holder will be required to report on his or her tax return his or her allocable share of company income, gain, loss, deduction, credit and other items for our taxable year that ends with or within the holder’s taxable year. Thus, holders of common shares will be required to report taxable income (and thus be subject to significant income tax liability) without a corresponding current receipt of cash if we were to recognize taxable income and not make cash distributions to the shareholders.

Generally, the determination of a holder’s distributive share of any item of income, gain, loss, deduction, or credit of a partnership is governed by the operating agreement, but it is also subject to income tax laws governing the allocation of the partnership’s income, gains, losses, deductions and credits. These laws are complex, and there can be no assurance that the IRS would not successfully challenge any allocation set forth in any Schedule K-1 issued by us. Whether an allocation set forth in any particular K-1 issued to a shareholder will be accepted by the IRS also depends on a facts and circumstances analysis of the underlying economic arrangement of our shareholders. If the IRS were to prevail in challenging the allocations provided by the operating agreement, the amount of income or loss allocated to holders for U.S. federal income tax purposes could be increased or reduced or the character of allocated income or loss could be modified. See “Material U.S. Federal Income Tax Considerations” for more information.

All of our income could be subject to an entity-level tax in the United States, which could result in a material reduction in cash flow available for distribution to shareholders and thus could result in a substantial reduction in the value our shares.

Given the number of shareholders that we have, and because our shares are listed for trading on the over-the-counter market, we believe that our company will be regarded as a publicly traded partnership. Under the federal tax laws, a publicly traded partnership generally will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will be treated as a partnership, however, and not as a corporation for U.S. federal tax purposes so long as 90% or more of its gross income for each taxable year in which it is publicly traded constitutes “qualifying income,” within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended, or the Code, and we are not required to register under the Investment Company Act. Qualifying income generally includes dividends, interest (other than interest derived in the conduct of a lending or insurance business or interest the determination of which depends in whole or in part on the income or profits of any person), certain real property rents, certain gain from the sale or other disposition of real property, gains from the sale of stock or debt instruments which are held as capital assets, and certain other forms of “passive-type” income. We expect to realize sufficient qualifying income to satisfy the qualifying income exception. We also expect that we will not be required to register under the Investment Company Act.

In certain cases, income that would otherwise qualify for the qualifying income exception may not so qualify if it is considered to be derived from an active conduct of a business. For example, the IRS may assert that interest received by us from our subsidiaries is not qualifying income because it is derived in the conduct of a lending business. If we fail to satisfy the qualifying income exception or is required to register under the Investment Company Act, we will be classified as a corporation for U.S. federal (and certain state and local) income tax purposes, and shareholders would be treated as shareholders in a domestic corporation. We would be required to pay federal income tax at regular corporate rates on its income. In addition, we would likely be liable for state and local income and/or franchise taxes on our income. Distributions to the shareholders would constitute ordinary dividend income (taxable at then existing ordinary income rates) or, in certain cases, qualified dividend income (which is generally subject to tax at reduced tax rates) to such holders to the extent of our earnings and profits, and the payment of these dividends would not be deductible to us. Shareholders would receive an IRS Form 1099-DIV in respect of such dividend income and would not receive a Schedule K-1. Taxation of our company as a corporation could result in a material reduction in distributions to our shareholders and after-tax return and would likely result in a substantial reduction in the value of, or materially adversely affect the market price of, our shares.

The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative, or judicial interpretation at any time, and any such action may affect investments previously made. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for our company to be classified as a partnership, and not as a corporation, for U.S. federal income tax purposes, necessitate that our company restructure its investments, or otherwise adversely affect an investment in our shares.

In addition, we may become subject to an entity level tax in one or more states. Several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise, or other forms of taxation. If any state were to impose a tax upon our company as an entity, our distributions to you would be reduced.

Complying with certain tax-related requirements may cause us to forego otherwise attractive business or investment opportunities or enter into acquisitions, borrowings, financings, or arrangements we may not have otherwise entered into.

In order for our company to be treated as a partnership for U.S. federal income tax purposes and not as a publicly traded partnership taxable as a corporation, we must meet the qualifying income exception discussed above on a continuing basis and must not be required to register as an investment company under the Investment Company Act. In order to effect such treatment, we may be required to invest through foreign or domestic corporations, forego attractive business or investment opportunities or enter into borrowings or financings we (or any of our subsidiaries, as the case may be) may not have otherwise entered into. This may adversely affect our ability to operate solely to maximize our cash flow. In addition, we may not be able to participate in certain corporate reorganization transactions that would be tax free to our shareholders if we were a corporation for U.S. federal income tax purposes.

Non-corporate investors who are U.S. taxpayers will not be able to deduct certain fees, costs or other expenses for U.S. federal income tax purposes.

We will pay a management fee (and possibly certain transaction fees) to our manager. We will also pay certain costs and expenses incurred in connection with the activities of our manager. We intend to deduct such fees and expenses to the extent that they are reasonable in amount and are not capital in nature or otherwise nondeductible. It is expected that such fees and other expenses will generally constitute miscellaneous itemized deductions for non-corporate U.S. taxpayers who hold our shares. Under current law in effect for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. taxpayers may not deduct any such miscellaneous itemized deductions for U.S. federal income tax purposes. A non-corporate U.S. taxpayer’s inability to deduct such items could result in such holder reporting as his or her share of company taxable income an amount that exceeds any cash actually distributed to such U.S. taxpayer for the year. U.S. holders of our shares that are corporations generally will be able to deduct these fees, costs and expenses in accordance with applicable U.S. federal income tax law.

A portion of the income arising from an investment in our shares may be treated as unrelated business taxable income and taxable to certain tax-exempt holders despite such holders’ tax-exempt status.

We expect to incur debt with respect to certain of our investments that will be treated as “acquisition indebtedness” under section 514 of the Code. To the extent we recognize income from any investment with respect to which there is “acquisition indebtedness” during a taxable year, or to the extent we recognize gain from the disposition of any investment with respect to which there is “acquisition indebtedness,” a portion of that income will be treated as unrelated business taxable income and taxable to tax-exempt investors. In addition, if the IRS successfully asserts that we are engaged in a trade or business for U.S. federal income tax purposes (for example, if it determines we are engaged in a lending business), tax-exempt holders, and in certain cases non-U.S. holders, would be subject to U.S. income tax on any income generated by such business. The foregoing would apply only if the amount of such business income does not cause us to fail to meet the qualifying income test (which would happen if such income exceeded 10% of our gross income, and in which case such failure would cause us to be taxable as a corporation).

A portion of the income arising from an investment in our shares may be treated as income that is effectively connected with our conduct of a U.S. trade or business, which income would be taxable to holders who are not U.S. taxpayers.

If the IRS successfully asserts that we are engaged in a trade or business in the United States for U.S. federal income tax purposes (for example, if it determines we are engaged in a lending business), then in certain cases non-U.S. holders would be subject to U.S. income tax on any income that is effectively connected with such business. It could also cause the non-U.S. holder to be subject to U.S. federal income tax on a sale of his or her interest in our company. The foregoing would apply only if the amount of such business income does not cause us to fail to meet the qualifying income test (which would happen if such income exceeded 10% of our gross income, and in which case such failure would cause us to be taxable as a corporation).

Risks related to recently enacted legislation.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of recently enacted tax legislation clear. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws on an investment in our shares.

Risks Related to This Offering and Ownership of Our Common Shares

We may not be able to maintain a listing of our common shares on NYSE American.

Our common shares are listed on NYSE American, and we must meet certain financial and liquidity criteria to maintain the listing of our common shares on NYSE American. If we fail to meet any listing standards or if we violate any listing requirements, our common shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common shares from NYSE American may materially impair our shareholders’ ability to buy and sell our common shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common shares. The delisting of our common shares could significantly impair our ability to raise capital and the value of your investment.

The market price, trading volume and marketability of our common shares may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your common shares, the marketability of your common shares and our ability to raise capital through future equity financings.

The market price and trading volume of our common shares may fluctuate significantly. Many factors that are beyond our control may materially adversely affect the market price of your common shares, the marketability of your common shares and our ability to raise capital through equity financings. These factors include the following:

•        actual or anticipated variations in our periodic operating results;

•        increases in market interest rates that lead investors of our common shares to demand a higher investment return;

•        changes in earnings estimates;

•        changes in market valuations of similar companies;

•        actions or announcements by our competitors;

•        adverse market reaction to any increased indebtedness we may incur in the future;

•        additions or departures of key personnel;

•        actions by shareholders;

•        speculation in the media, online forums, or investment community; and

•        our intentions and ability to maintain the listing our common shares on NYSE American.

An active, liquid trading market for our common shares may not be sustained, which may make it difficult for you to sell the common shares you purchase.

We cannot predict the extent to which investor interest in us will sustain a trading market or how active and liquid that market may remain. If an active and liquid trading market is not sustained, you may have difficulty selling any of our common shares that you purchase at a price above the price you purchase them or at all. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of our common shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration.

There is no public market for the warrants or pre-funded warrants being offered.

We do not intend to apply to list the warrants or the pre-funded warrants on NYSE American or any other national securities exchange. Accordingly, there is no established public trading market for the warrants or the pre-funded warrants being offered pursuant to this offering, nor do we expect such a market to develop. Without an active market, the liquidity of such warrants and pre-funded warrants will be limited.

Holders of the warrants and the pre-funded warrants will have no rights as shareholders until such holders exercise the warrants and pre-funded warrants.

Holders of the warrants and the pre-funded warrants purchased in this offering only acquire our common shares upon exercise thereof, meaning holders will have no rights with respect to our common shares underlying such warrants and pre-funded warrants. Upon the exercise of any of the warrants or pre-funded warrants purchased, such holders will be entitled to exercise the rights of shareholders only as to matters for which the record date occurs after the exercise date. The warrants and the pre-funded warrants are speculative in nature. In the event our common share price does not exceed the per share exercise price during the period when such warrants are exercisable, such warrants and pre-funded warrants will not have any value.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common shares may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

You will experience immediate and substantial dilution as a result of this offering.

As of March 31, 2023, our pro forma net tangible book value (deficit) was approximately $(23,980,864), or approximately $(3.55) per share. Since the price per unit being offered in this offering is substantially higher than the pro forma net tangible book value per common share, you will suffer substantial dilution with respect to the net tangible book value of the units you purchase in this offering. Based on the assumed public offering price of $0.404 per unit being sold in this offering, the closing price of our common shares on May 31, 2023, and our pro forma net tangible book value per share as of March 31, 2023, if you purchase units in this offering, you will suffer immediate and substantial dilution with respect to the net tangible book value of the common shares of $0.88 per share if the maximum number of units being offered are sold. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

Future sales of our securities may affect the market price of our common shares and result in material dilution.

We cannot predict what effect, if any, future sales of our common shares, or the availability of common shares for future sale, will have on the market price of our common shares. Notably, we are obligated to issue 455,414 common shares upon the conversion of our outstanding series A senior convertible preferred shares, 759,798 common shares upon the conversion of our outstanding series B senior convertible preferred shares and 2,083,838 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.34 per share. We are also obliged to issue common shares upon the conversion of secured convertible promissory notes in the aggregate principal amount of $24,860,000, which are convertible into our common shares at a conversion price of $0.5948 (subject to adjustment), and upon the conversion of promissory notes in the aggregate principal amount of $4,039,575, which are convertible into our common shares only upon an event of default under the promissory notes at a conversion price equal to the lower of $0.5948 and 80% of the lowest volume weighted average price of our common shares on any trading day during the 5 trading days prior to the conversion date. In addition, we are obligated to issue common shares upon the exchange of promissory notes in the aggregate principal amount of $2,520,345, which are exchangeable for our common shares at an exchange price equal to the higher of $10.00 or the 30-day volume weighted average price of our common shares.

Sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could materially adversely affect the market price of our common shares and may make it more difficult for you to sell your common shares at a time and price which you deem appropriate.

Rule 144 sales in the future may have a depressive effect on our share price.

All of the outstanding common shares held by the present officers, directors, and affiliate shareholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common shares. There is no limitation on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if our company is a current reporting company under the Exchange Act. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registration of common shares of present shareholders, may have a depressive effect upon the price of the common shares in any market that may develop.

Our series A senior convertible preferred shares and series B senior convertible preferred shares are senior to our common shares as to distributions and in liquidation, which could limit our ability to make distributions to our common shareholders.

Holders of our series A senior convertible preferred shares are entitled to quarterly dividends, payable in cash or in common shares, at a rate per annum of 14.0% of the stated value ($2.00 per share) and holders of our series B senior convertible preferred shares are entitled to quarterly dividends, payable in cash or in common shares, at a rate per annum of 19.0% of the stated value ($3.00 per share), subject to adjustment. In addition, upon any liquidation of our company or its subsidiaries, each holder of outstanding series A senior convertible preferred shares and series B senior convertible preferred shares will be entitled to receive an amount of cash equal to 115% of the stated value, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared), before any payment shall be made to or set apart for the holders of our common shares. This could limit our ability to make regular distributions to our common shareholders or distributions upon liquidation.

We may issue additional debt and equity securities, which are senior to our common shares as to distributions and in liquidation, which could materially adversely affect the market price of our common shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders.

Any additional preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your common shares and diluting your interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our common shares, which could materially adversely affect the market share price of our common shares.

Our potential future earnings and cash distributions to our shareholders may affect the market price of our common shares.

Generally, the market price of our common shares may be based, in part, on the market’s perception of our growth potential and our current and potential future cash distributions, whether from operations, sales, acquisitions or refinancings, and on the value of our businesses. For that reason, our common shares may trade at prices that are higher or lower than our net asset value per share. Should we retain operating cash flow for investment purposes or working capital reserves instead of distributing the cash flows to our shareholders, the retained funds, while increasing the value of our underlying assets, may materially adversely affect the market price of our common shares. Our failure to meet market expectations with respect to earnings and cash distributions and our failure to make such distributions, for any reason whatsoever, could materially adversely affect the market price of our common shares.

Were our common shares to be considered penny stock, and therefore become subject to the penny stock rules, U.S. broker-dealers may be discouraged from effecting transactions in our common shares.

Our common shares may be subject to the penny stock rules under the Exchange Act. These rules regulate broker-dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 per share. The penny stock rules require broker-dealers that derive more than 5% of their customer transaction revenues from transactions in penny stocks to deliver a standardized risk disclosure document that provides information about penny stocks, and the nature and level of risks in the penny stock market, to any non-institutional customer to whom the broker-dealer recommends a penny stock transaction. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our common shares. These additional penny stock disclosure requirements are burdensome and may reduce all the trading activity in the market for our common shares. As long as our common shares are subject to the penny stock rules, holders of our common shares may find it more difficult to sell their shares.

Holders of our common shares may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiffs in any such action.

Our operating agreement governing our common shares provides that, to the fullest extent permitted by law, holders of our common shares waive the right to a jury trial of any claim they may have against us arising out of or relating to our operating agreement, including any claim under the U.S. federal securities laws.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our operating agreement, by a federal or state court in the State of Delaware, which has non-exclusive jurisdiction over matters arising under the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to our operating agreement. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the operating agreement.

If you or any other holders or beneficial owners of our common shares bring a claim against us in connection with matters arising under our operating agreement, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us. If a lawsuit is brought against us under our operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any holder or beneficial owner of our common shares or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

The best efforts structure of this offering may have an adverse effect on our business plan.

The placement agent is offering the units in this offering on a best efforts basis. The placement agent is not required to purchase any securities, but will use their reasonable best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the documents incorporated herein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements include, but are not limited to, statements about:

•        our ability to effectively integrate and operate the businesses that we acquire;

•        our ability to successfully identify and acquire additional businesses;

•        our organizational structure, which may limit our ability to meet our dividend and distribution policy;

•        our ability to service and comply with the terms of indebtedness;

•        our cash flow available for distribution and our ability to make distributions to our common shareholders;

•        our ability to pay the management fee, profit allocation and put price to our manager when due;

•        labor disputes, strikes or other employee disputes or grievances;

•        the regulatory environment in which our businesses operate under;

•        trends in the industries in which our businesses operate;

•        the competitive environment in which our businesses operate;

•        changes in general economic or business conditions or economic or demographic trends in the United States including changes in interest rates and inflation;

•        our and our manager’s ability to retain or replace qualified employees of our businesses and our manager;

•        casualties, condemnation or catastrophic failures with respect to any of our business’ facilities;

•        costs and effects of legal and administrative proceedings, settlements, investigations and claims; and

•        extraordinary or force majeure events affecting the business or operations of our businesses;

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $8.9 million if the maximum number of units being offered are sold, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the proceeds of this offering for working capital and general corporate purposes, which could include future acquisitions, capital expenditures and working capital. Pending these uses, we may invest the net proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

Our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors — Risks Related to this Offering and the Ownership of Our Common Shares — Our management has broad discretion as to the use of the net proceeds from this offering.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

•        on an actual basis;

•        on a pro forma basis to reflect the issuance of (i) 187,075 common shares paid as a dividend on our series A senior convertible preferred shares, (ii) 430,552 common shares upon the conversion of 85,000 series B senior convertible preferred shares and (iii) 1,492,168 common shares upon the exercise of warrants; and

•        on an as adjusted basis to give effect to the sale of the maximum of 24,752,476 units in this offering, after deducting the placement agent fees and other estimated offering expenses payable by us, and after giving effect to the use of proceeds described herein.

The as adjusted information below is illustrative only. You should read this table together with our financial statements and the related notes incorporated by reference into this prospectus.

	March 31, 2023
	Actual	Pro Forma	As Adjusted
Cash and cash equivalents	$2,297,927	$2,297,927	$11,187,927
Long-term debt:
Notes payable	4,987,669	4,987,669	4,987,669
Convertible notes payable	24,864,371	24,864,371	24,864,371
Total long-term debt	29,852,040	29,852,040	29,852,040
Total shareholders’ equity:
Series A senior convertible preferred shares, 4,450,460 shares designated; 1,593,940 shares issued and outstanding, actual, pro forma and as adjusted	1,338,746	1,338,746	1,338,746
Series B senior convertible preferred shares, 583,334 shares designated; 464,899 shares issued and outstanding, actual; 379,899 shares issued and outstanding, pro forma and as adjusted	1,214,181	992,495	992,495
Allocation shares, 1,000 shares issued and outstanding, actual, pro forma and as adjusted	1,000	1,000	1,000
Common shares, 500,000,000 shares authorized; 4,655,636 shares issued and outstanding, actual; 6,765,431 shares issued and outstanding, pro forma; 31,517,907 shares issued and outstanding, as adjusted	4,656	6,765	31,518
Distribution receivable	(2,000,000)	(2,000,000)	(2,000,000)
Additional paid-in capital	47,310,059	47,641,999	56,507,246
Accumulated deficit	(42,804,608)	(42,804,608)	(42,804,608)
Total 1847 Holdings shareholders’ equity	5,064,034	5,176,397	11,735,156
Non-controlling interests	223,446	223,446	223,446
Total shareholders’ equity	5,287,480	5,399,843	11,958,602
Total capitalization	$35,139,520	$35,251,883	$41,810,642

The table and discussion above exclude:

•        455,414 common shares issuable upon the conversion of our outstanding series A senior convertible preferred shares;

•        759,798 common shares issuable upon the conversion of our outstanding series B senior convertible preferred shares;

•        2,083,838 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.34 per share;

•        common shares issuable upon the conversion of secured convertible promissory notes in the aggregate principal amount of $24,860,000, which are convertible into our common shares at a conversion price of $0.5948 (subject to adjustment);

•        common shares issuable upon the conversion of promissory notes in the aggregate principal amount of $4,039,575, which are convertible into our common shares only upon an event of default under the promissory notes at a conversion price equal to the lower of $0.5948 and 80% of the lowest volume weighted average price of our common shares on any trading day during the 5 trading days prior to the conversion date;

•        common shares issuable upon the exchange of 6% subordinated convertible promissory notes in the principal amount of $2,520,345, which are exchangeable for our common shares at an exchange price equal to the higher of $10.00 or the 30-day volume weighted average price of our common shares;

•        2,000,000 common shares that are reserved for issuance under our 2023 Equity Incentive Plan; and

•        common shares issuable upon the exercise of the placement agent warrants issued in connection with this offering.

DILUTION

If you invest in our securities in this offering, your ownership will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per common share of immediately after this offering. Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the units sold in this offering exceeds the pro forma as adjusted net tangible book value per common share after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of common shares deemed to be outstanding at that date.

As of March 31, 2023, our net tangible book value (deficit) was approximately $(24,093,227), or approximately $(5.18) per share. After giving effect to the issuance of (i) 187,075 common shares paid as a dividend on our series A senior convertible preferred shares, (ii) 430,552 common shares upon the conversion of 85,000 series B senior convertible preferred shares and (iii) 1,492,168 common shares upon the exercise of warrants, the pro forma net tangible book value (deficit) of our common shares as of March 31, 2023 is approximately $(23,980,864), or approximately $(3.55) per share.

After giving effect to the sale of the maximum of 24,752,476 units in this offering, and after deducting the placement agent fees and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value (deficit) as of March 31, 2023 would have been approximately $ (15,090,864), or approximately $(0.48) per share. This amount represents an immediate increase in net tangible book value of $3.07 per share to existing shareholders and an immediate dilution in net tangible book value of $0.88 per share to purchasers of our units in this offering, as illustrated in the following table.

Assumed public offering price per share		$0.404
Historical net tangible book value (deficit) per share as of March 31, 2023	$(5.18)
Increase per share attributable to the pro forma adjustments described above	1.63
Pro forma net tangible book value (deficit) per share as of March 31, 2023	(3.55)
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing units in this offering	3.07
Pro forma as adjusted net tangible book value (deficit) per share after this offering		(0.48)
Dilution per share to new investors purchasing units in this offering		$0.88

The table and discussion above exclude:

•        455,414 common shares issuable upon the conversion of our outstanding series A senior convertible preferred shares;

•        759,798 common shares issuable upon the conversion of our outstanding series B senior convertible preferred shares;

•        2,083,838 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.34 per share;

•        common shares issuable upon the conversion of secured convertible promissory notes in the aggregate principal amount of $24,860,000, which are convertible into our common shares at a conversion price of $0.5948 (subject to adjustment);

•        common shares issuable upon the conversion of promissory notes in the aggregate principal amount of $4,039,575, which are convertible into our common shares only upon an event of default under the promissory notes at a conversion price equal to the lower of $0.5948 and 80% of the lowest volume weighted average price of our common shares on any trading day during the 5 trading days prior to the conversion date;

•        common shares issuable upon the exchange of 6% subordinated convertible promissory notes in the principal amount of $2,520,345, which are exchangeable for our common shares at an exchange price equal to the higher of $10.00 or the 30-day volume weighted average price of our common shares;

•        2,000,000 common shares that are reserved for issuance under our 2023 Equity Incentive Plan; and

•        common shares issuable upon the exercise of the placement agent warrants issued in connection with this offering.

MANAGEMENT

Directors and Executive Officers

The following sets forth information about our directors and executive officers:

Name	Age	Position
Ellery W. Roberts	53	Chairman, Chief Executive Officer and President
Vernice L. Howard	52	Chief Financial Officer
Glyn C. Milburn	52	Vice President of Operations
Robert D. Barry	79	Director
Clark R. Crosnoe	54	Director
Paul A. Froning	52	Director
Tracy S. Harris	59	Director
Lawrence X. Taylor	58	Director

Ellery W. Roberts.    Mr. Roberts has been our Chairman, Chief Executive Officer and President since our inception in January 2013. Mr. Roberts brings over 20 years of private equity investing experience to our company. In July 2011, Mr. Roberts formed The 1847 Companies LLC, a company that is no longer active, where he began investing his own personal capital and capital of high net worth individuals in select transactions. Prior to forming The 1847 Companies LLC, Mr. Roberts was the co-founder and was co-managing principal of RW Capital Partners LLC from October 2009 to June 2011. Mr. Roberts was a founding member of Parallel Investment Partners, LP (formerly SKM Growth Investors, LP), a Dallas-based private equity fund focused on re-capitalizations, buyouts and growth capital investments in lower middle market companies throughout the United States. Previously, Mr. Roberts served as principal with Lazard Group LLC, a senior financial analyst at Colony Capital, Inc., and a financial analyst with the Corporate Finance Division of Smith Barney Inc. (now known as Morgan Stanley Smith Barney LLC). Mr. Roberts has also served as the chairman of the board of Polished.com Inc. since April 2019 and has also been a director of Western Capital Resources, Inc. since May 2010. Mr. Roberts received his B.A. degree in English from Stanford University. We believe Mr. Roberts is qualified to serve on our board due to his extensive senior management experience in the industry in which we operate, having served as founder or executive of various other management, investment and corporate advisory companies.

Vernice L. Howard.    Ms. Howard has served as our Chief Financial Officer since September 2021. Ms. Howard has over 30 years of experience in the fields of finance and accounting. Prior to joining us, she worked for Independent Electrical Contractors, Inc. and its affiliates for over eleven years as chief financial officer, where she was responsible for providing leadership to the organization in the areas of finance, human resources and general facilities administration, in addition to setting policies, procedures, strategies, practices and overseeing the organization’s assets. The foundation of Ms. Howard’s accounting and finance experience began with public accounting for several years gaining experience in tax and auditing in the entertainment and nonprofit sectors as chief financial officer for The Cronkite Ward Company, a television production company, and director of finance for Community Action Group (CAG), a nonprofit organization. Before her work with Independent Electrical Contractors, Inc., Ms. Howard’s professional background established an emphasis in forensic accounting. Ms. Howard is a founding member of Chief, which is a DC based vetted network of C-level or rising VP’s supporting and connecting exceptional women. Ms. Howard holds a Master of Business Administration in Finance from Trinity Washington University Graduate School of Business Management and Bachelor of Science in Accounting from Duquesne University.

Glyn C. Milburn.    Mr. Milburn has served as our Vice President of Operations since February 2023 and previously served on our Board from August 2022 to March 2023. Since February 2016, Mr. Milburn has served as a partner at Jimmy Blackman & Associates, a full-service Government and Public Affairs firm, where he is responsible for business strategy, client management, communications and campaign management for a client portfolio comprised of large public safety labor unions, banking/finance companies, and hotel operators across the State of California. From April 2013 to January 2016, Mr. Milburn served as a special assistant in the City of Los Angeles where he held two positions in the City of Los Angeles, one in the Office of Los Angeles Mayor Eric Garcetti’s Office of Economic Development and another in the Office of Los Angeles Councilman Dennis Zine. From August 2012 to March 2013, Mr. Milburn co-Founded Provident Investment Advisors LLC, a special investment vehicle for energy, technology and healthcare ventures, where he served as managing member. Mr. Milburn holds a B.A. degree in Public Policy from Stanford University.

Robert D. Barry.    Mr. Barry has been a member of our board of directors since January 2014. He has also served as the chief accounting officer of our former subsidiary Polished.com Inc. since July 2021 and previously served as its chief financial officer from January 2019 to July 2021. He also served as the controller of our former subsidiary Neese, Inc. from July 2017 until our sale of Neese, Inc. in April 2021. From April 2013 until August 2016, Mr. Barry was chief executive officer and chief financial officer of Pawn Plus Inc. Prior to that, Mr. Barry served as executive vice president and chief financial officer of Regional Management Corp., a consumer loan company, from March 2007 to January 2013. Prior to joining Regional Management Corp., Mr. Barry was the managing member of AccessOne Mortgage Company, LLC from 1997 to 2007. Prior to his time at AccessOne, Mr. Barry was executive vice president and chief financial officer for Regional Acceptance Corporation, a consumer finance company, and prior to that he was a financial institutions partner at KPMG LLP. Mr. Barry is a Certified Public Accountant licensed in North Carolina and Georgia. We believe Mr. Barry is qualified to serve on our board due to his years of relevant financial and business expertise.

Clark R. Crosnoe.    Mr. Crosnoe has been member of our board of directors since August 2022. In 2009, Mr. Crosnoe founded CRC Capital LLC, a registered investment advisor and manager of the CRC Investment Fund LP, a private investment partnership focused on publicly-traded equity securities. As managing member of CRC Capital LLC, Mr. Crosnoe is responsible for strategy, oversight and the day-to-day investment decisions of the fund. The portfolio typically includes investments in the consumer, financial, healthcare, industrial and energy sectors. In 1999, Mr. Crosnoe was a founding employee of Parallel Investment Partners where he was named partner in 2003. As a partner, he was responsible for sourcing, evaluating, structuring, executing and monitoring private equity investments, and also dedicated a substantial portion of his time to marketing activities for the firm. Mr. Crosnoe began his career in investment banking at Wasserstein Perella & Co. and also gained valuable experience at multi-billion dollar hedge fund HBK Investments. Mr. Crosnoe also serves on the board of directors of Polished.com Inc. Mr. Crosnoe holds undergraduate degrees from the University of Texas at Austin and earned an MBA from Harvard Business School in 1996. We believe Mr. Crosnoe is qualified to serve on our board due to his approximately 28 years of private and public investment and advisory experience.

Paul A. Froning.    Mr. Froning has been a member of our board of directors since April 2013. In 2009, Mr. Froning co-founded Focus Healthcare Partners LLC, a Chicago-based private equity investment, advisory and asset management firm targeting the senior housing and healthcare sectors. Prior to that, Mr. Froning was a managing director in the private equity department of Fortress Investment Group LLC, a publicly-traded New York-based private investment firm, from February 2008 to October 2009. Prior to that, Mr. Froning was the chief investment officer and executive vice president of Brookdale Senior Living Inc., a publicly-traded affiliate of Fortress Investment Group LLC, from 2005 to 2008. Previously, Mr. Froning held senior investment positions at the private equity investment arms of Lazard Group LLC and Security Capital Group, prior to its acquisition by GE Capital Corp., in addition to investment banking experience at Salomon Brothers, prior to its acquisition by Travelers Group, and the securities subsidiary of Principal Financial Group. Mr. Froning has a B.A. degree from the University of Notre Dame. We believe Mr. Froning is qualified to serve on our board due to his more than twenty years of private equity, investment and advisory experience.

Tracy S. Harris.    Ms. Harris has been member of our board of directors since August 2022. Ms. Harris is an accomplished executive, board member, and advisor with over 20 years of broad operational and finance experience. Since July 2021, Ms. Harris has served as executive vice president, chief financial officer and treasurer of MIB Group, LLC, a membership corporation owned by insurance companies in the US and Canada. Prior to that, she was the chief financial officer for UMGC\Ventures, the venture fund that invests in education technology companies for the University of Maryland Global Campus, from December 2019 to May 2021, and the chief financial officer and chief business officer of Bullis LLC, an independent college preparatory K-12 day school, from July 2015 to November 2019. She previously worked on the financial turnarounds of Philadelphia and the District of Columbia as a municipal finance expert. She also worked in the heavily regulated financial services industries for over ten years in banking and insurance. Since April 2019, she has served as chair of the audit and compliance committee and on the investment and benefits committees of the District of Columbia Retirement Board, where she evaluates private equity, real estate, alternative assets and international investments for the $11 billion pension fund and monitors state and regulatory compliance, as well as portfolio performance and asset allocation. Since October 2020, she has served as a board member of CareFirst Blue Cross Blue Shield, and its subsidiary companies, where serves on the finance, audit and governance committees. She also currently serves on the boards of Bally’s Corporation and the Council of Institutional Investors. Previously, she served on the boards and committees (finance, investment and audit) of multiple companies. Ms. Harris has been a Governance Fellow with the National Association of Corporate Directors, or NACD, since 2015 and was the first recipient of the Washington Business Journal’s Financial Excellence Award

in 2007. After earning an MPA from the University of Pennsylvania, Ms. Harris completed the General Management Program at Harvard Business School. She received an MBA from St. Louis University and a BS in Marketing from Fontbonne University. We believe that Ms. Harris is qualified to serve on our board due to her extensive finance and governance experience.

Lawrence X. Taylor.    Mr. Taylor has been member of our board of directors since August 2022. As a C-level executive, advisor, and board member with more than 30 years of business experience, he has guided organizations through complex restructurings, acquisitions, corporate development activities and capital transactions totaling over $20 billion. His experience spans start-ups to private companies to publicly traded companies and includes diverse companies across multiple industries including casino gaming, hospitality, manufacturing, aviation, real estate, retail, and healthcare. Since 2004, Mr. Taylor has served as president of Taylor Strategy Group, a business consulting practice he owns and operates. From 2004 to 2013, Mr. Taylor was a partner and managing director with Odyssey Capital Group, a Phoenix based business. Since 2021, he has served on the board of Item 9 Labs, a public company, where he serves as the lead independent director and on the audit committee (as chair), compensation committee (as chair) and nominating and governance committee. Since September 2022, he has served on the board of Kabbage, Inc. Mr. Taylor has served on the board of Barrie House Coffee Roasters since 2018, where he chairs the M&A committee and serves on the strategic planning committee. Previously, he served on the boards and committees (M&A, strategic planning, restructuring, finance and compensation) of multiple companies. Mr. Taylor is an NACD Board Leadership Fellow and is NACD Directorship Certified. Additionally, he was recognized as a “Director to Watch 2020” by the Private Company Director Magazine. Mr. Taylor holds a Bachelor of Science degree in Finance from Louisiana Tech University. We believe that Mr. Taylor is qualified to serve on our board due to his deep financial expertise, strategy, and governance experience.

Our directors currently have terms which will end at our next annual meeting of the shareholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors.

Pursuant to our operating agreement, as holder of the allocation shares, our manager has the right to appoint one director to our board of directors for every four members constituting the entire board of directors. Any such director will not be required to stand for election by the shareholders. Ellery W. Roberts is the designated director of our manager. Otherwise, there is no arrangement or understanding between any director or executive officer and any other person pursuant to which he was or is to be selected as a director, nominee or officer.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. Our board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, the board considered, among other matters, Mr. Robert’s experience and tenure of having founded our company in 2013, and believed that Mr. Roberts is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the board is that such structure promotes clearer leadership and direction for our company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration; however, much of the work is delegated to committees, which will meet regularly and report back to the full board. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

Independent Directors

NYSE American’s rules generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors has determined that all of our directors, other than Messrs. Roberts and Barry, qualify as “independent” directors in accordance with the rules and regulations of NYSE American. In making its independence determinations, the board considered, among other things, relevant transactions between us and entities associated with the independent directors, as described under the heading “Certain Relationships and Related Party Transactions,” and determined that none have any relationship with us or other relationships that would impair the directors’ independence.

Committees of the Board of Directors

Our board has established an audit committee, a compensation and nominating and corporate governance committee, each with its own charter, copies of which are available on our website at www.1847holdings.com. In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

Clark R. Crosnoe, Paul A. Froning and Tracy S. Harris, each of whom satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, have been appointed to serve on our audit committee, with Mr. Froning serving as the chairman. Our board has determined that Mr. Froning is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE American rules and regulations. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; (viii) reviewing and approving the calculation of profit allocation due to the holders our allocation shares when due and payable; (ix) reviewing conflicts of interests that may arise between us and our manager; (x) reviewing and approving related party transactions; and (xi) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

Clark R. Crosnoe, Paul A. Froning and Lawrence X. Taylor, each of whom satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, have been appointed to serve on our compensation committee, with Mr. Crosnoe serving as the chairman. The members of the compensation committee are also “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers.

The compensation committee is responsible for, among other things: (i) reviewing and approving the compensation paid to our manager; (ii) reviewing and approving the remuneration of our executive officers; (iii) determining the compensation of our independent directors; (iv) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (v) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Clark R. Crosnoe, Tracy S. Harris and Lawrence X. Taylor, each of whom satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, have been appointed to serve on our nominating and corporate governance committee, with Mr. Taylor serving as the chairman. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee is responsible for, among other things: (i) recommending the number of directors to comprise our board; (ii) identifying and evaluating individuals qualified to become members of the board and soliciting recommendations for director nominees from the chairman and chief executive officer of our company; (iii) recommending to the board the director nominees for each annual stockholders’ meeting; (iv) recommending to the board the candidates for filling vacancies that may occur between annual stockholders’ meetings; (v) reviewing independent director compensation and board processes, self-evaluations and policies; (vi) overseeing compliance with our code of ethics; and (vii) monitoring developments in the law and practice of corporate governance.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our shareholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources — members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Our operating agreement provides that holders of common shares seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders must provide notice thereof in writing to our company not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of shareholders or as otherwise required by requirements of the Exchange Act. In addition, the holders of common shares furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of shareholders entitled to vote at such meeting. The operating agreement specifies certain requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before shareholders at an annual meeting or from making nominations for directors at an annual or special meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table — Years Ended December 31, 2022 and 2021

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Ellery W. Roberts,	2022	—	—	594,000	594,000
Chief Executive Officer(1)	2021	—	—	522,450	522,450
Vernice L. Howard,	2022	300,000	—	—	300,000
Chief Financial Officer	2021	85,419	—	—	85,419
Eric VanDam, Former	2022	294,457	—	—	294,457
Chief Operating Officer(2)	2021	—	—	—	—

____________

(1)      Ellery W. Roberts, our Chief Executive Officer, is employed by our manager and is seconded to our company. Our manager, and not our company, pays any compensation to Mr. Roberts. We do not reimburse our manager for any compensation paid to Mr. Roberts in his capacity as our Chief Executive Officer. We pay our manager a quarterly management fee, and our manager may use the proceeds from the management fee, in part, to pay compensation to Mr. Roberts. For the years ended December 31, 2022 and 2021, the management fee expense for our manager amounted to $1,100,000 and $875,000, respectively. Mr. Roberts did not receive any compensation as an employee of our manager for the years ended December 31, 2022 and 2021. However, Mr. Roberts, as a holder of limited liability company interests in our manger, received $594,000 and $522,450 for the years ended December 31, 2022 and 2021, respectively, as a result of distributions from our manger to its interest holders, which is included in “Other Compensation” in the table above.

(2)      Mr. VanDam served as our Chief Operating Officer from January 2022 to February 2023.

Employment Agreements

As noted above, Mr. Roberts is not an employee of our company.

On September 7, 2021, we entered into an employment agreement with Vernice L. Howard, our Chief Financial Officer, setting forth the terms of Ms. Howard’s employment. Pursuant to the terms of the employment agreement, we agreed to pay Ms. Howard an annual base salary of $300,000. She is also eligible for an annual incentive bonus of up to 50% of base salary based on earnings targets to be determined by our board. Ms. Howard is also eligible to participate in all employee benefit plans, including health insurance, commensurate with her position. Ms. Howard’s employment is at-will and can be terminated by us at any time or by Ms. Howard upon 90 days’ notice. Pursuant to the employment agreement, if we terminate Ms. Howard’s employment without cause, she is entitled to six months of base compensation. The employment agreement contains customary confidentiality provisions and restrictive covenants prohibiting Ms. Howard from (i) owning or operating a business that competes with us during the term of her employment and for a period of one year following the termination of her employment or (ii) soliciting our employees for a period of two years following the termination of her employment.

On January 10, 2022, we entered into an employment agreement with Eric VanDam, our former Chief Operating Officer, setting forth the terms of Mr. VanDam’s employment. Pursuant to the terms of the employment agreement, we agreed to pay Mr. VanDam an annual base salary of $300,000. He was also eligible for an annual incentive bonus of up to 50% of base salary based on earnings targets to be determined by our board. Mr. VanDam’s employment was at-will and could be terminated by us at any time or by Mr. VanDam upon 30 days’ notice. The employment agreement contains customary confidentiality provisions and restrictive covenants prohibiting Mr. VanDam from soliciting our employees for a period of two years following the termination of his employment.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Potential Payments Upon Termination or Change in Control

As described under “— Employment Agreements” above, Ms. Howard is entitled severance as described in the separation agreement.

Outstanding Equity Awards at Fiscal Year-End

No executive officer named above had any unexercised options, stock that has not vested or equity incentive plan awards outstanding as of December 31, 2022.

Director Compensation

The table below sets forth the compensation paid to our non-executive directors during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Robert D. Barry	—	—
Paul A. Froning	11,667	11,667
Clark R. Crosnoe	11,667	11,667
Tracy S. Harris	11,667	11,667
Glyn C. Milburn	11,667	11,667
Lawrence X. Taylor	11,667	11,667

Commencing in September 2022, our independent directors receive an annual fee of $35,000, payable monthly. We have also agreed to grant our independent directors $35,000 of restricted shares, restricted share units and/or share options, subject to compensation committee approval. We anticipate that we will make such grants shortly following our annual meeting of shareholders to be held on May 9, 2023 if a proposal to approve our 2023 Equity Incentive Plan is approved at such meeting. Each independent director may be reimbursed for pre-approved reasonable business-related expenses incurred in good faith in connection with his or her duties to our company.

Equity Incentive Plan

On March 28, 2023, our board of directors adopted the 1847 Holdings LLC 2023 Equity Incentive Plan, or the Plan, which was approved by our shareholders on May 9, 2023 and became effective on such date. The following is a summary of certain significant features of the Plan. The information which follows is subject to, and qualified in its entirety by reference to, the Plan document itself, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Purposes:    The purpose of this Plan is to provide a means whereby employees, directors and consultants of our company, its subsidiaries and affiliates develop a sense of proprietorship and personal involvement in the development and financial success of our company, and to encourage them to devote their best efforts to the business of our company, thereby advancing the interests of our company and its shareholders. A further purpose of the Plan is to provide a means through which we may attract able individuals to provide services to or for the benefit of our company and to provide a means for such individuals to acquire and maintain share ownership in our company, thereby strengthening their concern for the welfare of our company.

Types of Awards:    Awards that may be granted include incentive share options, non-qualified share options, share appreciation rights and restricted awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common shares and the award holder’s continuing service with our company.

Eligible Recipients:    Persons eligible to receive awards under the Plan will be those officers, employees, directors and consultants of our company and its subsidiaries who are selected by the administrator.

Administration:    The Plan is administered by our compensation committee. Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Shares Available:    The maximum number of common shares that may be delivered to participants under the Plan is 2,000,000, subject to adjustment for certain corporate changes affecting the shares, such as share splits. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan.

Share Options:

General.    Share options give the option holder the right to acquire from us a designated number of common shares at a purchase price that is fixed upon the grant of the option. Share options granted may be either tax-qualified share options (so-called “incentive share options”) or non-qualified share options. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of share options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price.    The exercise price for share options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive share option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive share option grants to any person owning more than 10% of our voting power must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options.    An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made either: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the exercise price; (iii) a cashless exercise (broker-assisted exercise) through a “same day sale” commitment; (iv) by a combination of (i), (ii), and (iii); or (v) any other method approved or accepted by the administrator in its sole discretion.

Expiration or Termination.    Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting power, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options.    As described elsewhere in this summary, an incentive share option is an option that is intended to qualify under certain provisions of the Code for more favorable tax treatment than applies to non-qualified share options. Any option that does not qualify as an incentive share option will be a non-qualified share option. Under the Code, certain restrictions apply to incentive share options. For example, the exercise price for incentive share options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive share option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive share options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive share options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Share Appreciation Rights:    Share appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When an SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment — the appreciation value — either in cash or shares valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted Awards:    Restricted awards are shares awarded to participants at no cost. Restricted awards can take the form of awards of restricted share, which represent issued and outstanding shares subject to vesting criteria, or restricted share units, which represent the right to receive shares subject to satisfaction of the vesting criteria. Restricted share awards are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Performance Criteria:    Under the Plan, one or more performance criteria will be used by the administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate.

Other Material Provisions:    Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of our company, such as share splits, share dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board of directors also has the authority, at any time, to discontinue the granting of awards. The board of directors also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our shareholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2021 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Transactions with Our Manager

Our Chief Executive Officer, Ellery W. Roberts, controls our manager. Our relationship with our manager is governed principally by the following two agreements: (1) the management services agreement and offsetting management services agreements relating to the management services our manager will perform for us and the businesses we own and the management fee to be paid to our manager in respect thereof; and (2) our operating agreement setting forth our manager’s rights with respect to the allocation shares it owns, including the right to receive payments of profit allocation from us and our manager’s right to cause us to purchase the allocation shares it owns. Our manager has also entered into an offsetting management services agreement with 1847 Asien, 1847 Cabinet, 1847 ICU and we expect that our manager will enter into offsetting management services agreements and transaction services agreements with our future businesses directly. The management fee expense for our manager amounted to $1,100,000 and $875,000 for the years ended December 31, 2022 and 2021, respectively, and $275,000 for the three months ended March 31, 2023 and 2022.

As of March 31, 2023 and December 31, 2022, our manager has funded $74,928 in related party advances to our company. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

Our manager owns certain intellectual property relating to the term “1847.” Pursuant to the management services agreement, our manager has granted us a non-exclusive, royalty free right to use the following intellectual property in connection with our business and operations or as may be required to comply with applicable law: (i) 1847 Holdings LLC; (ii) 1847 Partners LLC; (iii) www.1847holdings.com; and (iv) www.1847partners.com. We are permitted to sublicense the use of this intellectual property to any of our subsidiaries to use in connection with their business or as may be required by law. Our company and any businesses that we acquire must cease using the intellectual property described above entirely in their businesses and operations within 180 days of our termination of the management services agreement. The sublicense provisions of the management services agreement would require our company and its businesses to change their names to remove any reference to the term “1847” or any reference to the intellectual property licensed to them by our manager. This also would require us to create and market a new name and expend funds to protect that name.

Transactions with Significant Shareholder

On September 1, 2020, Kyle’s entered into an industrial lease agreement with Stephen Mallatt, Jr. and Rita Mallatt, who are officers of Kyle’s and significant shareholders of our company. The lease is for a term of five years, with an option for a renewal term of five years, and provides for a base rent of $7,000 per month for the first 12 months, which will increase to $7,210 for months 13-16 and to $7,426 for months 37-60. In addition, Kyle’s is responsible for all taxes, insurance and certain operating costs during the lease term. The lease agreement contains customary events of default, representations, warranties and covenants.

A portion of the purchase price for the acquisition of Kyle’s on September 30, 2020 was paid by the issuance of a vesting promissory note by 1847 Cabinet to Stephen Mallatt, Jr. and Rita Mallatt in the principal amount of $1,260,000. Payment of the principal and accrued interest on the note was subject to vesting. As of December 31, 2021, the vested principal and accrued interest balance of the related party note was $1,001,183 and $103,156, respectively. On July 26, 2022, we and 1847 Cabinet entered into a conversion agreement with Stephen Mallatt, Jr. and Rita Mallatt, pursuant to which they agreed to convert $797,221 of the vesting note into 189,815 common shares at a conversion price of $4.20 per share. Pursuant to the conversion agreement, the note was cancelled, and we agreed to pay $558,734 to the sellers no later than October 1, 2022. On March 30, 2023, we entered into an amendment to the conversion agreement, effective retroactively to October 1, 2022. Pursuant to the amendment, we agreed to pay a total of $642,544 in three monthly payments commencing on April 5, 2023.

Other Transactions

From time to time, we have received advances from Mr. Roberts to meet short-term working capital needs. As of March 31, 2023 and December 31, 2022, a total of $118,834 in advances are outstanding. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common shares as of May 31, 2023 for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common shares, assuming that we sell the maximum number of units being offered.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of May 31, 2023 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. The share ownership numbers after the offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 590 Madison Avenue, 21st Floor, New York, NY 10022.

Name of Beneficial Owner	Common Shares Beneficially Owned Prior to this Offering(1)		Common Shares Beneficially Owned After this Offering(2)
	Shares	%	Shares	%
Ellery W. Roberts, Chairman and CEO(3)	385,089	5.69%	385,089	1.22%
Vernice L. Howard, Chief Financial Officer	306	*	306	*
Glyn C. Milburn, VP of Operations	—	*	—	*
Robert D. Barry, Director	4,375	*	4,375	*
Paul A. Froning, Director	36,938	*	36,938	*
Clark R. Crosnoe, Director	—	*	—	*
Tracy S. Harris, Director	—	*	—	*
Lawrence X. Taylor, Director	—	*	—	*
All executive officers and directors (8 persons above)	426,708	6.31%	426,708	1.35%
Jose Garcia-Rendon(4)	400,000	5.91%	400,000	1.27%
Steven Parkey(5)	400,000	5.91%	400,000	1.27%
Louis A. Bevilacqua(6)	369,442	5.46%	369,442	1.17%
Stephen Mallatt, Jr. and Rita Mallatt(7)	364,815	5.39%	364,815	1.16%
Mast Hill Fund, L.P.(8)	342,222	5.06%	342,222	1.09%

____________

*        Less than 1%

(1)      Based on 6,765,431 common shares issued and outstanding as of May 31, 2023.

(2)      Based on 31,517,907 common shares issued and outstanding after this offering assuming that we sell the maximum number of units being offered.

(3)      Does not include 58,234 series B senior convertible preferred shares held by Mr. Roberts. Our series B senior convertible preferred shares contain ownership limitations, such that we shall not effect any conversion of these shares to the extent that after giving effect to the issuance of common shares upon conversion thereof, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of such common shares, which such limitation may be waived by us upon no fewer than 61 days’ prior notice. As a result, these shares are not currently convertible within 60 days.

(4)      The address of Jose Garcia-Rendon is 1763 Back Country Rd., Reno, NV 89521.

(5)      The address of Steven Parkey is 332 E. 7th Street, Unit 1, Reno, NV 89512.

(6)      Includes 84,375 common shares held by Mr. Bevilacqua and 285,067 common shares held by Bevilacqua PLLC. Mr. Bevilacqua is the Managing Member of Bevilacqua PLLC and has voting and investment power over the shares held by it. Mr. Bevilacqua disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The address of Louis A. Bevilacqua is 1050 Connecticut Ave., NW, Suite 500, Washington, DC 20036.

(7)      The address of Stephen Mallatt, Jr. and Rita Mallatt is 2950 E. Lucca Dr., Meridian, ID 83642.

(8)      Based solely on the information set forth in the Schedule 13G filed with the SEC on March 10, 2023, Mast Hill Management, LLC serves as the investment manager to Mast Hill Fund, L.P. As such, Mast Hill Management, LLC may be deemed to be the beneficial owner of the common shares held by Mast Hill Fund, L.P. Farzan Hassani and George Murphy are members of Mast Hill Management, LLC. Messrs. Hassani and Murphy disclaim beneficial ownership of these common shares, except to the extent of their respective pecuniary interest therein. The address of Mast Hill Fund, L.P. is 48 Parker Road, Wellesley, MA 02482.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

The following is a summary of the material terms of our shares. The operating agreement provides for the issuance of our shares, the terms relating to distributions with respect to our shares and the voting rights of holders of our shares. In addition, the terms of the series A senior convertible preferred shares are governed by an amended and restated share designation, dated March 26, 2021, as amended, and the terms of the series B senior convertible preferred shares are governed by a share designation, dated February 17, 2022.

The following description is subject to the provisions of the Delaware Limited Liability Company Act. Certain provisions of the operating agreement are intended to be consistent with the General Corporation Law of the State of Delaware, and the powers of our company, the governance processes and the rights of the holders of our shares are generally intended to be similar in many respects to those that would exist if our company was a Delaware corporation under the General Corporation Law of the State of Delaware, with certain exceptions.

The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the operating agreement and the share designations, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue up to 500,000,000 common shares, 4,450,460 series A senior convertible preferred shares, 583,334 series B senior convertible preferred shares and 1,000 allocation shares. As of May 31, 2023, we had 6,765,431 common shares issued and outstanding held by approximately 58 holders of record, 1,593,940 series A senior convertible preferred shares issued and outstanding held by approximately 13 holders of record and 379,899 series B senior convertible preferred shares issued and outstanding held by approximately 7 holders of record. In connection with the formation of our company, our manager acquired 100% of the allocation shares for a capital contribution of $1,000 by our manager. Other than the allocation shares held by our manager, our company will not be authorized to issue any other allocation shares.

Securities Offered in this Offering

We are offering units, with each unit consisting of one common share and one warrant to purchase one common share. We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, units containing pre-funded warrants in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of common shares we are offering will be decreased on a one-for-one basis. Because one warrant is being sold together in this offering with each common share or, in the alternative, with each pre-funded warrant to purchase one common share, the number of warrants sold in this offering will not change as a result of a change in the mix of the common shares and pre-funded warrants sold.

We are also registering the common shares included in the units and the common shares issuable from time to time upon exercise of the pre-funded warrants and warrants included in the units offered hereby. Our units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common shares (or pre-funded warrants) and the warrants comprising our units are immediately separable and will be issued separately in this offering.

The following summary of certain terms and provisions of the pre-funded warrants and warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of pre-funded warrant and the form of warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of pre-funded warrant and the form of warrant.

Exercisability.    The pre-funded warrants will be exercisable at any time after their original issuance until they are exercised in full. The warrants will be exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the warrants and the pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the warrants or pre-funded warrants under the Securities

Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the warrants or pre-funded warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant or pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant or pre-funded warrant. No fractional common shares will be issued in connection with the exercise of a warrant or pre-funded warrant. In lieu of fractional shares, the number of common shares issuable upon exercise will be rounded up to the next whole share.

Exercise Limitation.    A holder will not have the right to exercise any portion of the pre-funded warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price.    The exercise price for the pre-funded warrants is $0.01 per share. The exercise price for the warrants is $0.404 per share (or equal 100% of the public offering price of each unit sold in this offering). The exercise price and number of common shares issuable upon exercise will adjust in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common shares.

Transferability.    Subject to applicable laws, the warrants and the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.    We do not intend to apply for the listing of the warrants or pre-funded warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the warrants and the pre-funded warrants will be limited.

Rights as a Shareholder.    Except as otherwise provided in the warrants or the pre-funded warrants or by virtue of such holder’s ownership of our common shares, the holder of a warrant or pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions.    In the event of a fundamental transaction, as described in the warrants and the pre-funded warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the warrants and the pre-funded warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the warrant, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

Governing Law.    The pre-funded warrants, the warrants and the warrant agency agreement are governed by New York law.

Common Shares

Distribution Rights.    Holders of common shares are entitled to receive ratably those distributions, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights.    Upon our liquidation, dissolution or winding up in accordance with the terms of the operating agreement, the then holders of common shares will be entitled to share in the assets of our company legally available for distribution, following payment to creditors and our series A senior convertible preferred shares and series B senior convertible preferred shares, in accordance with the positive balance in such holders’ tax-based capital accounts required by the operating agreement, after giving effect to all contributions, distributions and allocations for all periods.

Voting Rights.    The holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under the operating agreement, any action to be taken by vote of shareholders other than for election of directors shall be authorized by the affirmative vote of the majority of shares present or represented by proxy and entitled to vote. Directors are elected by a plurality of votes cast.

Other Rights.    Holders of common shares have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common shares.

Series A Senior Convertible Preferred Shares

Ranking.    The series A senior convertible preferred shares rank, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common shares, allocation shares, and each other class or series that is not expressly made senior to or on parity with the series A senior convertible preferred shares; (ii) on parity with our series B senior convertible preferred shares and each other class or series that is not expressly subordinated or made senior to the series A senior convertible preferred shares; and (iii) junior to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each other class or series that is expressly made senior to the series A senior convertible preferred shares.

Dividend Rights.    Holders of series A senior convertible preferred shares are entitled to dividends at a rate per annum of 14.0% of the stated value ($2.00 per share, subject to adjustment). Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common shares at our discretion. Dividends payable in common shares shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common shares on our principal trading market, or the VWAP, during the five (5) trading days immediately prior to the applicable dividend payment date; provided, however, that if the common shares are not registered, and rulemaking referred to below is effective on the payment date, the dividends payable in common shares shall be calculated based upon the fixed price of $1.57; provided further, that we may only elect to pay dividends in common shares based upon such fixed price if the VWAP for the five (5) trading days immediately prior to the applicable dividend payment date is $1.57 or higher.

Liquidation Rights.    Subject to the rights of our creditors and the holders of any senior securities or parity securities (in each case, as defined in the share designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of securities that are junior to the series A senior convertible preferred shares as to the distribution of assets on any liquidation of our company, including our common shares and allocation shares, each holder of outstanding series A senior convertible preferred shares shall be entitled to receive an amount of cash equal to 115% of the stated value plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders. If, upon any liquidation, the assets, or proceeds thereof, distributable among the holders of the series A senior convertible preferred shares shall be insufficient to pay in full the preferential amount payable to the holders of the series A senior convertible preferred shares and liquidating payments on any other shares of any class or series of parity securities as to the distribution of assets on any liquidation, then such assets, or the proceeds thereof, shall be distributed among the holders of series A senior convertible preferred shares and any such other parity securities ratably in accordance with the respective amounts that would be payable on such series A senior convertible preferred shares and any such other parity securities if all amounts payable thereon were paid in full.

Voting Rights.    The series A senior convertible preferred shares do not have any voting rights; provided that, so long as any series A senior convertible preferred shares are outstanding, the affirmative vote of holders of a majority of series A senior convertible preferred shares, which majority must include Leonite Capital LLC so long as it holds any series A senior convertible preferred shares, voting as a separate class (which we refer to herein as the Requisite Holders), shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the share designation. In addition, so long as any series A senior convertible preferred shares are outstanding, the affirmative vote of such holders shall be required prior to our company’s (or Kyle’s or Wolo’s) creation or issuance of (i) any parity securities; (ii) any senior securities; and (iii) any new indebtedness other than (A) intercompany indebtedness by Kyle’s or Wolo in favor of our company, (B) indebtedness incurred in favor of the sellers of Kyle’s or Wolo in connection with the acquisition of Kyle’s or Wolo, or (C) indebtedness (or the refinancing of such indebtedness) the proceeds of which are used to complete the acquisition of Kyle’s or Wolo related expenses or working capital to operate the business of Kyle’s or Wolo. Notwithstanding the foregoing, this shall not apply to any financing transaction the use of proceeds of which we will use to redeem the series A senior convertible preferred shares and the warrants issued in connection therewith.

Conversion Rights.    Each series A senior convertible preferred share, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable common shares determined by dividing the stated value ($2.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by the conversion price of $7.00 per share; provided that in no event shall the holder of any series A senior convertible preferred shares be entitled to convert any number of series A senior convertible preferred shares that upon conversion the sum of (i) the number of common shares beneficially owned by the holder and its affiliates and (ii) the number of common shares issuable upon the conversion of the series A senior convertible preferred shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common shares. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

Redemption Rights.    We may redeem in whole, or upon the written consent of the Requisite Holders and in the manner provided for in such written consent, in part, the series A senior convertible preferred shares by paying in cash therefore a sum equal to 115% of the stated value plus the amount of accrued and unpaid plus any other amounts due pursuant to the terms of the series A senior convertible preferred shares.

Adjustments.    The share designation contains standard adjustments to the conversion price in the event of any share splits, share combinations, share reclassifications, dividends paid in common shares, sales of substantially all of our assets, mergers, consolidations or similar transactions. In addition, the share designation provides that if, but only if, the Requisite Holders provide us with at least ten (10) business day’s prior written notice, then, from and after the date of such notice, the stated dividend rate, the stated value and the conversion price shall automatically adjust as follows:

•        On the first day of the 12th month following the issuance date of any series A senior convertible preferred shares, the stated dividend rate shall automatically increase by five percent (5.0%) per annum and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest VWAP of the ten (10) trading days immediately preceding such date.

•        On the first day of the 24th month following the issuance date of any series A senior convertible preferred shares, the stated dividend rate shall automatically increase by an additional five percent (5.0%) per annum, the stated value shall automatically increase by ten percent (10%) and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest VWAP of the ten (10) trading days immediately preceding such date.

•        On the first day of the 36th month following the issuance date of any series A senior convertible preferred shares, the stated dividend rate shall automatically increase by an additional five percent (5.0%) per annum, the stated value shall automatically increase by ten percent (10%) and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest VWAP of the ten (10) trading days immediately preceding the third adjustment date.

Notwithstanding the foregoing, the conversion price for purposes of the adjustments above shall not be adjusted to a number that is below $0.0075. In addition, if any legislation or rules are adopted whereby the holding period of securities for purposes of Rule 144 of the Securities Act for convertible securities that convert at market-adjusted rates is increased resulting in a longer holding period for convertible securities like the series A senior convertible preferred shares and the unavailability at the time of conversion of Rule 144, the pricing provisions that are based upon the lowest VWAP of the previous ten (10) trading days immediately preceding the relevant adjustment date shall be removed unless the common shares issuable upon conversion are then registered under an effective registration statement.

Additional Equity Interest.    On the third adjustment date set forth above, we are required to cause Kyle’s and Wolo to issue to the holders of series A senior convertible preferred shares, on a pro rata basis, a ten percent (10%) equity stake Kyle’s and/or Wolo. The holders of series A senior convertible preferred shares issued in connection with the financing to complete the acquisition of Kyle’s shall receive the equity stake in Kyle’s and the holders of series A senior convertible preferred shares issued in connection with the financing to complete the acquisition of Wolo shall receive the equity stake in Wolo. We are required to cause Kyle’s and Wolo to grant to the holders of the series A senior convertible preferred shares upon the issuance to them of such equity interest a right to receive an additional number of shares of common stock of Kyle’s or Wolo if Kyle’s or Wolo issues to any third-party equity securities at a price below the acquisition price (as defined below). Such additional number of shares of common stock of Kyle’s or Wolo to be issued in such instance shall be equal to a number of shares of common stock of Kyle’s or Wolo which, when added to the number of shares of common stock of Kyle’s or Wolo constituting the initial additional equity interest, would be equal to the total number of shares of common stock which would have been issued to a holder of series A senior convertible preferred shares if the price per share of common stock of Kyle’s or Wolo was equivalent to the price per equity security paid by such third-party in Kyle’s or Wolo. For purposes of this provision, “acquisition price” means the price per share of Kyle’s and Wolo that was paid by us upon the acquisition of Kyle’s and Wolo, respectively.

Other Rights.    Holders of series A senior convertible preferred shares have no preemptive or subscription rights for additional securities of our company.

Series B Senior Convertible Preferred Shares

Ranking.    The series B senior convertible preferred shares rank, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common shares, allocation shares, and each other class or series that is not expressly made senior to or on parity with the series B senior convertible preferred shares; (ii) on parity with our series A senior convertible preferred shares and each other class or series that is not expressly subordinated or made senior to the series A senior convertible preferred shares; and (iii) junior to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each other class or series that is expressly made senior to the series B senior convertible preferred shares.

Dividend Rights.    Holders of series B senior convertible preferred shares are entitled to dividends at a rate per annum of 19.0% of the stated value ($3.00 per share, subject to adjustment). Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common shares at our discretion. Dividends payable in common shares shall be calculated based on a price equal to eighty percent (80%) of the VWAP for the common shares our principal trading market during the five (5) trading days immediately prior to the applicable dividend payment date; provided, however, that if the common shares are not registered, and rulemaking regarding the Rule 144 holding period referred to below is effective on the payment date, the dividends payable in common shares shall be calculated based upon the fixed price of $2.70; provided further, that we may only elect to pay dividends in common shares based upon such fixed price if the VWAP for the five (5) trading days immediately prior to the applicable dividend payment date is $2.70 or higher.

Liquidation Rights.    Subject to the rights of our creditors and the holders of any senior securities or parity securities (in each case, as defined in the share designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of securities that are junior to the series B senior convertible preferred shares as to the distribution of assets on any liquidation of our company, including our common shares and allocation shares, each holder of outstanding series B senior convertible preferred shares shall be entitled to receive an amount of cash equal to 115% of the stated value plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders. If, upon any liquidation, the assets, or proceeds thereof, distributable among the holders of the series B senior convertible preferred shares shall be insufficient to pay in full the preferential amount payable to the holders of the series B senior convertible preferred shares and liquidating payments on any other shares of any class or series of parity securities as to the distribution of assets on any liquidation, then such assets, or the proceeds thereof, shall be distributed among the holders of series B senior convertible preferred shares and any such other parity securities ratably in accordance with the respective amounts that would be payable on such series B senior convertible preferred shares and any such other parity securities if all amounts payable thereon were paid in full.

Voting Rights.    The series B senior convertible preferred shares do not have any voting rights; provided that, so long as any series B senior convertible preferred shares are outstanding, the affirmative vote of holders of a majority of series B senior convertible preferred shares, voting as a separate class, shall be necessary for approving, effecting or validating (i) any amendment, alteration or repeal of any of the provisions of the share designation or (ii) our creation or issuance of any parity securities or any senior securities. Notwithstanding the foregoing, such vote of the holders shall not be required in connection with the issuance of parity securities or senior securities if, and so long as, the proceeds resulting from the issuance of such securities are used to redeem in full the outstanding series B senior convertible preferred shares.

Conversion Rights.    Each series B senior convertible preferred share, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable common shares determined by dividing the stated value ($3.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by the conversion price of $1.50 per share; provided that in no event shall the holder of any series B senior convertible preferred shares be entitled to convert any number of series B senior convertible preferred shares that upon conversion the sum of (i) the number of common shares beneficially owned by the holder and its affiliates and (ii) the number of common shares issuable upon the conversion of the series B senior convertible preferred shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common shares. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

Redemption Rights.    We may redeem in whole (but not in part) the series B senior convertible preferred shares by paying in cash therefore a sum equal to 115% of the stated value plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the series B senior convertible preferred shares.

Adjustments.    The share designation contains standard adjustments to the conversion price in the event of any share splits, share combinations, share reclassifications, dividends paid in common shares, sales of substantially all of our assets, mergers, consolidations or similar transactions. In addition, the share designation provides that the stated dividend rate, the stated value and the conversion price shall automatically adjust as follows:

•        On the first day of the 12th month following the issuance of the first series B senior convertible preferred share, the stated dividend rate shall automatically increase by five percent (5.0%) per annum and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest VWAP of the ten (10) trading days immediately preceding such date. On February 25, 2023, the stated dividend rate increased from 14% to 19% of the stated value and the conversion price was reduced from $12.00 to $1.50.

•        On the first day of the 24th month following the issuance of the first series B senior convertible preferred share, the stated dividend rate shall automatically increase by an additional five percent (5.0%) per annum, the stated value shall automatically increase by ten percent (10%) and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest VWAP of the ten (10) trading days immediately preceding such date.

•        On the first day of the 36th month following the issuance of the first series B senior convertible preferred share, the stated dividend rate shall automatically increase by an additional five percent (5.0%) per annum, the stated value shall automatically increase by ten percent (10%) and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest VWAP of the ten (10) trading days immediately preceding such date.

Notwithstanding the foregoing, the conversion price for purposes of the adjustments above shall not be adjusted to a number that is below $0.0075 per share (subject to adjustment for splits or dividends of the common shares). In addition, if any legislation or rules are adopted whereby the holding period of securities for purposes of Rule 144 of the Securities Act for convertible securities that convert at market-adjusted rates is increased resulting in a longer holding period for convertible securities like the series B senior convertible preferred shares and the unavailability at the time of conversion of Rule 144, the pricing provisions that are based upon the lowest VWAP of the previous ten (10) trading days immediately preceding the relevant adjustment date shall be removed unless the common shares issuable upon conversion are then registered under an effective registration statement.

Other Rights.    Holders of series B senior convertible preferred shares have no preemptive or subscription rights for additional securities of our company.

Allocation Shares

Distribution Rights.    Under the terms of the operating agreement, we will pay a profit allocation to our manager, as holder of the allocation shares.

Liquidation Rights.    Upon a liquidation of our company, any accrued, but unpaid profit allocation due to our manager as a result of our manager’s ownership of the allocation shares would be paid to our manager before any payment is made of any amounts due upon a liquidation to the holders of our common shares but after payment is made to the holders of our series A senior convertible preferred shares and series B senior convertible preferred shares.

Voting Rights.    The operating agreement provides that the holder of allocation shares will not be entitled to any voting rights, except that the holder of the allocation shares will have:

•        voting rights in connection with the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our assets and certain other business combinations or transactions;

•        a veto right with respect to the dissolution of our company in certain circumstances;

•        a veto right with respect to the amendment of the provisions providing for distributions to the holders of allocation shares;

•        a veto right to any amendment to the provisions entitling the holders of allocation shares to appoint and remove directors who will serve on our board of directors;

•        a veto right to any amendment to the provision regarding the quorum and voting requirements for board meetings;

•        a veto right to any amendment to the provisions regarding the indemnification and liability of directors;

•        a veto right with respect to any amendment of the provision of the operating agreement governing amendments thereof; and

•        a veto right with respect to any amendment that would adversely affect the holder of allocation shares.

In addition, the holder of the allocation shares has the right to appoint one (1) director to our board of directors for every four (4) members constituting the entire board of directors. Any director appointed to our board of directors by the holder of the allocation shares will not be required to stand for election by the holders of our common shares and will not have any special voting rights.

Other Rights.    Holders of allocation shares have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the allocation shares.

Warrants

Dividend Warrants

On January 3, 2023, we issued warrants for the purchase of 407,872 common shares as a dividend to our common shareholders of record as of December 23, 2022 pursuant to a warrant agent agreement, dated January 3, 2023, with VStock Transfer, LLC. Each holder of common shares received a warrant to purchase one (1) common share for every ten (10) common shares owned as of the record date (with the number of shares underlying the warrant received rounded down to the nearest whole number). Each warrant represents the right to purchase common shares at an initial exercise price of $4.20 per share (subject to standard adjustments for share splits, share dividends, recapitalizations and similar transactions). At any time, we may, at our option, voluntarily reduce the then-current exercise price to such amount and for such period or periods of time which may be through the expiration date as may be deemed appropriate by our board of directors. Cashless exercises of the warrants are not permitted.

The warrants will generally be exercisable in whole or in part beginning on the later of (i) January 3, 2024 or (ii) the date that a registration statement on Form S-3 with respect to the issuance and registration of the common shares underlying the warrants has been filed with and declared effective by the SEC, and thereafter until January 3, 2026.

We may redeem the warrants at any time in whole or in part at $0.001 per warrant (subject to equitable adjustment to reflect share splits, share dividends, share combinations, recapitalizations and like occurrences) upon not less than 30 days’ prior written notice to the registered holders of the warrants.

Private Placement Warrants

In connection with the issuance of promissory notes in February 2022 described below, we issued warrants for the purchase of an aggregate of 841,577 common shares, which are exercisable within five years at an exercise price of $0.5948 per share (subject to adjustment, including a price based antidilution adjustment), and may be exercised on a cashless basis if the market price of our common shares is less than the exercise price. If the public offering price is less than $0.5948 per share, the exercise price of these warrants will be reduced to such public offering price.

In connection with the issuance of promissory notes in February 2022 described below, we also issued warrants for the purchase of an aggregate of 441,398 common shares, which are exercisable within five years at an exercise price of $0.01 per share (subject to standard adjustments for share splits, share dividends, recapitalizations and similar transactions), and may be exercised on a cashless basis if the market price of our common shares is less than the exercise price.

All of these warrants contain an ownership limitation, such that we shall not effect any exercise, and the holders shall not have the right to exercise, any portion of the warrants to the extent that after giving effect to the issuance of common shares upon exercise, such holder, together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon exercise.

Other Warrants

On October 8, 2021, we issued to Leonite Capital LLC a five-year warrant for the purchase of 297,620 common shares with an exercise price of $0.5948 per share, which was amended on May 10, 2023. The exercise price is subject to standard adjustments, including a price based antidilution adjustment, and the warrants may be exercised on a cashless basis if there is no effective registration registering, or no current prospectus available for, the resale of the common shares underlying the warrants. If the public offering price is less than $0.5948 per share, the exercise price of these warrants will be reduced to such public offering price.

On July 8, 2022, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 3,600 common shares at an exercise price of $0.5948 per share. On February 3, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 892 common shares at an exercise price of $0.5948 per share. On February 9, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 11,923 common shares at an exercise price of $0.5948 per share. On February 22, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 7,526 common shares at an exercise price of $0.5948 per share. The exercises prices of these warrants are subject to standard adjustments, including a price based antidilution adjustment, and the warrants may be exercised on a cashless basis if the market price of our common shares is greater than the exercise price. If the public offering price is less than $0.5948 per share, the exercise price of these warrants will be reduced to such public offering price.

On August 5, 2022, we issued a common share purchase warrant to each of Craft Capital Management LLC and R.F. Lafferty & Co. Inc. for the purchase of 35,715 common shares at an exercise price of $5.25. The warrants are exercisable at any time and from time to time during the period commencing on February 5, 2023 and ending on August 2, 2027 and may be exercised on a cashless basis if there is no effective registration registering, or no current prospectus available for, the resale of the common shares underlying the warrants. The exercise price is subject to standard adjustments for share dividends, splits, recapitalizations, mergers, reorganizations and similar events.

Except for the warrants issued to Craft Capital Management LLC and R.F. Lafferty & Co. Inc., all of these warrants contains an ownership limitation, such that we shall not effect any exercise of any warrant, and the holder shall not have the right to exercise any portion of such warrant, to the extent that after giving effect to issuance of common shares upon exercise such warrant, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of such warrant. In the case of the warrant issued to Leonite Capital LLC, upon no fewer than 61 days’ prior notice to us, it may increase or decrease such beneficial ownership limitation provisions (up to a maximum of 9.99%) and any such increase or decrease will not be effective until the 61st day after such notice is delivered to us.

Convertible Promissory Notes

On October 8, 2021, we issued to two institutional investors, including Leonite Capital LLC, secured convertible promissory notes in the aggregate principal amount of $24,860,000. The notes bear interest at a rate per annum equal to the greater of (i) 4.75% plus the U.S. prime rate that appears in The Wall Street Journal from time to time or (ii) 8%; provided that, upon an event of default (as defined in the notes), such rate shall increase to 24% or the maximum legal rate. The holders of the notes may, in their sole discretion, elect to convert any outstanding and unpaid principal portion of the notes, and any accrued but unpaid interest on such portion, into our common shares at a conversion price equal to $0.5948 (subject to standard adjustments, including a price based antidilution adjustment). If the public offering price is less than $0.5948 per share, the conversion price will be reduced to such public offering price.

The foregoing notes contain a beneficial ownership limitation, which provides that we shall not effect any conversion to the extent that after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such conversion. In the case of the secured convertible promissory notes, upon no fewer than 61 days’ prior notice to us, a holder may increase or decrease such beneficial ownership limitation (up to a maximum of 9.99%) and any such increase or decrease will not be effective until the 61st day after such notice is delivered to us.

On February 3, 2023, we issued a promissory note in the principal amount of $104,000 to Mast Hill Fund, L.P. and a promissory note in the principal amount of $500,000 to Leonite Fund I, LP. On February 9, 2023, we issued a promissory note in the principal amount of $1,390,909 to Mast Hill Fund, L.P. and a promissory note in the principal amount of $1,166,667 to Leonite Fund I, LP. On February 22, 2023, we issued a promissory note in the principal amount of $878,000 to Mast Hill Fund, L.P. In the aggregate, we issued promissory notes in the aggregate principal amount of $4,039,575. The notes bear interest at a rate of 12% per annum and mature on the first anniversary of the date of issuance; provided that any principal amount or interest which is not paid when due shall bear interest at a rate of the lesser of 16% per annum or the maximum amount permitted by law from the due date thereof until the same is paid. The notes are convertible into common shares at the option of the holders at any time on or following the date that an event of default (as defined in the notes) occurs under the notes at a conversion price equal the lower of (i) $0.5948 (subject to standard adjustments, including a price based antidilution adjustment) and (ii) 80% of the lowest volume weighted average price of our common shares on any trading day during the five (5) trading days prior to the conversion date; provided that such conversion price shall not be less than $0.03 (subject to adjustments). If the public offering price is less than $0.5948 per share, the fixed conversion price will be reduced to such public offering price.

The foregoing notes contain a beneficial ownership limitation, which provides that we shall not effect any conversion, and the holders shall not have the right to convert, any portion of the notes to the extent that after giving effect to the issuance of common shares upon conversion, such holder, together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon conversion.

Exchangeable Promissory Notes

On October 8, 2021, our subsidiary 1847 Cabinet issued 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345 to the sellers of High Mountain and Innovative Cabinets. On July 26, 2022, we and 1847 Cabinet entered into a conversion agreement with Steven J. Parkey and Jose D. Garcia-Rendon, pursuant to which they agreed to convert an aggregate of $3,360,000 of the convertible notes into an aggregate of 800,000 common shares at a conversion price of $4.20 per share. The notes bear interest at a rate of six percent (6%) per annum and are due and payable on October 8, 2024; provided that upon an event of default (as defined in the notes), such interest rate shall increase to ten percent (10%) per annum. The notes are convertible into shares of common stock of 1847 Cabinet. In addition, on October 8, 2021, we entered into an exchange agreement with the holders, pursuant to which we granted them the right to exchange all of the principal amount and accrued but unpaid interest under the notes as may be the outstanding from time to time or any portion thereof for a number of our common shares to be determined by dividing the amount to be converted by an exchange price equal to the higher of (i) the 30-day volume weighted average price for our common shares on the primary national securities exchange or over-the-counter market on which our common shares are traded over the thirty (30) trading days immediately prior to the applicable exchange date or (ii) $10.00 (subject to equitable adjustments for stock splits, stock combinations, recapitalizations and similar transactions).

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing our shares, you will be admitted as a member of our company and will be deemed to have agreed to be bound by the terms of the operating agreement. Pursuant to the operating agreement, each shareholder and each person who acquires a share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our operating agreement.

Ratification of Agreements

The operating agreement provides that each holder, by acquiring shares, ratifies and confirms the various agreements entered into by our company, including but not limited to, the management services agreement, the supplemental put provision of the operating agreement, and that the execution of any of these agreements does not constitute a breach of any duty existing under the operating agreement or otherwise existing at law, in equity or otherwise by any persons, including our manager, approving, negotiating or executing such agreements on behalf our company.

Waiver of Jury Trial

Our operating agreement provides that, to the extent permitted by law, holders of common shares waive the right to a jury trial of any claim they may have against us arising out of or relating to our operating agreement, including any claim under the U.S. federal securities laws. If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors — Risks Related to This Offering and Ownership of Our Common Shares — Holders of our common shares may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiffs in any such action.”

Election by Our Company

The operating agreement provides that our board of directors may, without the vote of holders of our shares, cause our company to elect to be treated as a corporation for United States federal income tax purposes if the board receives an opinion from a nationally recognized financial advisor to the effect that our market valuation is expected to be significantly lower as a result of our company continuing to be treated as a partnership for United States federal income tax purposes than if our company instead elected to be treated as a corporation for United States federal income tax purposes.

Amendment of the Operating Agreement

The operating agreement may be amended by a majority vote of our board of directors, except that amending the following provisions requires an affirmative vote of at least a majority of the then outstanding common shares:

•        the purpose or powers of our company;

•        an increase in the number of common shares authorized for issuance;

•        the distribution rights of the common shares;

•        the voting rights relating to the common shares;

•        the hiring of a replacement manager following the termination of the management services agreement;

•        the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our assets and certain other business combinations or transactions;

•        the right of our shareholders to vote on the dissolution, winding up and liquidation of our company; and

•        the provision of the operating agreement governing amendments thereof.

Anti-Takeover Provisions

Certain provisions of the management services agreement and the operating agreement may make it more difficult for third parties to acquire control of our company by various means. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of our shares. These provisions are intended to:

•        protect our manager and its economic interests in our company;

•        protect the position of our manager and its rights to manage the business and affairs of our company under the management services agreement;

•        enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors;

•        discourage certain types of transactions which may involve an actual or threatened change in control of our company;

•        discourage certain tactics that may be used in proxy fights;

•        encourage persons seeking to acquire control of our company to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and

•        reduce the vulnerability of our company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to our shareholders.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our manager may be terminated means that it will be very difficult for a potential acquirer of our company to take over the management and operation of our business. Under the terms of the management services agreement, our manager may only be terminated by us in certain limited circumstances. Furthermore, our manager has the right to resign and terminate the management services agreement upon 120 days’ notice.

Upon the termination of the management service agreement, seconded officers, employees, representatives and delegates of our manager and its affiliates who are performing the services that are the subject of the management services agreement, will resign their respective position with us and cease to work at the date of our manager’s termination or at any other time as determined by our manager. Any director on our board of directors appointed by the holder of the allocation shares may continue serving on our board of directors subject to our manager’s continued ownership of the allocation shares and subject to such director’s removal by the holder of the allocation shares.

If we terminate the management services agreement, our company and its businesses must cease using the term “1847,” including any trademarks based on the name of our company that may be licensed to them by our manager under a license grant in the management services agreement, entirely in their businesses and operations within 180 days of our termination of the management services agreement. The license grant requires our company and its businesses to change their names to remove any reference to the term “1847” or any reference to trademarks licensed to them by our manager upon termination of the license which would occur upon termination of the management services agreement.

Anti-Takeover Provisions in the Operating Agreement

A number of provisions of the operating agreement also could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from acquiring, control of our company. The operating agreement prohibits the merger or consolidation of our company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of our property or assets unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of each of the outstanding common shares and allocation shares entitled to vote thereon.

In addition, the operating agreement contains provisions based generally on Section 203 of the General Corporation Law of the State of Delaware which prohibits us from engaging in a business combination with an interested holder of our common shares unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of each of the outstanding common shares and allocation shares, excluding shares held by the interested holder or any affiliate or associate of the interested holder of interests.

Subject to the right of our manager to appoint directors and any successor in the event of a vacancy, the operating agreement authorizes our board of directors to increase the size of the board of directors and to fill vacancies on our board of directors. This provision could prevent a holder of common shares from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. The operating agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of two-thirds of the then outstanding common shares. A director appointed by our manager may only be removed by our manager, as holder of the allocation shares.

The operating agreement provides that special meetings may only be called by the chairman of our board of directors or by resolution adopted by our board of directors.

The operating agreement also provides that holders of common shares seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of shareholders or as otherwise required by requirements of the Exchange Act. In addition, the holders of common shares furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of shareholders entitled to vote at such meeting. The operating agreement specifies certain requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before shareholders at an annual meeting or from making nominations for directors at an annual or special meeting.

Authorized but unissued shares are available for future issuance, without further approval of our shareholders. These additional shares may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions, as well as option plans for our employees. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

In addition, our board of directors has broad authority to amend the operating agreement, as discussed above. Our board of directors could, in the future, choose to amend the operating agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our common shares is VStock Transfer, LLC. VStock Transfer, LLC is also acting as the warrant agent for the warrants and pre-funded warrants. The address for VStock Transfer, LLC is 18 Lafayette Pl, Woodmere, NY 11598, and the telephone number is (212) 828-8436.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material U.S. federal income tax considerations that may be associated with the purchase, ownership, and disposition of our units, common shares, the warrants and the pre-funded warrants (which we refer to collectively as our securities) and the exercise or lapse of such warrants and pre-funded warrants by U.S. holders (as defined below) and non-U.S. holders (as defined below). This summary is not intended to be a complete summary of the U.S. federal income tax consequences to purchasers of our securities, and does not discuss any state, local or other tax consequences, of an investment in our company. Moreover, this summary deals only with securities that are held as capital assets by holders who acquire our securities in this offering or by exercising a warrant or pre-funded warrant that was acquired in this offering. The discussion does not discuss all of the U.S. federal income tax consequences that may be relevant to a potential investor in our company in light of such investor’s particular circumstances or to investors subject to special rules, such as brokers and dealers in securities, certain financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our securities as part of a hedging, integrated, or conversion transaction or a straddle, or as part of any other risk reduction transaction, traders in securities that elect to use a mark-to-market method of accounting for their holdings, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, persons who hold directly or constructively at least 5% of our shares, or persons liable for the alternative minimum tax or the net investment income tax. This summary does not address any tax law other than the U.S. federal income tax law, including any estate tax law or any foreign, state or local income tax law.

Each potential investor is urged and expected to consult his, her or its own tax advisors prior to acquiring any of our securities to discuss his, her or its own tax and financial situation, including the application and effect of U.S. federal, state, local, and other tax laws and any possible changes in the tax laws that may occur after the date of this prospectus. This section is not to be construed as tax advice or as a substitute for careful tax planning.

The discussion herein is based on existing law as contained in the Code, currently applicable Treasury Regulations thereunder, or the Regulations, administrative rulings and court decisions as of the date of this prospectus, all of which are subject to change by legislative, judicial and administrative action, which change may in any given instance have a retroactive effect. No rulings have been or will be requested from the IRS or any other taxing authority concerning any of the tax matters discussed herein. Furthermore, no statutory, administrative, or judicial authority directly addresses many of the U.S. federal income tax issues pertaining to the treatment of our securities or instruments similar to our securities. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described in this summary. The IRS or a court may disagree with the following discussion or with any of the positions taken by the company for U.S. federal income tax reporting purposes, including the positions taken with respect to, for example, the classification of our company as a partnership. A different treatment of our securities or our company from that described below could adversely affect the amount, timing, character, and manner for reporting of income, gain, or loss in respect of an investment in our securities.

As used herein, the term “U.S. holder” means a beneficial owner of our securities that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation that is created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in its gross income for U.S. federal income tax purposes, regardless of its source, (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) a U.S. state, a local government or any instrumentality thereof.

As used herein, the term “non-U.S. holder” means any beneficial owner of our securities (other than a partnership or other entity treated as a partnership) that is not a U.S. holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds securities of our company, the U.S. tax treatment of any partner in such partnership (or other entity) will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (or similarly treated entity) that acquires, holds, or sells our securities, we urge you to consult your own tax adviser, as to the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of securities, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of our Company

Pursuant to current law, and subject to the discussion of “publicly traded partnerships” herein, our company expects to be classified as a partnership for U.S. federal income tax purposes, and, accordingly, expects that no U.S. federal income tax will be payable by it as an entity. Instead, each holder of our shares will be required to take into account his, her or its distributive share of the items of income, gain, loss, deduction, credit and tax preferences of our company.

If our company were not classified as a partnership and, instead, were to be classified as an association taxable as a corporation for U.S. federal income tax purposes, our company would be subject to federal income tax on its taxable income at the regular corporate tax rate (currently 21%), which would reduce the amount of cash available for distribution to the shareholders. In that event, the holders of our shares would not be entitled to take into account their distributive shares of our company’s losses or deductions in computing their taxable income. Nor would they be subject to tax on their respective shares of our company’s income or gains. Distributions to a holder would be treated as (i) dividends to the extent of our company’s current or accumulated earnings and profits, (ii) a return of capital to the extent of each holder’s adjusted basis in his, her or its shares, and (iii) gain from the sale or exchange of property to the extent that any remaining distribution exceeds the holder’s adjusted basis in his, her or its shares. Overall, treatment of our company as an association taxable as a corporation may substantially reduce the anticipated benefits of an investment in our company.

Given the number of shareholders we may have as a result of this offering, and because our shares are listed on NYSE American, we believe that our company will be regarded as a publicly traded partnership. Under U.S. federal income tax law, a publicly traded partnership generally will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will be treated as a partnership, however, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year in which it is publicly traded constitutes “qualifying income,” within the meaning of section 7704(d) of the Code, and it is not required to register under the Investment Company Act. Qualifying income generally includes dividends, interest (other than interest derived in the conduct of a lending or insurance business or interest the determination of which depends in whole or in part on the income or profits of any person), certain real property rents, certain gain from the sale or other disposition of real property, gains from the sale of shares or debt instruments which are held as capital assets, and certain other forms of “passive-type” income. Our company expects to realize sufficient qualifying income to satisfy the qualifying income exception. Our company also expects that we will not be required to register under the Investment Company Act.

There can be no assurance that the IRS would not prevail in asserting that our company should be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of our company for U.S. federal income tax purposes or whether our company will have sufficient qualifying income under Section 7704(d) of the Code. Whether our company will continue to meet the qualifying income exception is dependent on our company’s continuing activities and the nature of the income generated by those activities. We intend to take the position that any loans we make to any of our subsidiaries are not being made as part of a lending business we conduct. There can be no assurance the IRS will not successfully challenge any such position. We also intend to take the position that we will not otherwise be directly engaged in any trade or business for U.S. federal income tax purposes, but again there can be no assurance that this position will not be challenged by the IRS. This discussion assumes we are not, and will not be, engaged in any trade or business (including a lending business) for U.S. federal income tax purposes. In addition, whether offsetting management services agreements (if any) between our manager and the operating businesses may give rise to management fee income to our company is not clear. In any event, our company’s board of directors intends to cause our company to conduct its activities in such manner as is necessary for our company to continue to meet the qualifying income exception.

If at the end of any year in which we would be considered to be a publicly traded partnership, our company fails to meet the qualifying income exception, our company may still qualify as a partnership for federal income tax purposes if our company is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) our company and each of the holders of our shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. The remainder of this discussion of the material U.S. federal income tax considerations assumes we would not be classified as a publicly traded partnership treated as a corporation.

If in any year in which we would be considered to be a publicly traded partnership, our company fails to satisfy the qualifying income exception in a particular taxable year (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure) or is required to register under the Investment Company Act, our company will be treated as if it had (i) transferred all of its assets, subject to its liabilities, to a newly-formed corporation on the first day of that year in which it fails to satisfy the exception, in return for stock in that corporation, and (ii) then distributed that stock to the holders in liquidation of their shares in our company. This contribution and liquidation should be tax-free to holders and our company so long as our company, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, our company would be classified as a corporation for U.S. federal income tax purposes.

The balance of this discussion assumes that our company is not engaged in a trade or business, and that it will be treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders

Tax Characterization of Warrants and Pre-Funded Warrants

Although not entirely free from doubt, under general principles of tax law and certain Treasury Regulations applicable to non-compensatory options to acquire partnership interests, because the exercise price of each warrant issued pursuant to this offering will be equal to the issue price of the underlying common share issued in this offering, and because the warrants otherwise contain no material rights of a holder of common shares until the warrant is exercised (among other reasons), we intend to treat each warrant as an option to acquire one common share for U.S. federal income tax purposes, and not as a partnership interest represented by the common share underlying such warrant, and this discussion assumes the warrants will be so treated. If the warrant is treated as a partnership interest, then the holder of such warrant may be allocated income or gains with respect to such warrants and would otherwise be treated as a partner in our company for U.S. federal income tax purposes, with the tax consequences as described below, but such warrant holder would not be entitled to any distributions from our company with respect to such income or gain. The balance of this discussion assumes that the warrants are not treated as partnership interests prior to their exercise.

Although the matter is not entirely free from doubt, a pre-funded warrant should be treated as a common share for U.S. federal income tax purposes, and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common shares, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the common share received. Similarly, the tax basis of the pre-funded warrant should carry over to the common share received upon exercise, increased by the exercise price of $0.01 per share. If the pre-funded warrant is treated as a partnership interest, it is possible that the holder of such warrant may be allocated income or gains with respect to such warrants and would otherwise be treated as a partner in our company for U.S. federal income tax purposes, with the tax consequences as described below, but such warrant holder would not be entitled to any distributions from our company with respect to such income or gain. Each holder should consult his, her or its tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes and the discussion below, to the extent it pertains to common shares, is generally intended to also pertain to pre-funded warrants.

Allocation of Purchase Price of Unit between Common Share or Prefunded-Warrant and Warrant

The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one common share and one warrant to acquire one common share. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the common share and warrant based on the relative fair market value of each at the time of issuance. Our company will make a determination of the relative fair market values to be assigned to such common share and warrant, and no investor holder will be permitted to take any position for U.S. federal income tax purposes that is inconsistent with our determination of such relative fair market values. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the common share and warrant comprising the unit, and the amount realized on the disposition should be allocated between the common share and the warrant based on their respective relative fair market values at the time of disposition. The separation of common shares and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

Subject to the uncertainty described above with regard to the U.S. federal income tax characterization of the pre-funded warrants, the allocation of purchase price between a pre-funded warrant and a warrant to be made by a purchaser of any unit consisting of a pre-funded warrant and a warrant will be made in the manner described in the preceding paragraph on the basis of the relative fair market value of each at the time of issuance.

The foregoing treatment of the units, common shares, prefunded warrants and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Tax Treatment of Our Company

On the basis that our company is properly classified as a partnership, our company itself will not be subject to U.S. federal income tax (except as may be imposed as a result of certain audit adjustments, as contemplated by the partnership audit rules) although it will file an annual partnership information return with the IRS. The information return will report the results of our company’s activities and will contain schedules reflecting allocations of profits or losses (and items thereof) to members of our company, that is, to the shareholders. In addition, to meet the terms of certain recordkeeping requirements under the Code, our company must annually obtain from each shareholder the names and addresses of any and all ultimate beneficial owners of our company shares and, to the extent a shareholder is not, in whole or in part, the ultimate beneficial owner, such ultimate beneficial owner’s direct or indirect fractional ownership share in our company, and the amount of any distribution(s) received by such ultimate beneficial owner by reason of his, her or its direct or indirect fractional ownership share in our company.

Tax Treatment of Company Income to Holders

Each partner of a partnership is required to report on his, her or its income tax return his, her or its share of items of income, gain, loss, deduction and credit of the partnership without regard to whether cash distributions are received. Each holder will be required to report on his, her or its tax return his, her or its allocable share of company income, gain, loss, deduction and credit for our company’s taxable year that ends with or within the holder’s taxable year. Each item of company income, gain, loss, deduction or credit will generally have the same character (e.g., capital or ordinary) as it would if the holder had recognized the item directly. Thus, holders of our shares may be required to report taxable income without a corresponding current receipt of cash if our company were to recognize taxable income and not make cash distributions to the shareholders.

Allocation of Company Profits and Losses

The determination of a holder’s distributive share of any item of income, gain, loss, deduction, or credit of a partnership is governed by the operating agreement, provided that the allocation has “substantial economic effect” or reflects the “partners’ interests in the partnership.” Subject to the discussion below, it is intended that the allocations under the operating agreement should have “substantial economic effect” or be respected as reflecting the “partners’ interests in the partnership.” Whether an allocation is considered to reflect the partners’ interests in the partnership is a facts and circumstances analysis of the underlying economic arrangement.

In general, under the operating agreement, items of ordinary income and loss will be allocated among the holders of our shares and our manager on the basis of their relative rights to receive distributions from our company. If the IRS were to prevail in challenging the allocations provided by the operating agreement, the amount of income or loss allocated to holders for U.S. federal income tax purposes could be increased or reduced or the character of the income or loss could be modified.

The U.S. federal income tax rules that apply to partnership allocations are complex, and their application, particularly to publicly traded partnerships, is not always clear. Our company will apply certain conventions and assumptions intended to achieve general compliance with the intent of these rules, and to report items of income and loss in a manner that generally reflects each holder’s economic gains and losses; however, these conventions and assumptions may not be considered to comply with all aspects of U.S. federal income tax law. It is, therefore, possible that the IRS will prevail in asserting that certain of the allocations, conventions or assumptions are not acceptable, and may require items of company income, gain, loss, deduction or credit to be reallocated in a manner that could be adverse to a holder of our shares.

Treatment of Distributions

Distributions of cash (or in certain cases, marketable securities) made by our company to the shareholders will generally not be taxable to a shareholder to the extent that the amount of cash (or the value of such marketable securities) distributed to the shareholder does not exceed such shareholder’s adjusted tax basis in his, her or its common shares (determined as described in the discussions regarding common shares purchased as part of a unit in this offering and common shares acquired through exercise of warrants or pre-funded warrants) immediately before the distribution. To the extent that a shareholder receives an amount of cash in excess of his, her or its adjusted tax basis (or in certain cases marketable securities with a value in excess of such basis), with such basis determined immediately before the distribution, that shareholder will recognize gain equal to such excess (see the section entitled “— Disposition of Securities” below). Such distributions of cash or marketable securities will reduce the tax basis of the shares held by a shareholder receiving such a distribution by the amount of such cash or the value of such marketable securities, as the case may be.

Tax Basis in Warrants, Pre-Funded Warrants and Common Shares

A holder’s tax basis in a warrant will be equal to the holder’s initial investment in the warrant or pre-funded warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant or to a pre-funded warrant, as described above under “— Allocation of Purchase Price of Unit between Common Share or Pre-Funded Warrant and Warrant”).

The holder’s initial tax basis in a common share received upon exercise of a warrant or a pre-funded warrant generally will be an amount equal to the sum of (i) the holder’s initial investment in the warrant or pre-funded warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant or pre-funded warrant, as described above under “— Allocation of Purchase Price of Unit between Common Share or Pre-Funded Warrant and Warrant”), (ii) the exercise price of the warrant or pre-funded warrant and (iii) the holder’s share of our liabilities at the time of exercise. Notwithstanding the forgoing, the resulting initial tax basis of a common share that arises on the exercise of a warrant or pre-funded warrant by a holder of warrants or pre-funded warrants who also holds common shares will be added to the overall tax basis of the U.S. holder in all of his or her common shares, because a holder of partnership interests is deemed to have a “unified basis” in all of his or her partnership interests (in this case, common shares), without the ability to specifically identify the tax basis that might otherwise be attributable to a particular common share, for example.

A holder’s initial tax basis in his, her or its common shares underlying the units acquired in this offering (other than common shares acquired by exercise of a warrant) will generally equal the sum of (a) the portion of the holder’s purchase price for a unit that is allocated to the common share underling such unit, as described above under “— Allocation of Purchase Price of Unit between Common Share or Pre-Funded Warrant and Warrant,” and (b) such holder’s share of our company’s liabilities at the time of his, her or its purchase of units. A holder’s tax basis in a common share received upon exercise of a warrant will be as set forth in the preceding paragraph. A holder’s tax basis in his, her or its common shares will be increased from time to time by (a) the holder’s share of our company’s taxable income, including capital gain, (b) the holder’s share of our company’s income, if any, that is exempt from tax, (c) any increase in the holder’s share of our company’s liabilities, and (d) any additional capital contributions by such holder to our company. A holder’s tax basis in his, her or its common shares will generally be decreased from time to time (but not below zero) by (a) the amount of any cash and the adjusted basis of any property distributed (or deemed distributed) to the holder, (b) the holder’s share of our company’s losses and deductions, (c) the holder’s share of our company’s expenditures that are neither deductible nor properly chargeable to a capital account, and (d) any decrease in the holder’s share of our company’s liabilities. As described above, a pre-funded warrant is likely to be treated as the equivalent of a common share for U.S. federal income tax purposes, but the exercise of a pre-funded warrant by payment of the exercise price should still increase the holder’s basis in the resulting common shares by the amount of the exercise price.

Holding Period

A holder’s holding period for the common share purchased as part of a unit in this offering will begin on the day after the date of such purchase. The holding period for a common share acquired through the exercise of a warrant or pre-funded warrant should begin on the day after the date of exercise of such warrant or pre-funded warrant by such holder.

Exercise or Lapse of a Warrant or Pre-Funded Warrant

The payment of cash by a U.S. holder or non-U.S. holder upon the exercise of a warrant or pre-funded warrant in exchange for the one common share underlying such warrant or pre-funded warrant should not result in the recognition of gain or loss to such exercising warrant or pre-funded warrant holder. However, under applicable Treasury Regulations, the exercise of such warrant or pre-funded warrant may result in adjustments to the capital accounts of the members of the company and/or the allocation of gross taxable income to the warrant or pre-funded warrant holder, in each case attributable to the difference between the value of the common share underlying each exercised warrant or pre-funded warrant on the date of exercise and such warrant’s or pre-funded warrant’s exercise price. Any adjustments or allocations of gross income required by these regulations may result in adverse or unexpected tax consequences to the holder of the exercised warrant or pre-funded warrant or the other holders of common shares. In general, a U.S. holder’s or non-U.S. holder’s initial tax basis in the common share received on the exercise of a warrant or pre-funded warrant should be equal to the sum of (a) such U.S. holder’s or non-U.S. holder’s tax basis in such warrant or pre-funded warrant (as described above under “— Allocation of Purchase Price of Unit Between Common Share or Pre-Funded Warrant and Warrant”) plus (b) the exercise price paid by such U.S. holder or non-U.S. holder on the exercise of such warrant or pre-funded warrant. A U.S. holder’s or non-U.S. holder’s holding period for the common share should begin on the day after the date that a warrant is exercised by such U.S. holder or non-U.S. holder. On the basis that ownership of a pre-funded warrant is treated as equivalent to the ownership of a common share (as discussed above under “— Tax Characterization of Warrants and Pre-Funded Warrants”), the holding period for the common shares acquired upon exercise of the pre-funded warrant should be unaffected by the exercise and should begin when the holder first acquired the pre-funded warrant. In general, if a warrant or pre-funded warrant is allowed to lapse unexercised, a U.S. holder or non-U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant or pre-funded warrant.

Tax Considerations for U.S. Holders

Tax Treatment of Company Income to U.S. Holders

Our company’s taxable income is expected to consist principally of interest income, capital gains and dividends from our C corporation subsidiaries. Interest income will be earned upon the funds loaned by our company (if any) to the operating subsidiaries and from temporary investments of our company and will be taxable to the holders at ordinary income rates. Long-term capital gains will be reported upon the sale of capital assets by our company held for more than one year, and short-term capital gains will be reported upon the sale of capital assets by our company held for one year or less. Under current law, long-term capital gains allocated to non-corporate U.S. holders may qualify for a reduced rate of tax. Capital gains allocated to corporate U.S. holders will be taxed at ordinary income tax rates. Any dividends received by our company from its domestic corporate holdings may constitute qualified dividend income in the hands of certain non-corporate U.S. holders, which will, under current law, qualify for a reduced rate of tax provided various technical requirements are satisfied. Any dividends received by our company that do not constitute qualified dividend income will be taxed to U.S. holders at the tax rates generally applicable to ordinary income. Dividend income of our company from its domestic operating subsidiaries that is allocated to corporate holders of our shares may qualify for a dividends-received deduction, provided ownership thresholds and certain other requirements are met.

Disposition of Securities

Upon the transfer of securities by a U.S. holder in a sale or other taxable disposition, the holder will generally recognize gain or loss equal to the difference between (i) the proceeds realized on such sale (plus, in the case of a disposition of common shares, the U.S. holder’s share of company liabilities allocable to such common shares) and (ii) such holder’s adjusted tax basis in the securities sold (as described in “— Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders — Tax Basis in Warrants, Pre-Funded Warrants and Common Shares”). Such gain or loss recognized on the sale of securities by a non-corporate U.S. holder who has held such securities for more than 12 months will be taxable as long-term capital gain or loss, except that in the case of gains attributable to taxable dispositions of common shares, the portion of the selling shareholder’s gain allocable to (or amount realized, in excess of tax basis, attributable to) “inventory items” and “unrealized receivables” of the company as defined in Section 751 of the Code will be treated as ordinary income. Capital gain or loss of non-corporate U.S. holders where the securities sold are considered held for 12 months or less is taxable as short-term capital gain or loss. Short-term capital gain is generally subject to U.S. federal income tax at ordinary income tax rates. Capital gain of corporate U.S. holders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. holder on a sale of common shares will generally be deductible only against capital gains, except that a non-corporate U.S. holder may also offset up to $3,000 per year of ordinary income. Non-corporate U.S. holders may carry excess capital losses forward indefinitely until the loss is fully absorbed or deducted. Corporate U.S. holders may carry capital losses back three years and forward five years. Capital losses may be subject to various other limitations under the Code, and U.S. holders are urged to consult their tax advisors regarding the deductibility of any particular loss in their circumstances.

If a U.S. holder acquires company shares at different prices and sells less than all of his, her or its shares, the holder will not be entitled to specify particular shares as having been sold (as it could do if our company were a corporation). Rather, the holder should determine his, her or its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of his, her or its “unified basis” in his, her or its shares sold.

A U.S. holder selling shares in our company is urged to consult the holder’s tax advisor to determine the proper application of these rules in light of the holder’s particular circumstances.

Treatment of Loans

A U.S. holder whose shares are loaned to a “short seller” to cover a short sale of share may be considered to have disposed of those shares. In such case, the holder would no longer be regarded as a beneficial owner of those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan (i) company income, gain, loss, deduction or other items with respect to those shares would not be includible or reportable by the holder, and (ii) cash distributions received by the holder with respect to those shares could be fully taxable, likely as ordinary income. A holder intending to participate in any such transaction is urged to consult with his, her or its tax adviser.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. holder’s “investment interest expense” is generally limited to the amount of such holder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the company, if any, and interest expense incurred by the U.S. holder on any margin account borrowing or other loan incurred to purchase or carry shares of our company. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income taxable at long-term capital gains rates is excluded from net investment income unless the holder elects to pay tax on such gain or dividend income at ordinary income rates.

Limitations on Deductibility of Losses; Management Fees and Other Expenses

A U.S. holder’s ability to deduct for U.S. federal income tax purposes his, her or its distributive share of any company losses or expenses will be limited to the lesser of (i) the adjusted tax basis in such holder’s shares, or (ii) in the case of a holder that is an individual or a closely-held corporation (a corporation where more than 50% of the value of its stock is owned directly or indirectly by five or fewer individuals or certain tax-exempt organizations), the amount which the holder is considered to be “at risk” with respect to certain activities of our company. In general, the amount “at risk” includes the holder’s actual amount paid for the shares and any share of company debt that constitutes “qualified nonrecourse financing.” The amount “at risk” excludes any amount the holder borrows to acquire or hold his, her or its shares if the lender of such borrowed funds owns shares or can look only to the borrower’s shares for repayment. Losses in excess of the amount at risk must be deferred until years in which our company generates taxable income against which to offset such losses. The deductibility of losses may be further limited by U.S. federal income tax law, and U.S. holders should discuss such limitations with their own tax advisors.

Our company will pay a management fee (and possibly certain transaction fees) to our manager. Our company will also pay certain costs and expenses incurred in connection with activities of our manager. Our company intends to deduct such fees and expenses to the extent that they are reasonable in amount and are not capital in nature or otherwise nondeductible. It is expected that such fees and other expenses will generally constitute miscellaneous itemized deductions for non-corporate U.S. holders of our shares. Under current law in effect for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. holders may not deduct any such miscellaneous itemized deductions for federal income tax purposes. A non-corporate U.S. holder’s inability to deduct such items could result in such holder reporting as his, her or its share of company taxable income an amount that exceeds any cash actually distributed to such U.S. holder for the year. Corporate U.S. holders of our shares generally will be able to deduct these fees, costs and expenses in accordance with applicable U.S. federal income tax law.

Non-U.S. Holders

Taxation of Income or Gains Allocated to Non-U.S. Holders

Subject to the discussion below, a non-U.S. holder will not be subject to U.S. federal income tax on such holder’s distributive share of our company’s income or gains, provided that such income or gain is not considered to be effectively connected with the conduct of a trade or business within the United States. If the income or gain from our company is treated as effectively connected with a U.S. trade or business (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then a non-U.S. holder’s share of any company income (and possibly gain realized upon the sale or exchange of our shares, as discussed below) will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations, and such non-U.S. holder will be subject to tax return filing requirements in the U.S. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on such effectively connected income. We intend to take the position that, except to the extent as may be required by law for income or gain attributable to “U.S. real property interests” as described below, our company will not be engaged in a U.S. trade or business for these purposes and our income will not be effectively connected with any such U.S. trade or business. However, there can be no assurance that the IRS will not successfully challenge this position. The balance of this discussion assumes that our company will not be engaged in a U.S. trade or business.

While generally not subject to U.S. federal income tax as discussed above, a non-U.S. holder would be subject to U.S. federal withholding tax at the rate of 30% (or, under certain circumstances, at a reduced rate provided by an applicable income tax treaty) in respect of such holder’s distributive share of dividends, interest, and other fixed or determinable annual or periodical income from sources within the United States realized by our company that are not effectively connected with the conduct of a U.S. trade or business. Amounts withheld on behalf of a non-U.S. holder will be treated as being distributed to such non-U.S. holder.

Non-U.S. holders will be required to timely and accurately complete an applicable IRS Form W-8 (or other applicable form) and provide such form to our company for withholding tax purposes. Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in our company.

Taxation of Distributions Received by Non-U.S. Holders

In general, the tax consequences of the receipt of distributions of cash from us to a non-U.S. holder will be the same as set forth above under “— Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders — Treatment of Distributions,” except that any taxable gain that arises as a result of such distributions and that are attributable to “U.S. real property interests” (as defined below) will generally be taxed as described below under “— Taxation of Gains From Sales or Other Taxable Distributions of U.S. Real Property Interests.”

Disposition of Shares

Upon the sale or other taxable disposition of shares, a non-U.S. holder will recognize a capital gain or loss for U.S. tax purposes only if the gain or loss is (i) effectively connected with the conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. Holder maintains a permanent establishment in the United States to which such gain or loss is attributable) or (ii) treated as a gain or loss from sources within the United States and the non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Subject to some exceptions, a transferee of an interest in a partnership must withhold 10% of the amount realized on the disposition of an interest in a partnership if any portion of the gain (if any) on the disposition would be treated by a non-U.S. person as effectively connected with the conduct of a trade or business within the United States. A transfer can occur when a partnership distribution results in gain recognition. If the transferee fails to withhold any amount required to be withheld, the partnership must deduct and withhold from distributions to the transferee the amount the transferee failed to withhold (plus interest).

Taxation of Gains from Sales or Other Taxable Dispositions of U.S. Real Property Interests

In general, non-U.S. holders will be subject to U.S. withholding and federal income taxes on gains attributable to a taxable sale or other disposition (i) by our company of a “U.S. real property interest”, or USRPI, that are allocable to a non-U.S. holder, or (ii) by a non-U.S. holder of our shares (A) if the shares sold are USRPIs or (B) to the extent such gains are attributable to USRPIs we hold at the time of such disposition. Gains from taxable sales or other dispositions of USRPIs are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain. For this purpose, a USRPI includes an interest (other than solely as a creditor) in (i) certain U.S. real property, (ii) a “U.S. real property holding corporation” (in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USRPIs), and (iii) a partnership that holds USRPIs. We have made no determination as to whether any of our company’s investments will constitute a USRPI and there can be no assurance that we will not own or acquire USRPIs in the future.

Certain Other Considerations for Both U.S. Holders and Non-U.S. Holders

Tax Reporting by Our Company

Information returns will be filed by our company with the IRS, as required, with respect to income, gain, loss, deduction, credit and other items derived from our company’s activities. Our company will file a partnership return with the IRS and will use reasonable efforts to issue tax information that describes your allocable share of our income, gain, loss, deduction, and credit, including a Schedule K-1, to you (and to our manager) as promptly as possible. In preparing this information, our company will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deduction, and credit. Delivery of this information by our company will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which our company holds an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. In addition, the IRS may prevail in asserting that certain of our reporting conventions are impermissible, which could result in an adjustment to your income or loss.

It is possible that our company may engage in transactions that subject our company and, potentially, the holders of common shares, to other information reporting requirements with respect to an investment in our company. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Audits and Adjustments to Tax Liability

A challenge by the IRS, such as in a tax audit, to the tax treatment by a partnership of any item generally must be conducted at the partnership, rather than at the partner, level. For tax years beginning after December 31, 2017, a partnership must designate a “partnership representative” to serve as the person to receive notices and to act on behalf of the partnership and the partners in the conduct of such a challenge or audit by the IRS. Our company has designated Ellery W. Roberts to be the partnership representative for tax years beginning after December 31, 2017, and we refer to Mr. Roberts in such capacity as the “partnership representative.”

Our partnership representative, who is required by the operating agreement to notify all holders of any U.S. federal income tax audit of our company, will have the authority under the operating agreement to conduct and respond to any IRS audit of our company’s tax returns or other tax-related administrative or judicial proceedings, and, if appropriate, to contest (including by pursuing litigation) any proposed adjustments by the IRS, and, if considered appropriate, to settle such proposed adjustments. A final determination of U.S. tax matters in any proceeding initiated or contested by the partnership representative will be binding on all holders of our shares who held their shares during the period under audit. The partnership representative will have the right on behalf of all holders to extend the statute of limitations relating to the holders’ U.S. federal income tax liabilities with respect to company items. In addition, in his capacity as the “partnership representative” the partnership representative will have significant authority under applicable law to bind our shareholders to audit adjustments applicable to the company and its shareholders. Moreover, in the case of an audit adjustment that results in an adjustment to items of partnership income, gain, loss or deduction for any particular year, the IRS may assess an “imputed underpayment” amount against our company unless the company makes a valid election to have such imputed underpayment assessed against the relevant shareholders (or former shareholders) to which such assessment relates. We will not make a determination as to whether we will pay any imputed underpayment that may be assessed against us or whether we will make the election to have the imputed underpayment assessed against our shareholders or former shareholders until such time as any such assessment may occur.

A U.S. federal income tax audit of our company’s information return may result in an audit of the tax return of a holder of our shares, which, in turn, could result in adjustments to a holder’s items of income, gain, loss, deduction, and credit that are unrelated to our company as well as to company-related items. There can be no assurance that the IRS, upon an audit of an information return of our company or of an income tax return of a holder, might not take a position that differs from the treatment thereof by our company or by such holder, possibly resulting in a tax deficiency. A holder would also be liable for interest on any tax deficiency that resulted from any such adjustments. Potential holders should also recognize that they might be forced to incur legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Reportable Transaction Disclosure Rules

If our company were to engage in a “reportable transaction,” our company (and possibly others, including U.S. holders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with rules governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of a threshold amount computed without regard to offsetting gains or other income or limitations. An investment in our company may be considered a “reportable transaction” if, for example, we recognize significant losses in the future. In certain circumstances, a holder of our shares who disposes of all or part of the shares in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose his, her or its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly holders’ tax returns) would be audited by the IRS. Certain of these rules are currently unclear, and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if our company were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, holders may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations. Our company does not intend to engage in any reportable transaction. However, we urge U.S. holders to consult their tax advisers regarding the reportable transaction disclosure rules and the possible application of these rules to them.

Information Reporting Requirements and Related Withholding Taxes

Under the “backup withholding” rules, a holder of our shares may be subject to backup withholding (currently at the rate of 24%) with respect to any taxable income or gain attributable to such shares unless the holder:

•        is a corporation or qualifies for certain other exempt categories and, when required, certifies this fact; or

•        provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder of our shares who does not provide us with a correct taxpayer identification number also may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Investors should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Pursuant to U.S. federal legislation known as the Foreign Account Tax Compliance Act, or FATCA, we may be subject to additional information reporting and withholding obligation requirements with respect to any shareholder that is a “foreign financial institution,” or an FFI, or a “non-financial foreign entity,” or an NFFE, as each such term is defined by FATCA. In general, under these requirements, U.S. federal withholding tax at a 30% rate may apply to certain U.S. source income earned by us which is allocable to an FFI or NFFE unless (i) in the case of an FFI, such FFI registers with the IRS, and (ii) in the case of either an FFI or NFFE, such entities disclose the identity of their U.S. owners or account holders and annually report certain information about such accounts. This 30% withholding tax may also apply to taxable sales or other dispositions of our shares.

PLAN OF DISTRIBUTION

We are offering up to 24,752,476 units, based on an assumed offering price of $0.404 per unit, the closing price of our common shares on May 31, 2023, for gross proceeds of up to $10,000,000 before deduction of placement agent commissions and offering expenses, in a reasonable best-efforts offering. There shall be no minimum amount of proceeds as a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of June    , 2023 we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, or trust or similar arrangement.

We expect to deliver the securities being offered pursuant to this prospectus on or about            , 2023.

Placement Agent, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 8% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent of up to $100,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Unit(1)	Total Maximum
Public offering price	$0.404	$10,000,000
Placement agent fees (8%)	0.032	800,000
Proceeds, before expenses, to us	$0.372	$9,200,000

____________

(1)      Assumed all units consist of one common share and one warrant to purchase one common share.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, will be approximately $310,000, all of which are payable by us. This figure includes the placement agent’s accountable expenses, including, but not limited to, legal fees for placement agent’s legal counsel of up to $100,000. We paid the placement agent an advance of $25,000 towards to the payment of its accountable expenses which shall be returned to us to the extent not used to pay its accountable out-of-pocket expenses actually incurred.

Placement Agent Warrants

We have agreed to issue to the placement agent or its designees warrants to purchase an aggregate number of common shares equal to 8% of the total number of securities sold in this offering at an exercise price equal to 110% of the public offering price of the units sold in this offering (subject to adjustments). The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities. The warrants have been deemed compensation by

FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under Rule 5110(g)(1))) will not sell, transfer, assign, pledge, or hypothecate these warrants or the common shares underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days after the date of the commencement of the sales of the public securities. The warrants and the common shares underlying the warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC.

The warrants will provide for registration rights (including a one-time demand registration right at our expense and a one-time demand right at the placement agent’s expense, and unlimited piggyback rights) and customary anti-dilution provisions (for share dividends, share splits, recapitalizations, reorganization, mergers and similar events) and such other rights as are set forth in warrants issued to investors in the offering.

The demand registration rights will not be greater than five years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(G)(8)(C). The piggyback registration rights will not be greater than seven years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(G)(8)(D).

Lock-Up Agreements

We, all of our directors and officers, and the holders of 5% or more of our outstanding common shares, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our common shares or other securities convertible into or exercisable or exchangeable for our common shares for a period of three (3) months after this offering is completed without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Right of First Refusal

We have granted the placement agent a right of first refusal for a period of twelve (12) months after the closing of this offering to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) month period. We shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the placement agent. If the placement agent should decline such retention, we shall have no further obligations to the placement agent with respect to the offering for which it has offered to retain the placement agent.

Tail

If, within twelve (12) months following the closing of the offering, we complete any financing of equity, equity-linked or debt or other capital raising activity with, or receive any proceeds from, any of the investors introduced by the placement agent or with whom we had an in-person meeting or phone or video call that was facilitated by the placement agent, or investors to whom the placement agent sent the prospectus, then we will pay the placement agent, upon the closing of such financing or receipt of such proceeds, the compensation equivalent to that set forth under the captions “Placement Agent, Commissions and Expenses” and “Placement Agent Warrants,” above. If the engagement period of the placement agent pursuant to the terms of the engagement letter with us ends prior to the closing of the offering and if within twelve (12) months following such end of the engagement period (except if the engagement period is terminated for “cause” as defined in the engagement letter), we complete any financing of equity, equity-linked or debt or other capital raising activity with, or receives any proceeds from, any of the investors with whom we had an in-person meeting or phone or video call that was facilitated by the placement agent or investors to whom the placement agent sent the prospectus, then we will pay the placement agent, upon the closing of such financing or receipt of such proceeds, the compensation equivalent to that set forth under the captions “Placement Agent, Commissions and Expenses” and “Placement Agent Warrants,” above.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities was negotiated between us, the placement agent and the investors in the offering based on the trading of our common shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Member State), no common shares have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to our common shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)    by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior written consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our common shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any of our common shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any of our common shares are being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior written consent of the representatives has been obtained to each such proposed offer or resale.

We, the underwriters, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase or subscribe for our common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)     to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA;

provided that no such offer of the shares shall require the us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares and Warrants is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

Our common shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares may not be circulated or distributed, nor may our common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our common shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where our common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired our common shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. Our common shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our common shares should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Switzerland

Our common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our common shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, our company or our common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our common shares will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of our common shares have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our common shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the “Corporations Act”, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our common shares may only be made to persons, or “Exempt Investors”, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common shares without disclosure to investors under Chapter 6D of the Corporations Act.

Our common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our common shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

We have not engaged counsel outside of the United States to review any other country’s securities laws and therefore, notwithstanding the above, neither we nor the underwriters can assure you that the summary of the laws above are accurate as of the date of this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the shares offered hereby will be passed upon by Bevilacqua PLLC, Washington, D.C. Carmel, Milazzo & Feil LLP, New York, New York is acting as counsel to the placement agent.

As of the date of this prospectus, Bevilacqua PLLC owns 285,067 common shares and Louis A. Bevilacqua, the managing member of Bevilacqua PLLC, owns 84,375 common shares, collectively representing approximately 5.46% of our outstanding common shares. Mr. Bevilacqua also owns approximately 9% of 1847 Partners Class A Member LLC and 10% of 1847 Partners Class B Member LLC. Mr. Bevilacqua received these securities as partial consideration for legal services previously provided to us.

EXPERTS

The financial statements of our company for the years ended December 31, 2022 and 2021 have been incorporated by reference in this prospectus in reliance upon the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The financial statements of ICU Eyewear for the years ended December 31, 2022 and 2021 have been incorporated by reference in this prospectus in reliance upon the report of Frank, Rimerman + Co. LLP, an independent auditor, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us or our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC at www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.1847holdings.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•        our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 11, 2023;

•        our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 with the SEC on May 16, 2023;

•        our Current Reports on Form 8-K filed with the SEC on January 9, 2023, February 9, 2023, February 13, 2023, February 24, 2023, February 28, 2023, March 10, 2023, April 5, 2023, April 27, 2023, May 15, 2023 and May 26, 2023;

•        our Definitive Proxy Statement on Schedule 14A filed on April 11, 2023; and

•        the description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 11, 2023, including any amendment or report filed for the purpose of updating such description.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

1847 Holdings LLC
590 Madison Avenue, 21st Floor
New York, NY 10022
Attn: Secretary
(212) 417-9800

Up to 24,752,476 Units consisting of Common Shares or
Pre-Funded Warrants to Purchase Common Shares and
Warrants to Purchase Common Shares

1847 HOLDINGS LLC

______________________

PROSPECTUS

______________________

Maxim Group LLC

          , 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common shares being registered. All amounts, other than the SEC registration fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$2,300.98
FINRA filing fee	3,632.00
Accounting fees and expenses	30,000.00
Legal fees and expenses	132,500.00
Transfer agent fees and expenses	10,000.00
Printing and related fees and expenses	20,000.00
Miscellaneous fees and expenses	11,567.02
Total	$210,000.00

Item 14.     Indemnification of Directors and Officers

Certain provisions of our operating agreement are intended to be consistent with Section 145 of the General Corporation Law of the State of Delaware, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our operating agreement includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•        for any breach of the director’s duty of loyalty to the company or its shareholders;

•        for acts or omissions not in good faith or a knowing violation of law;

•        regarding unlawful distributions and interest purchases analogous to Section 174 of the General Corporation Law of the State of Delaware; or

•        for any transaction from which the director derived an improper benefit.

Our operating agreement provides that:

•        we must indemnify our directors and officers to the equivalent extent permitted by General Corporation Law of the State of Delaware;

•        we may indemnify our other employees and agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and

•        we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the extent permitted by Delaware law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by our board of directors.

The indemnification provisions contained in our operating agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of shareholders or disinterested directors or otherwise.

In addition, we have entered into indemnification agreements with each of our executive officers and directors, pursuant to which we have agreed to indemnify them to the fullest extent permitted by law. Under the indemnification agreements, we have agreed to advance all expenses incurred by or on behalf of the independent directors in connection with any proceeding within thirty (30) days after the receipt by us of a statement requesting such advance, whether prior to or after final disposition of such proceeding.

We also have insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.

The underwriting agreement, filed as Exhibit 1.1 to this registration statement, will provide for indemnification, under certain circumstances, by the underwriter of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.     Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act. Please see “Description of Securities” for more information regarding the convertible securities described below.

On May 28, 2020, in connection with the acquisition of Asien’s, we issued 103,750 common shares to the Asien’s Seller, which were subject to repurchase by 1847 Asien for a period of one year following the closing at a purchase price of $10.00 per share. These shares were repurchased by 1847 Asien on July 29, 2020. On August 28, 2020, 1847 Asien distributed these 103,750 shares to its stockholders, pro rata in accordance with their holdings. Our company, as the holder of 95% of the outstanding common stock of 1847 Asien, received 98,528 shares in connection with this distribution, which were then returned to our treasury and cancelled.

On June 4, 2020, we issued 25,000 common shares to a service provider as partial compensation for consulting services provided by it.

On September 2, 2020, we issued a total of 12,500 common shares to representatives of Craft Capital Management LLC in consideration for services provided by them.

On September 30, 2020, we sold an aggregate of 2,189,835 units, at a price of $1.90 per unit, for aggregate gross proceeds of $4,160,684. Each unit consisted of one (1) series A senior convertible preferred share and a three-year warrant to purchase one (1) common share. On October 26, 2020, we sold an additional 442,443 units for aggregate gross proceeds of $840,640.

On October 16, 2020, we issued 175,000 common shares to Stephen Mallatt, Jr. and Rita Mallatt, the sellers of Kyle’s.

On March 26, 2021, we sold an aggregate of 1,818,182 units, at a price of $1.65 per unit, for an aggregate purchase price of $3,000,000. These units have the same terms as those previously sold on September 30, 2020 and October 26, 2020.

On March 26, 2021, we also issued an aggregate of 99,710 common shares to the holders of the series A senior convertible preferred shares issued on September 30, 2020 and October 26, 2020. As noted above, the purchase price for the units issued to such holders was $1.90 per unit and the purchase price for the units issued on March 26, 2021 was $1.65 per unit. In exchange for the consent of the holders of the outstanding series A senior convertible preferred shares to the issuance of these additional units at a lower purchase price than such holders paid for their shares, we issued 99,710 common shares to such holders.

On October 8, 2021, we issued to two institutional investors, including Leonite Capital LLC, secured convertible promissory notes in the aggregate principal amount of $24,860,000. On October 8, 2021, we also issued to Leonite Capital LLC five-year warrants for the purchase of 302,885 common shares.

On February 16, 2022, we issued 38,096 common shares upon the conversion of 133,333 series A senior convertible preferred shares.

On February 24, 2022, we sold an aggregate of 320,333 units, at a price of $3.00 per unit, for aggregate gross proceeds of $960,999. On March 24, 2022, we sold an additional 106,666 units for aggregate gross proceeds of $319,990. On April 20, 2022, we sold an additional 28,333 units for aggregate gross proceeds of $85,000. On May 12, 2022, we sold an additional 16,667 units for aggregate gross proceeds of $50,000. On May 19, 2022, we sold an additional 9,567 units for aggregate gross proceeds of $28,700. Each unit consisted of one (1) series B senior convertible preferred share and a three-year warrant to purchase one (1) common share.

On July 8, 2022, we entered into a securities purchase agreement with Mast Hill Fund, L.P., pursuant to which we issued to Mast Hill Fund, L.P. a promissory note in the principal amount of $600,000, which includes an original issue discount in the amount of $60,000, and a five-year warrant for the purchase of 100,000 common shares for a total purchase price of $540,000.

On July 8, 2022, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 3,600 common shares.

From July 12, 2022 to September 15, 2022, we issued 126,669 common shares upon cashless exercises of warrants.

On August 2, 2022, we issued an aggregate of 800,000 common shares upon the partial extinguishment of 6% convertible promissory notes.

On August 2, 2022, we issued 189,815 common shares upon the partial extinguishment of a related party promissory issued to the Kyle’s Sellers.

On August 2, 2022, we issued 285,067 common shares to Bevilacqua PLLC, our outside securities counsel, upon the settlement of accounts payable.

On January 3, 2023, we issued warrants for the purchase of 407,872 common shares as a dividend to our common shareholders of record as of December 23, 2022 pursuant to a warrant agent agreement, dated January 3, 2023, with VStock Transfer, LLC.

On January 30, 2023, we issued 99,505 common shares, which were paid as a dividend on our series A senior convertible preferred shares.

On February 3, 2023, we entered into securities purchase agreements with two accredited investors, pursuant to which we issued to such investors (i) promissory notes in the aggregate principal amount of $604,000, which include an original issue discount in the amount of $60,400, and (ii) five-year warrants for the purchase of an aggregate of 125,833 common shares at an exercise price of $4.20 per share (subject to adjustment) for a total purchase price of $543,600. As additional consideration, we issued an aggregate of 125,833 common shares to the investors as a commitment fee.

On February 3, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 892 common shares at an exercise price of $5.25 per share.

On February 9, 2023, we entered into securities purchase agreements with the same two accredited investors, pursuant to which we issued to such investors (i) promissory notes in the aggregate principal amount of $2,557,575, which include an original issue discount in the amount of $139,091, and (ii) five-year warrants for the purchase of an aggregate of 532,827 common shares at an exercise price of $4.20 per share (subject to adjustment) for a total purchase price of $2,301,818. As additional consideration, we issued 289,772 common shares to one investor and issued to the other investor a five-year warrant for the purchase of 243,055 common shares at an exercise price of 0.01 per share (subject to adjustment), which were issued as a commitment fee.

On February 9, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 11,923 common shares at an exercise price of $5.25 per share.

On February 22, 2023, we entered into another securities purchase agreement with one of the investors pursuant to which we issued to such investor (i) a promissory note in the principal amount of $878,000, which includes an original issue discount in the amount of $87,800, and (ii) a five-year warrant for the purchase of 182,917 common shares at an exercise price of $4.20 per share (subject to adjustment) for a total purchase price of $790,200. As additional consideration, we issued a five-year warrant for the purchase of 198,343 common shares at an exercise price of $0.01 per share (subject to adjustment) to the investor as a commitment fee.

On February 22, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 7,526 common shares at an exercise price of $5.25 per share.

On February 23, 2023, we issued 61,389 common shares upon the cashless exercise of warrants.

On April 30, 2023, we issued 187,075 common shares, which were paid as a dividend on our series A senior convertible preferred shares.

On May 10, 2023, we issued 232,216 common shares upon the exercise of warrants.

On May 16, 2023, we issued 430,552 common shares upon the conversion of 85,000 series B senior convertible preferred shares.

On May 17, 2023, we issued 1,006,713 common shares upon the cashless exercise of warrants.

On May 24, 2023, we issued 253,239 common shares upon the exercise of warrants.

The issuance of these securities was made in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided by Section 4(a)(2) of the Securities Act.

Item 16.     Exhibits.

(a)     Exhibits.

Exhibit No.	Description
1.1	Form of Placement Agency Agreement
3.1	Certificate of Formation of 1847 Holdings LLC (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on February 7, 2014)
3.2	Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated January 19, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 22, 2018)
3.3	Amendment No. 1 to Second Amended and Restated Operating Agreement (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 11, 2021)
4.1	Form of Warrant Agency Agreement
4.2	Form of Common Share Purchase Warrant (included in Exhibit 4.1)
4.3	Form of Pre-Funded Common Share Purchase Warrant (included in Exhibit 4.1)
4.4	Form of Placement Agent Warrant (included in Exhibit 1.1)
4.5	Amended and Restated Share Designation of Series A Senior Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on April 1, 2021)
4.6

Amendment No. 1 to Amended and Restated Share Designation of Series A Senior Convertible Preferred Shares (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on October 5, 2021)

4.7	Share Designation of Series B Senior Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 2, 2022)
4.8

Common Share Purchase Warrant issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 22, 2023 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 28, 2023)

4.9

Common Share Purchase Warrant issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 22, 2023 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on February 28, 2023)

4.10

Common Share Purchase Warrant issued by 1847 Holdings LLC to J.H. Darbie & Co., Inc. on February 22, 2023 (incorporated by reference to Exhibit 4.6 to Amendment No. 1 to Registration Statement on Form S-3 filed on April 28, 2023)

4.11

Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Fund I, LP on February 9, 2023 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 13, 2023)

4.12

Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Fund I, LP on February 9, 2023 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on February 13, 2023)

Exhibit No.	Description
4.13

Common Share Purchase Warrant issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 9, 2023 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on February 13, 2023)

4.14

Common Share Purchase Warrant issued by 1847 Holdings LLC to J.H. Darbie & Co., Inc. on February 9, 2023 (incorporated by reference to Exhibit 4.10 to Amendment No. 1 to Registration Statement on Form S-3 filed on April 28, 2023)

4.15

Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Fund I, LP on February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 9, 2023)

4.16

Common Share Purchase Warrant issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 3, 2023 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on February 9, 2023)

4.17

Common Share Purchase Warrant issued by 1847 Holdings LLC to J.H. Darbie & Co., Inc. on February 3, 2023 (incorporated by reference to Exhibit 4.13 to Amendment No. 1 to Registration Statement on Form S-3 filed on April 28, 2023)

4.18

Warrant Agent Agreement, dated January 3, 2023, between 1847 Holdings LLC and VStock Transfer, LLC and form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on January 9, 2023)

4.19	Common Share Purchase Warrant issued to Craft Capital Management LLC on August 5, 2022 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 8, 2022)
4.20	Common Share Purchase Warrant issued to R.F. Lafferty & Co. Inc. on August 5, 2022 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on August 8, 2022)
4.21

Warrant for Common Shares issued by 1847 Holdings LLC to J.H. Darbie & Co., Inc. on July 8, 2022 (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3 filed on February 1, 2023)

4.22	Warrant for Common Shares issued by 1847 Holdings LLC to Leonite Capital LLC on October 8, 2021 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on October 13, 2021)
4.23

First Amendment to Warrant, dated May 10, 2023, between Leonite Capital LLC and 1847 Holdings LLC (incorporated by reference to Exhibit 4.23 to the Registration Statement on Form S-1 filed on May 18, 2023)

5.1	Opinion of Bevilacqua PLLC as to the legality of the common shares
10.1	Form of Securities Purchase Agreement
10.2

Management Services Agreement, dated April 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1/A filed on March 14, 2014)

10.3

Amendment No. 1 to Management Services Agreement, dated September 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on February 7, 2014)

10.4

Management Services Agreement, dated February 9, 2023, between 1847 ICU Holdings Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on February 13, 2023)

10.5

Amendment No. 1 to Management Services Agreement, dated March 30, 2023, between 1847 ICU Holdings Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on April 5, 2023)

10.6	Management Services Agreement, dated March 30, 2021, between 1847 Wolo Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on April 5, 2021)
10.7

Amendment No. 1 to Management Services Agreement, dated March 30, 2023, between 1847 Wolo Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on April 5, 2023)

10.8

Amended and Restated Management Services Agreement, dated October 8, 2021, between 1847 Cabinet Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on October 13, 2021)

10.9	Management Services Agreement, dated May 28, 2020, between 1847 Asien Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed June 3, 2020)

Exhibit No.	Description
10.10

Amendment No. 1 to Management Services Agreement, dated March 30, 2023, between 1847 Asien Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on April 5, 2023)

10.11

6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Oceanus Investment Inc. on February 9, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on February 13, 2023)

10.12

6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to San Francisco Equity Partners III, LP on February 9, 2023 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 13, 2023)

10.13

6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Richard Conti on February 9, 2023 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on February 13, 2023)

10.14

6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Kirk Hobbs on February 9, 2023 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on February 13, 2023)

10.15

6% Subordinated Convertible Promissory Note issued by 1847 Cabinet Inc. to Steven J. Parkey on October 8, 2021 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 13, 2021)

10.16

6% Subordinated Convertible Promissory Note issued by 1847 Cabinet Inc. to Jose D. Garcia-Rendon on October 8, 2021 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on October 13, 2021)

10.17

Exchange Agreement, dated October 8, 2021, among 1847 Holdings LLC, Steven J. Parkey and Jose D. Garcia-Rendon (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on October 13, 2021)

10.18

Conversion Agreement, dated July 26, 2022, among 1847 Holdings LLC, 1847 Cabinet Inc., Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 27, 2022)

10.19

Letter Agreement, dated March 30, 2023, among 1847 Holdings LLC, 1847 Cabinet Inc., Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 5, 2023)

10.20

6% Amortizing Promissory Note issued by 1847 Asien Inc. to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992, on July 29, 2020 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed August 4, 2020)

10.21

Amendment No. 1 to Securities Purchase Agreement and 6% Amortizing Promissory Note, dated October 8, 2021, between 1847 Asien Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed on October 13, 2021)

10.22

Letter Agreement, dated October 20, 2022, between Asien Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 26, 2022)

10.23

Letter Agreement, dated April 6, 2023, between Asien Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K filed on April 11, 2023)

10.24

Securities Purchase Agreement, dated February 22, 2023, between 1847 Holdings LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 28, 2023)

10.25	Promissory Note issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 22, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 28, 2023)
10.26

Securities Purchase Agreement, dated February 9, 2023, between 1847 Holdings LLC and Leonite Fund I, LP (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on February 13, 2023)

10.27	Promissory Note issued by 1847 Holdings LLC to Leonite Fund I, LP on February 9, 2023 (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on February 13, 2023)

Exhibit No.	Description
10.28

Securities Purchase Agreement, dated February 9, 2023, between 1847 Holdings LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on February 13, 2023)

10.29	Promissory Note issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 9, 2023 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on February 13, 2023)
10.30

Securities Purchase Agreement, dated February 3, 2023, between 1847 Holdings LLC and Leonite Fund I, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 9, 2023)

10.31	Promissory Note issued by 1847 Holdings LLC to Leonite Fund I, LP on February 3, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on February 9, 2023)
10.32

Securities Purchase Agreement, dated February 3, 2023, between 1847 Holdings LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 9, 2023)

10.33	Promissory Note issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 3, 2023 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 9, 2023)
10.34

Securities Purchase Agreement, dated July 8, 2022, between 1847 Holdings LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 12, 2022)

10.35	Promissory Note issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on July 8, 2022 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 12, 2022)
10.36

Second Amended and Restated Secured Promissory Note issued by 1847 Holdings LLC to 1847 Cabinet Inc. on October 8, 2021 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on October 13, 2021)

10.37

Loan and Security Agreement, dated February 9, 2023, among Industrial Funding Group, Inc., 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on February 13, 2023)

10.38

Secured Promissory Note issued by 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc. to Industrial Funding Group, Inc. on February 9, 2023 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on February 13, 2023)

10.39

Domain Name, URL and IP Address Agreement, dated February 9, 2023, by 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc. in favor of Industrial Funding Group, Inc. (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on February 13, 2023)

10.40

Trademark Security Agreement, dated February 9, 2023, by 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc. in favor of Industrial Funding Group, Inc. (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on February 13, 2023)

10.41

Indemnity and Release Letter, dated February 11, 2023, among GemCap Solutions, LLC, Industrial Funding Group, Inc., 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc. (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on February 13, 2023)

10.42

Note Purchase Agreement, dated October 8, 2021, among 1847 Holdings LLC, 1847 Asien Inc., 1847 Wolo Inc., 1847 Cabinet Inc., Asien’s Appliance, Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., Kyle’s Custom Wood Shop, Inc., High Mountain Door & Trim Inc., Sierra Homes, LLC, SILAC Insurance Company and Leonite Capital, LLC (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on October 13, 2021)

10.43

Secured Convertible Promissory Note issued by 1847 Holdings LLC to SILAC Insurance Company on October 8, 2021 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on October 13, 2021)

10.44

Secured Convertible Promissory Note issued by 1847 Holdings LLC to SILAC Insurance Company on October 8, 2021 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on October 13, 2021)

10.45

Secured Convertible Promissory Note issued by 1847 Holdings LLC to Leonite Capital LLC on October 8, 2021 (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on October 13, 2021)

Exhibit No.	Description
10.46

Guaranty Agreement, dated October 8, 2021, among 1847 Asien Inc., 1847 Wolo Inc., 1847 Cabinet Inc., Asien’s Appliance, Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., Kyle’s Custom Wood Shop, Inc., High Mountain Door & Trim Inc., Sierra Homes, LLC and Leonite Capital LLC (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on October 13, 2021)

10.47

Security Agreement, dated October 8, 2021, among 1847 Holdings LLC, 1847 Asien Inc., 1847 Wolo Inc., 1847 Cabinet Inc., Asien’s Appliance, Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., Kyle’s Custom Wood Shop, Inc., High Mountain Door & Trim Inc., Sierra Homes, LLC and Leonite Capital, LLC (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on October 13, 2021)

10.48

Intellectual Property Security Agreement, dated October 8, 2021, among Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc. and Leonite Capital, LLC (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed on October 13, 2021)

10.49

Residential Lease Agreement, dated August 5, 2020, between Redwood Gospel Missions and Asien’s Appliance, Inc. (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.50

Industrial Lease, dated September 1, 2020, between Kyle’s Custom Wood Shop, Inc. and Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.47 to the Annual Report on Form 10-K filed on April 15, 2021)

10.51

Standard Lease Agreement, dated June 9, 2021, between Emerald Town, LLC and Kyle’s Custom Wood Shop, Inc. (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.52

Lease, dated December 1, 2017, between Sage Partnership and High Mountain Door & Trim Inc. (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.53

Lease, dated October 29, 2021, between WL-MCK SRI Owner LLC and High Mountain Door & Trim Inc. (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.54

Lease, dated January 20, 2020, between Simon Levi Company, Ltd. and Sierra Homes, LLC (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.55

Lease, dated December 7, 2020, between SW Commerce Reno, LLC and Sierra Homes, LLC (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.56

Agreement of Lease, dated October 4, 1978, between PKI Reality LLC and Wolo Mfg. Corp., as amended (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.57†

Employment Offer Letter, dated September 7, 2021, between Vernice L. Howard and 1847 Holdings LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 10, 2021)

10.58†

Letter Agreement Regarding the Assignment, Assumption and Amendment of Employment Agreement, dated March 23, 2022, among 1847 Holdings LLC, 1847 HQ Inc. and Vernice L. Howard (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed on March 31, 2022)

10.59

Form of Independent Director Agreement between 1847 Holdings LLC and each independent director (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.60

Form of Indemnification Agreement between 1847 Holdings LLC and each independent director (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.61†	1847 Holdings LLC 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.61 to the Registration Statement on Form S-1 filed on May 18, 2023)
10.62†	Form of Share Option Agreement incorporated by reference to Exhibit 10.62 to the Registration Statement on Form S-1 filed on May 18, 2023)

Exhibit No.	Description
10.63†	Form of Restricted Share Award Agreement incorporated by reference to Exhibit 10.63 to the Registration Statement on Form S-1 filed on May 18, 2023)
10.64†	Form of Restricted Share Unit Award Agreement incorporated by reference to Exhibit 10.64 to the Registration Statement on Form S-1 filed on May 18, 2023)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on April 11, 2023)
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of Frank, Rimerman + Co. LLP
23.3	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
101.INS	XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Exhibit Filing Fees

____________

†        Executive compensation plan or arrangement

(b)    Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 2, 2023.

1847 HOLDINGS LLC
By:	/s/ Ellery W. Roberts
Ellery W. Roberts Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Ellery W. Roberts	Chairman and Chief Executive Officer (principal executive officer)	June 2, 2023
Ellery W. Roberts
*	Chief Financial Officer (principal financial and accounting officer)	June 2, 2023
Vernice L. Howard
*	Director	June 2, 2023
Robert D. Barry
*	Director	June 2, 2023
Clark R. Crosnoe
*	Director	June 2, 2023
Paul A. Froning
*	Director	June 2, 2023
Tracy S. Harris
*	Director	June 2, 2023
Lawrence X. Taylor
*By:	/s/ Ellery W. Roberts
Ellery W. Roberts
Attorney-In-Fact